                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

================================================================================


                               CREDIT AGREEMENT

                                $70,000,000.00

                                     among

                              ACME ALABAMA, INC.
                                ACME DIXIE INC.
                                ACME DUVAL INC.
                               ACME RENTS, INC.
                            THE AIR & PUMP COMPANY
                                      AND
                         WALKER JONES EQUIPMENT, INC.,
                                 as Borrowers,

                            ACME ACQUISITION CORP.
                                      AND
                              ACME HOLDINGS INC.,
                             as Parent Guarantors,

                      EACH OF THE FINANCIAL INSTITUTIONS
                         INITIALLY A SIGNATORY HERETO,
                         TOGETHER WITH THOSE ASSIGNEES
                           PURSUANT TO SECTION 12.8,
                                       ------------
                                  as Lenders,

                            BANKERS TRUST COMPANY,
                                as Issuing Bank

                                      and

                          BT COMMERCIAL CORPORATION,
                                   as Agent.



                        DATED AS OF SEPTEMBER 12, 1995


===============================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                   ARTICLE 1
                                  DEFINITIONS

          1.1    General Definitions.....................................    3
          1.2    Accounting Terms and Determinations.....................   27
          1.3    Computation of Time Periods.............................   28
          1.4    Other Terms; Headings...................................   28

                                   ARTICLE 2
                                     LOANS

          2.1    Commitments.............................................   28
          2.2    Borrowing of Loans......................................   29
          2.3    Disbursement of Loans...................................   31
          2.4    Notices of Borrowing....................................   31
          2.5    Authorized Officers and Agents..........................   31
          2.6    Periodic Settlement of Agent Advances and Repayments....   32
          2.7    Sharing of Payments.....................................   33
          2.8    Defaulting Lenders......................................   33

                                   ARTICLE 3
                               LETTERS OF CREDIT

          3.1    Issuance of Letters of Credit...........................   34
          3.2    Terms of Letters of Credit..............................   35
          3.3    Notice of Issuance......................................   35
          3.4    Lenders' Participation..................................   36
          3.5    Payment of Amounts Drawn Under Letters of Credit........   36
          3.6    Payment by Lenders......................................   36
          3.7    Nature of Issuing Bank's Duties.........................   36
          3.8    Obligations Absolute....................................   37
          3.9    Agent's Execution of Applications and Other
                 Issuing Bank Documentation; Reliance on
                 Credit Agreement by Issuing Bank........................   37
          3.10   Additional Payments.....................................   37

                                   ARTICLE 4
                      COMPENSATION, REPAYMENT, REDUCTION
                         AND EXTENSION OF COMMITMENTS

          4.1    Interest on Prime Rate Loans............................   38
          4.2    Interest on Eurodollar Rate Loans.......................   38
          4.3    Interest on Other Obligations...........................   39
          4.4    Unused Line Fee.........................................   39


          4.5    Letter of Credit Fees...................................   39
          4.6    Interest After Event of Default.........................   40
          4.7    Expenses................................................   40
          4.8    Mandatory Payment; Reduction of Commitments.............   40
          4.9    Extension of Expiration Date............................   41
          4.10   Maintenance of Loan Account.............................   44
          4.11   Payment Procedures......................................   44
          4.12   Collection of Accounts..................................   47
          4.13   Calculations............................................   48
          4.14   Special Provisions Relating to Eurodollar Rate Loans....   48
          4.15   Indemnification in Certain Events.......................   51
          4.16   Taxes...................................................   53
          4.17   Obligation of Lenders and Issuing Banks to
                 Mitigate: Replacement of Lenders........................   56

                                   ARTICLE 5
                             CONDITIONS PRECEDENT

          5.1    Conditions to Initial Loans and Letters of Credit.......   58
          5.2    Conditions Precedent to All Loans and Letters of Credit.   62

                                   ARTICLE 6
                        REPRESENTATIONS AND WARRANTIES

          6.1    Organization and Qualification..........................   63
          6.2    Authority...............................................   64
          6.3    Enforceability..........................................   64
          6.4    No Conflict.............................................   64
          6.5    Consents and Filings....................................   64
          6.6    Government Regulation...................................   64
          6.7    Solvency................................................   64
          6.8    Rights in Collateral....................................   65
          6.9    Financial Data..........................................   65
          6.10   Subsidiaries; Ownership of Stock........................   66
          6.11   No Judgments or Litigation..............................   66
          6.12   No Defaults.............................................   67
          6.13   Labor Matters...........................................   67
          6.14   Compliance with Law.....................................   67
          6.15   ERISA...................................................   67
          6.16   Compliance with Environmental Laws......................   67
          6.17   Intellectual Property; Real Property....................   68
          6.18   Licenses and Permits....................................   68
          6.19   Taxes and Tax Returns...................................   68
          6.20   Material Contracts......................................   69
          6.21   Refinanced Indebtedness.................................   69
          6.22   The Restructuring.......................................   69
          6.23   Securities Activities...................................   71
          6.24   Accuracy and Completeness of Information................   71


          6.25   No Change...............................................   71
          6.26   Fairness................................................   71


                                   ARTICLE 7
                             AFFIRMATIVE COVENANTS

          7.1    Financial Reporting.....................................   71
          7.2    Collateral and Other Reporting..........................   72
          7.3    Notification Requirements...............................   73
          7.4    Corporate Existence.....................................   75
          7.5    Books and Records; Inspections..........................   75
          7.6    Insurance...............................................   75
          7.7    Taxes...................................................   76
          7.8    Compliance With Laws....................................   77
          7.9    Use of Proceeds.........................................   77
          7.10   Fiscal Year.............................................   77
          7.11   Maintenance of Property.................................   77
          7.12   ERISA Documents.........................................   78
          7.13   Compliance With Environmental Laws......................   78
          7.14   Compliance with Operating Leases........................   79
          7.15   Compliance with Material Contracts......................   79
          7.16   Maintenance of Separate Existence.......................   79
          7.17   Real Property; Landlord Waivers.........................   80
          7.18   Louisiana Matters.......................................   80
          7.19   Further Assurances......................................   80

                                   ARTICLE 8
                              NEGATIVE COVENANTS


          8.1    Minimum Rental Equipment Utilization....................   81
          8.2    Minimum Interest Coverage Ratio.........................   81
          8.3    Maximum Total Indebtedness Ratio........................   82
          8.4    Minimum EBITDA..........................................   83
          8.5    Capital Expenditures....................................   84
          8.6    Additional Indebtedness.................................   85
          8.7    Liens...................................................   86
          8.8    Contingent Obligations..................................   88
          8.9    Sale of Assets..........................................   88
          8.10   Restricted Payments.....................................   89
          8.11   Fundamental Changes.....................................   91
          8.12   Accounting Changes......................................   91
          8.13   Termination of Material Contracts and
                 Governing Documents.....................................   91
          8.14   Restriction on Operating Leases.........................   92
          8.15   Sale and Leaseback Transactions.........................   92
          8.16   Affiliate Transactions..................................   92
          8.17   Additional Bank Accounts................................   93
          8.18   Excess Cash.............................................   93
          8.19   Additional Negative Pledges.............................   93
          8.20   Additional Subsidiaries.................................   93


                                   ARTICLE 9
                         EVENTS OF DEFAULT AND REMEDIES

          9.1    Events of Default.......................................   95
          9.2    Acceleration and Cash Collateralization.................   97
          9.3    Rescission of Acceleration..............................   98
          9.4    Remedies................................................   98
          9.5    Right of Setoff.........................................   99
          9.6    License for Use of Software and Other
                 Intellectual Property...................................   99
          9.7    No Marshalling; Deficiencies; Remedies Cumulative.......  100

                                  ARTICLE 10
                         GUARANTY OF PARENT GUARANTORS

         10.1    Guaranty................................................  100
         10.2    Guaranty Absolute.......................................  102
         10.3    Enforcement; Application of Payments....................  103
         10.4    Waivers.................................................  104
         10.5    Financial Information...................................  105
         10.6    Reinstatement...........................................  106
         10.7    Subrogation, Contribution, Etc..........................  106
         10.8    Subordination...........................................  107
         10.9    Waivers.................................................  108
         10.10   Termination.............................................  109
         10.11   Advice of Counsel.......................................  109
         10.12   Collateral..............................................  109

                                  ARTICLE 11
                                   THE AGENT

         11.1    Appointment of Agent....................................  110
         11.2    Nature of Duties of Agent...............................  110
         11.3    Lack of Reliance on Agent...............................  110
         11.4    Certain Rights of the Agent.............................  110
         11.5    Reliance by Agent.......................................  110
         11.6    Indemnification of Agent................................  111
         11.7    The Agent in its Individual Capacity....................  111
         11.8    Successor Agent.........................................  111
         11.9    Collateral Matters; Releases from Credit Documents......  112
         11.10   Actions with Respect to Defaults........................  113


                                  ARTICLE 12
                                 MISCELLANEOUS

         12.1    GOVERNING LAW...........................................  113
         12.2    SUBMISSION TO JURISDICTION..............................  113
         12.3    SERVICE OF PROCESS......................................  114
         12.4    JURY TRIAL..............................................  114
         12.5    LIMITATION OF LIABILITY.................................  114
         12.6    Delays..................................................  114
         12.7    Notices.................................................  114
         12.8    Assignments and Participations..........................  115
         12.9    Confidentiality.........................................  117
         12.10   Indemnification.........................................  117
         12.11   Amendments and Waivers..................................  118
         12.12   Counterparts and Effectiveness..........................  119
         12.13   Severability............................................  119
         12.14   Maximum Rate............................................  119
         12.15   Intercreditor Agreement.................................  120
         12.16   Entire Agreement; Successors and Assigns................  120
         12.17   Schedules and Exhibits..................................  121


                                     ANNEX

     Annex I        -    List of Lenders and Commitment Amounts


                                    EXHIBITS

     Exhibit A      -    Form of Collateral Access Agreement
     Exhibit B      -    Form of Extension Request
     Exhibit C      -    Form of Guaranty and Contribution Agreement
     Exhibit D      -    Form of Note
     Exhibit E      -    Form of Notice of Borrowing
     Exhibit F      -    Form of Notice of Continuation
     Exhibit G      -    Form of Notice of Conversion
     Exhibit H      -    Plan of Reorganization
     Exhibit I      -    Pro Forma
     Exhibit J      -    Projections
     Exhibit K      -    Form of Security Agreement
     Exhibit L      -    Form of Trademark Security Agreement
     Exhibit M      -    Form of Letter of Credit Request
     Exhibit N-1    -    Form of Lockbox Agreement
     Exhibit N-2    -    Form of Restricted Account Agreement
     Exhibit O      -    Form of Compliance Certificate
     Exhibit P      -    Form of Borrowing Base Certificate
     Exhibit Q      -    Form of Intercompany Subordinated Note
     Exhibit R      -    Form of Assignment and Assumption Agreement

                                   SCHEDULES

     Schedule A     -    Closing Document List
     Schedule B     -    Real Property Locations
     Schedule C     -    Insurance Policies and Programs
     Schedule D     -    Disclosure Schedule

                               CREDIT AGREEMENT
                               ----------------


      THIS CREDIT AGREEMENT is entered into as of September 12, 1995 (as amended, restated, supplemented or otherwise modified from time to time, this "Credit Agreement"), among ACME ALABAMA, INC., an Alabama corporation ("Acme
- -----------------                                                       ----
Alabama"), ACME DIXIE INC., a Delaware corporation ("Acme Dixie"), ACME DUVAL
- -------                                              ----------
INC., a Delaware corporation ("Acme Duval"), ACME RENTS, INC., a California
                               ----------
corporation ("Acme Rents"), THE AIR & PUMP COMPANY, a Texas corporation ("Air &
              ----------                                                  -----
Pump") and WALKER JONES EQUIPMENT, INC., a Mississippi corporation ("Walker
- ----                                                                 ------
Jones"; Acme Alabama, Acme Dixie, Acme Duval, Acme Rents, Air & Pump, Walker
- -----
Jones and any Subsidiary of any Credit Party (capitalized terms used herein without definition shall have the meanings set forth in Section 1.1) which is
                                                        -----------
formed or acquired in accordance with Section 8.20 are referred to herein
                                      ------------
individually from time to time as a "Borrower" and collectively as the
                                     --------
"Borrowers"), ACME ACQUISITION CORP., a Delaware corporation ("Acme
- ----------                                                     ----
Acquisition") and ACME HOLDINGS INC., a Delaware corporation ("Acme Holdings";
                                                               -------------
Acme Acquisition and Acme Holdings are referred to herein individually from time to time as a "Parent Guarantor" and collectively as the "Parent Guarantors"),
              ----------------                           -----------------
each financial institution identified on Annex I (together with its successors
                                         -------
and permitted assigns pursuant to Section 12.8, a "Lender"), BANKERS TRUST
                                  ------------     ------
COMPANY, as Issuing Bank and BT COMMERCIAL CORPORATION ("BTCC") acting as agent
                                                         ----
for the Lenders and the Issuing Bank (in such capacity, together with any successor agent appointed pursuant to Section 11.8, the "Agent").
                                      ------------       -----

                              W I T N E S S E T H
                              - - - - - - - - - -

      WHEREAS, Acme Acquisition Holdings Corp., a Delaware corporation ("AAHC"),
                                                                         ----
owns all of the issued and outstanding capital stock of Acme Acquisition;

      WHEREAS, Acme Acquisition owns all of the issued and outstanding capital stock of each of Acme Alabama, Air & Pump and Walker Jones;

      WHEREAS, without giving effect to the Merger (as defined below), Acme Acquisition owns approximately 34% of the issued and outstanding capital stock of Acme Holdings (36% of the issued and outstanding common stock and 23% of the issued and outstanding preferred stock);

      WHEREAS, Acme Holdings owns all of the issued and outstanding capital stock of each of Acme Rents, Acme Dixie and Acme Duval;

      WHEREAS, AAHC, Acme Acquisition and Acme Holdings and their respective Subsidiaries have commenced a financial restructuring (the "Restructuring"),
                                                            -------------
pursuant to which, among other things, (i) Acme Holdings and its wholly-owned Subsidiaries have filed a case in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code for the purpose of confirming the Plan of Reorganization; (ii) in connection with the consummation of the Plan of Reorganization, (A) all of the Old Equity Interests in Acme Holdings will be terminated, cancelled or extinguished, (B) Acme Holdings will enter into the Insurance Settlement, (C) the Citicorp Entities will surrender all of the Old Notes held by such Persons, (D) all of the other Old Notes will be exchanged for the Cash Distribution and (E) pursuant to the Merger Agreement, Acme Holdings will merge with and into Acme Merger Corp., a Delaware corporation and wholly-owned Subsidiary of AAHC ("Acme
                                                                    ----
Newco"), with Acme Holdings being the surviving corporation, whereupon
- -----
Acme Holdings will become a wholly-owned Subsidiary of AAHC (the "Merger");
                                                                  ------
(iii) all of the outstanding Indebtedness under the respective credit facilities of Acme Acquisition and Acme Holdings (including, without limitation, the debtor-in-possession credit facility extended to Acme Holdings by Citicorp), and certain of the Indebtedness and obligations under the Credit Parties' vendor equipment financing agreements, will be repaid in full and the liens securing the facilities released; and (iv) AAHC will effect certain amendments to its Governing Documents with respect to the redemption rights of the holders of its preferred stock pursuant to the AAHC Preferred Stock Amendment;

      WHEREAS, in order to finance the Restructuring, (i) Acme Holdings will receive proceeds of not less than $2,000,000 in the Insurance Settlement,
(ii) AAHC will enter into the Citicorp Purchase Agreement and the other Citicorp Documents, pursuant to which, among other things, Citicorp will purchase notes of AAHC in an original principal amount of $10,000,000 on the terms and conditions set forth therein and (iii) the Borrowers and the Parent Guarantors will enter into this Credit Agreement with the Agent, the Issuing Bank and the Lenders, pursuant to which the Agent, the Issuing Bank and the Lenders, as applicable, will make Loans, Letters of Credit and other financial accommodations available to the Borrowers on the terms and conditions set forth herein;

      WHEREAS, the Agent and the Lenders are willing to make Loans and other financial accommodations available to the Borrowers, the Issuing Bank is willing to issue Letters of Credit for the account of the Borrowers and the Agent is willing to act as agent in connection therewith, in each case on the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual conditions and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------


      1.1   General Definitions.  The meanings set forth below are applicable to
            -------------------
both the singular and plural forms of the terms defined:

      AAHC is defined in the recitals to this Credit Agreement.
      ----

      AAHC Preferred Stock means (i) AAHC's 6% Cumulative Preferred Stock, par
      --------------------
value $0.01 per share and (ii) any other series of preferred stock of AAHC issued pursuant to an amendment to AAHC's Governing Documents permitted by
Section 8.13, in each case with respect to which there are no obligations of
- ------------
AAHC or any Credit Party of the type described in the first sentence of the definition of Mandatory Redeemable Obligation other than the mandatory redemption obligations of AAHC contained in, and subject to the conditions set forth in, AAHC's Certificate of Incorporation as in effect on the Closing Date (after giving effect to the AAHC Preferred Stock Amendment).

      AAHC Preferred Stock Amendment means the Certificate of Amendment of
      ------------------------------
Certificate of Incorporation of AAHC filed with the Secretary of State of the State of Delaware on or before the Closing Date, pursuant to which the requirement that AAHC redeem all outstanding AAHC Preferred Stock on July 17, 2002 is deleted.

      Accounts is defined in the Security Agreement.
      --------

      Acme Alabama is defined in the preamble to this Credit Agreement.
      ------------

      Acme Acquisition is defined in the preamble to this Credit Agreement.
      ----------------

      Acme Acquisition Borrowers is defined in Section 10.1(b).
      --------------------------               ---------------

      Acme Dixie is defined in the preamble to this Credit Agreement.
      ----------

      Acme Duval is defined in the preamble to this Credit Agreement.
      ----------

      Acme Holdings is defined in the preamble to this Credit Agreement.
      -------------

      Acme Holdings Borrowers is defined in Section 10.1(a).
      -----------------------               ---------------

      Acme Newco is defined in the recitals to this Credit Agreement.
      ----------

      Acme Rents is defined in the preamble to this Credit Agreement.
      ----------

      Acquisition means (i) the acquisition by any Credit Party or any
      -----------
Subsidiary of a Credit Party of eighty percent (80%) or more of the issued and outstanding capital stock, or all or substantially all of the Rental Equipment assets, of any Person and its Subsidiaries which are in the equipment rental business and (ii) the merger of any Borrower with any Person which is in the equipment rental business.

      Adjusted Eurodollar Rate means, with respect to each Interest Period for
      ------------------------
any Eurodollar Rate Loan, the rate obtained by dividing (i) the Eurodollar Rate for such Interest Period by (ii) a percentage (stated as a decimal) equal to 100% minus the stated maximum rate of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

      Affiliate of a Person means another Person who directly or indirectly
      ---------
controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

      Agent is defined in the preamble to this Credit Agreement.
      -----

      Agent Advance Period is defined in Section 2.2(b).
      --------------------               --------------

      Agent Advances is defined in Section 2.2(a).
      --------------               --------------

      Air & Pump is defined in the preamble to this Credit Agreement.
      ----------

      Applicable Lending Office means, with respect to each Lender, such
      -------------------------
Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Loan, and such Lender's Domestic Lending Office in the case of a Prime Rate Loan.

      Assignment and Assumption Agreement is defined in Section 12.8.
      -----------------------------------               ------------

      Auditors means a nationally recognized firm of independent public
      --------
accountants selected by the Credit Parties and reasonably satisfactory to the Agent. For purposes of this Credit Agreement, the firm of Ernst & Young LLP shall be deemed to be satisfactory to the Agent.

      Bankruptcy Code means Title 11 of the U.S. Code (11 U.S.C. (S)(S) 101 et
      ---------------                                                       --
seq.), as amended from time to time, and any successor statute.
- ---

      Bankruptcy Court means the United States Bankruptcy Court for the District
      ----------------
of Delaware.

      Benefit Plan means a "defined benefit plan" (as defined in Section 3(35)
      ------------
of ERISA) for which any of the Credit Parties or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

      Borrower is defined in the preamble to this Credit Agreement.
      --------

      Borrowing means, except as provided in Section 4.14(c)(iii), a borrowing
      ---------                              --------------------
consisting of Loans of the same Type made, continued or converted on the same day.

      Borrowing Base of a Borrower means the sum of:
      --------------

         (i) eighty-five percent (85%) of the value of Eligible Accounts of the Borrower, plus
                ----

         (ii) seventy-five percent (75%) of the value of Eligible Rental Equipment of the Borrower, minus
                                 -----

         (iii) the aggregate amount of reserves, if any, established by the Agent under Section 2.1(b) applicable to the Borrower.
                  --------------

      Borrowing Base Certificate is defined in Section 7.2(a).
      --------------------------               --------------

      BTCC is defined in the preamble to this Credit Agreement.
      ----

      Business Day means any day that is not a Saturday, Sunday or a day on
      ------------
which commercial banks in New York, New York are required or permitted by law to be closed. When used in connection with Eurodollar Rate Loans, this definition will also exclude any day on which commercial banks are not open for dealing in U.S. dollar deposits in the London (England, U.K.) interbank market.

      Capital Expenditures for a period means, the sum of all expenditures
      --------------------
capitalized for Financial Statement purposes in accordance with GAAP (whether payable in cash or other property or accrued as a liability), including the capitalized portion of Capital Leases and that portion of Investments allocable to property, plant or equipment. Capital Expenditures shall exclude proceeds of a Casualty Loss applied to the repair or replacement of the property affected by the Casualty Loss.

      Capital Lease means any lease of any property (whether real, personal or
      -------------
mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

      Cash Distribution means the cash paid to the holders of the Old Notes
      -----------------
pursuant to the Plan of Reorganization, the aggregate amount of which shall not exceed $35,350,000 (without giving effect to the Release Payment).

      Cash Equivalents means any of the following, so long as the Agent, for the
      ----------------
benefit of the Holders, has a perfected Lien therein and the same are maintained in accounts in which the Agent, for the benefit of the Holders, has a perfected
Lien: (i) securities issued, guarantied or insured by the United States or any of its agencies and having maturities of not more than one year; (ii) certificates of deposit having maturities of not more than one year issued by the Agent, Bankers Trust Company, any Lender or by a U.S. federal, state or District of Columbia chartered commercial bank of recognized standing whose capital and unimpaired surplus is in excess of $200,000,000 and whose short-term commercial paper rating, or that of its parent holding company, is at least A-1 or the equivalent by Standard & Poor's Corporation and at least P-1 or the equivalent by Moody's Investors Services, Inc.; (iii) readily marketable commercial paper of any Lender or any corporation doing business in and incorporated under the laws of the United States, any state thereof or the District of Columbia (other than commercial paper issued by any Credit Party or any Affiliate thereof), maturing no more than one year after the date of issuance thereof and, at the time of acquisition, having a rating of at least A-1 or the equivalent by Standard & Poor's Corporation and at least P-1 or the equivalent by Moody's Investors Services, Inc.; and (iv) Investments in money-market mutual funds (A) under management of an investment manager having under its management total assets of $250,000,000 or more, (B) substantially all of the assets of which are continuously invested in Investments of the type described in clauses (i) through (iii) above and (C) which have the highest
             -----------         -----
rating obtainable from Standard & Poor's Corporation and Moody's Investors Services, Inc.

      Casualty Loss means (i) the loss, damage, or destruction of any asset
      -------------
owned or used by any of the Credit Parties, (ii) the condemnation, confiscation, or other taking, in whole or in part, of any such asset, or (iii) the diminishment of such asset so as to render use for its intended purpose impracticable or unreasonable.

      Change in Control means the occurrence of one or more of the following
      -----------------
events:

      (i) Brentwood Acme Partners, L.P. shall cease to be managed by one or more members of Brentwood Associates;

      (ii) Brentwood Acme Partners, L.P. shall cease to be the legal and beneficial owner of at least 51% of the Voting Power, provided that no Change
                                                         --------
   in Control shall occur under this clause (ii) if Brentwood Acme Partners,
                                     -----------
   L.P. shall continue to be the legal and beneficial owner of at least 40% of the Voting Power and no Person or group (within the meaning of Rule 13d-5, as in effect on the Closing Date, under the Securities Exchange Act of 1934, as amended) shall be the beneficial owner of more than 30% of the Voting Power;

      (iii) AAHC shall cease to be the legal and beneficial owner, directly or indirectly, of all of the issued and outstanding capital stock of any Credit Party, except to the extent that the capital stock of a Borrower may be sold in a transaction permitted under this Credit Agreement; or

      (iv) a "Change in Control" (or analogous term) as defined in the Citicorp Purchase Agreement.

      Citicorp means Citicorp USA, Inc., a Delaware corporation.
      --------

      Citicorp Documents means (i) the Citicorp Purchase Agreement and the Notes
      ------------------
and the Share Pledge Agreement (in each case, as defined in the Citicorp Purchase Agreement), each as in effect on the Closing Date, together with such changes as are permitted in accordance with Section 8.13, and (ii) any other
                                            ------------
agreement, document or instrument governing the terms of Indebtedness arising under the Citicorp Purchase Agreement.

      Citicorp Entities is defined in the Plan of Reorganization.
      -----------------

      Citicorp Purchase Agreement means (i) that certain Note and Warrant
      ---------------------------
Purchase Agreement dated as of September 12, 1995 by and between AAHC, as issuer, and Citicorp, as purchaser and (ii) any agreement, document or instrument pursuant to which all or any part of the Indebtedness then outstanding under such Note and Warrant Purchase Agreement is replaced, renewed, refinanced or extended, provided that (A) such agreement, document or instrument
                        --------
shall be consented to by the Majority Lenders (which consent shall not be unreasonably withheld), and (B) the aggregate principal amount of Indebtedness under any such agreement, document or instrument shall not exceed the then outstanding amount of the Indebtedness replaced, renewed, refinanced or extended thereby.

      Closing Date means the date, on or before September 15, 1995, on which all
      ------------
aspects of the Restructuring are consummated and the initial Loans are advanced.

      Closing Document List is defined in Section 5.1(a).
      ---------------------               --------------

      Code is defined in Section 1.4.
      ----               -----------

      Collateral means the Accounts, the Inventory, the Equipment and other
      ----------
property identified as security for the Obligations under the Collateral Documents.

      Collateral Access Agreement means any landlord waiver substantially in the
      ---------------------------
form of Exhibit A (with such modifications as the Agent may approve in its
        ---------
Permitted Discretion), and any mortgagee waiver, bailee letter or any similar acknowledgement agreement of any warehouseman or processor in possession of Inventory or Equipment in each case in form and substance satisfactory to the Agent in its Permitted Discretion.

      Collateral Documents means the Security Agreement, the Trademark Security
      --------------------
Agreement, the Lockbox Agreements, the Restricted Account Agreements and all other contracts, instruments and other documents pursuant to which Liens are now or hereafter granted to the Agent, for the benefit of the Holders, to secure the Obligations or which are filed with any Governmental Authority or delivered to any Person in order to perfect such Liens.

      Collection Account is defined in Section 4.12.
      ------------------               ------------

      Collections means all cash, funds, checks, notes, instruments and any
      -----------
other form of remittance tendered by account debtors in payment of Accounts.

      Commission means the Securities and Exchange Commission and any Person
      ----------
succeeding to the functions thereof.

      Commitment of a Lender means its commitment to make Loans, to participate
      ----------
in Letters of Credit and to make settlements of Agent Advances pursuant to the terms and conditions of this Credit Agreement, up to the principal amount set forth opposite its name on Annex I or on the Assignment and Assumption Agreement
                           -------
by which it became a Lender, as such amount may be reduced from time to time, and Commitments means the aggregate principal amount of the Commitments of all
    -----------
of the Lenders, the maximum amount of which shall be $70,000,000.

      Commitment Letter means the commitment letter addressed to Acme
      -----------------
Acquisition from BTCC dated May 12, 1995.

      Compliance Certificate is defined in Section 7.1(a).
      ----------------------               --------------

      Concentration Account is defined in Section 4.12.
      ---------------------               ------------

      Contingent Obligation means any direct, indirect, contingent or non-
      ---------------------
contingent guaranty or other obligation or liability for the Indebtedness, obligation or liability of another, except endorsements in the ordinary course of business, if the primary purpose or intent thereof by the Person incurring the obligation is to provide assurance to the obligee of such

Indebtedness, obligation or liability of another that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof.

      Contractual Obligation, as applied to any Person, means any provision of
      ----------------------
any securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, lease, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

      Credit Agreement is defined in the preamble to this Credit Agreement.
      ----------------

      Credit Documents means, collectively, this Credit Agreement, the Notes,
      ----------------
the Letters of Credit, the Guaranty and Contribution Agreements, each of the Collateral Documents and all other documents, agreements, instruments, opinions and certificates (other than the Restructuring Documents) now or hereafter executed and delivered in connection herewith or therewith, as modified, amended, extended, restated or supplemented from time to time.

      Credit Parties means, collectively, the Parent Guarantors, the Borrowers
      --------------
and any other parties to the Credit Documents (except the Lenders, the Issuing Bank, the Agent, the Citicorp Entities and issuers of opinions).

      Default means an event, condition or default which with the giving of
      -------
notice, the passage of time or both would be an Event of Default, provided, that
                                                                  --------
any non-compliance with the first sentence of Section 8.1 shall be a Default
                                              -----------
until the Rental Equipment Utilization Cure Date applicable to such non-compliance.

      Defaulting Lender is defined in Section 2.8.
      -----------------               -----------

      Disbursement Account means the operating account maintained with the
      --------------------
Disbursement Account Bank.

      Disbursement Account Bank means Bankers Trust (Delaware), provided that
      -------------------------                                 --------
from the Closing Date until a date not later than 45 days following the Closing Date, Citibank (Delaware), N.A. may serve as the Disbursement Account Bank.

      Disclosure Statement means the Solicitation and Disclosure Statement of
      --------------------
Acme Holdings dated June 9, 1995, pursuant to which, among other things, acceptances of the Plan of Reorganization have been solicited.

      Dollars and $ mean the lawful money of the United States.
      -------     -

      Domestic Lending Office means, with respect to any Lender, the office of
      -----------------------
such Lender specified as its "Domestic Lending Office" under its name on Annex I
                                                                         -------
hereto, as such annex may be amended from time to time.

      EBITA for a period means the consolidated net income or loss (excluding
      -----
extraordinary gains and non-cash extraordinary losses) of AAHC and the Credit Parties for the period (i) plus all Interest Expense, income tax expense and
                           ----
amortization (including amortization of any goodwill or other intangibles) for the period and (ii) plus or minus any other non-cash charges (other than gains
                    -------------
or losses on sales of Equipment in the ordinary course of business) which have been subtracted or added in calculating consolidated net income for the period.

      EBITDA for a period means the consolidated net income or loss (excluding
      ------
extraordinary gains and non-cash extraordinary losses) of (a) for any period prior to the Closing Date, AAHC and its Subsidiaries and Acme Holdings and its Subsidiaries and (b) for any period after the Closing Date, AAHC and its Subsidiaries, for the period (i) plus all Interest Expense, income tax expense,
                                 ----
depreciation and amortization (including amortization of any goodwill or other intangibles) for the period and (ii) plus or minus any other non-cash charges
                                     -------------
(other than gains or losses on sales of Equipment in the ordinary course of business) which have been subtracted or added in calculating consolidated net income for the period.

      Eligible Accounts of a Borrower means Accounts of that Borrower deemed by
      -----------------
the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base for that Borrower, including, without limitation, Accounts arising from Rental Equipment revenues which have been earned but not billed. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. Whenever proceeds of a Loan are to be used by a Borrower, immediately and directly, to purchase Accounts (including, without limitation, in any Acquisition permitted hereunder) then, subject to such arrangements as the Agent may reasonably request to insure that the proceeds are so used and, in the case of such Acquisition, the satisfaction of the conditions set forth in Section 8.20, such
                                                             ------------
Accounts shall, subject to the satisfaction of all other conditions of eligibility, be added to Eligible Accounts for purposes of determining the Borrowing Base of such Borrower. Unless otherwise approved in writing by the Agent, an Account shall not be an Eligible Account if:

         (i) it arises out of a sale or lease made by the Borrower to an Affiliate; or

         (ii)   its payment terms are longer than 30 days from date of invoice;
   or

         (iii)  it is unpaid more than 90 days after the date of invoice; or

         (iv) it is from the same account debtor or its Affiliate and fifty percent (50%) or more of all Accounts from that account debtor (and its Affiliates) are ineligible under clause (iii) above; or
                                    ------------

         (v) the Account, together with all other Accounts of an account debtor (and its Affiliates), exceeds 5% of the face value of all Accounts of the Borrowers in the aggregate then outstanding, to the extent of such excess, unless supported by an irrevocable letter of credit satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Agent; or

         (vi) the account debtor for the Account is a creditor or supplier of the Borrower, has or has asserted a right of setoff, has disputed its liability or made any claim with respect to the Account or any other Account which has not been resolved, to the extent of the amount owed by the Borrower to the account debtor or supplier, the amount of such actual or asserted right of setoff or the amount of such dispute or claim, as the case may be; or

         (vii) the Borrower has actual knowledge that the account debtor is (or its assets are) the subject of an Insolvency Event; or

         (viii) the Account is not payable in Dollars or the account debtor for the Account is not located within the continental United States, unless the Account is supported by an irrevocable letter of credit satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Agent; or

         (ix) the sale to the account debtor is on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

         (x) the Agent determines by its own credit analysis that collection of the Account is uncertain or the Account may not be paid and so notifies the Borrower; or

         (xi) the account debtor is the United States of America, any state thereof or the District of Columbia or any department, agency or instrumentality of any of them, unless the Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. (S)(S) 3727 et seq.) or any similar statute
                                              -- ---
   in such state or the District of Columbia, as applicable; or

         (xii) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor, the services giving rise to such Account have not been performed and accepted, or the Account otherwise does not represent a final sale or an enforceable lease contract with respect to such goods; or

         (xiii) the Account does not materially comply with all applicable Requirements of Law; or

         (xiv) the Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

         (xv) it is not assignable, is not subject to a valid and perfected first priority Lien in favor of the Agent, for the benefit of the Holders, or does not otherwise conform to the representations and warranties contained in the Credit Documents, including, without limitation, the representations and warranties in Section 6 of the Security Agreement; or
                 ---------

         (xvi) the account debtor is located in the state of New Jersey or Minnesota and the Borrower has not filed and maintained effective (unless exempt from the requirements for filing) a current Notice of Business Activities Report with the State of New Jersey Division of Taxation or a Minnesota Business Activity Report with the Minnesota Department of Revenue, as applicable.

      Eligible Assignee means a bank or other financial institution which is
      -----------------
reasonably acceptable to the Agent.

      Eligible Rental Equipment of a Borrower means the aggregate amount of
      -------------------------
Rental Equipment deemed by the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base for that Borrower. In determining the amount to be so included, Rental Equipment shall be valued at the lower of net book value or orderly liquidation value on a basis consistent with the Borrower's current and historical accounting practice and with reference to the most recent appraisals delivered pursuant to Section
                                                                   -------
5.1(a)(iii) or 7.2(b).  Whenever proceeds of a Loan are to be used by a
- -----------    ------
Borrower, immediately and directly, to purchase Rental Equipment (including, without limitation, in any Acquisition permitted hereunder) then, subject to such arrangements as the Agent may reasonably request to insure that the proceeds are so used and, in the case of an Acquisition, the satisfaction of the conditions set forth in Section 8.20, such Rental Equipment, subject to the
                        ------------
satisfaction of all other conditions of eligibility, shall be added to Eligible Rental Equipment for purposes of determining the Borrowing Base of such Borrower. Unless otherwise approved in writing by the Agent, an item of Rental Equipment shall not be included in Eligible Rental Equipment of a Borrower if:

         (i) it is not owned solely by the Borrower or the Borrower does not have good, valid and marketable title thereto or has consigned such item to any other Person (other than another Borrower); or

         (ii)   it is not located in the United States; or

         (iii) it is not subject to a valid and (except with respect to Rental Equipment subject to certificate of title or ownership statutes in states other than California and Louisiana or which is not required to be delivered on the Closing Date, pursuant to Section 7.18 or pursuant to the Security
                                    ------------
   Agreement (other than such certificates of title subject to Permitted Liens)) perfected first priority Lien in favor of the Agent, for the benefit of the Holders, except for Liens for unpaid rent or normal and customary warehousing charges with respect to Rental Equipment stored at a contract warehouse, subject to a Collateral Access Agreement executed by the mortgagee, lessor or the contract warehouseman, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; or

         (iv) it consists of returned or rejected goods or goods in transit to third parties (other than goods in transit to warehouse sites covered by a Collateral Access Agreement or to a lessee in the ordinary course of business); or

         (v) it is unmerchantable or does not otherwise conform to the representations and warranties contained in the Credit Documents, including, without limitation, the representations and warranties in Section 6 of the
                                                             ---------
   Security Agreement.

      Equipment is defined in the Security Agreement.
      ---------

      ERISA means the Employee Retirement Income Security Act of 1974, 29 U.S.C.
      -----
(S)(S) 1000 et seq., amendments thereto, successor statutes, and regulations or
            -- ---
guidance promulgated thereunder.

      ERISA Affiliate means any Person required to be aggregated with a Credit
      ---------------
Party under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

      Eurodollar Lending Office means, with respect to any Lender, the office of
      -------------------------
such Lender specified as its "Eurodollar Lending Office" under its name on Annex
                                                                           -----
I, as such annex may be amended from time to time (or, if no such office is
- -
specified, its Domestic Lending Office), or such other office or Affiliate of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

      Eurodollar Rate means, with respect to the Interest Period for each
      ---------------
Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per
                                                                             ---
annum equal to the rate (rounded upward to the nearest whole multiple of one-
- -----
sixteenth (1/16) of one percent (1.00%) per annum, if such rate is not such a
                                        ---------
multiple) of the offered quotation, if any, to first class banks in the Eurodollar market by Bankers Trust Company for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 A.M. New York City time two Business Days prior to the commencement of such Interest Period.

      Eurodollar Rate Loan means a Loan that bears interest as provided in
      --------------------
Section 4.2.
- -----------

      Event of Default is defined in Article 9.
      ----------------               ---------

      Expenses means all reasonable costs and expenses of the Agent incurred in
      --------
connection with the Credit Documents and the transactions contemplated therein, including, without limitation, (i) the costs of conducting record searches, examining collateral, opening bank accounts and lockboxes, depositing checks, receiving and transferring funds (including charges for checks for which there are insufficient funds), and other costs of administration and enforcement of the rights of the Lenders under the Credit Documents, (ii) the fees and expenses of legal counsel and paralegals (including the allocated cost of internal counsel and paralegals), accountants, appraisers and other consultants, experts or advisors retained by the Agent, (iii) fees and expenses incurred in connection with the assignments of or sales of participations in the Loans,
(iv) the cost of title insurance premiums, real estate survey costs, fees and taxes in connection with the filing of financing statements and (v) the costs of preparing and recording Collateral Documents, releases of Collateral, and waivers, amendments, and terminations of any of the Credit Documents.

      Expiration Date means the earlier of (i) September 15, 1995, if the
      ---------------
Closing Date has not then occurred and (ii) unless extended pursuant to Section
                                                                        -------
4.9, the Initial Expiration Date.
- ---

      Extension Request means a request, substantially in the form of Exhibit B,
      -----------------                                               ---------
that the Expiration Date be extended pursuant to the terms of Section 4.9.
                                                              -----------

      Federal Funds Rate means, for any period, a fluctuating interest rate per
      ------------------                                                    ---
annum equal for each day during such period to the weighted average of the rates
- -----
on overnight federal funds
transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

      Fee Letter means the fee letter addressed to Acme Acquisition from BTCC
      ----------
dated May 12, 1995.

      Fees means, collectively, without duplication, the Unused Line Fee, the
      ----
Letter of Credit Fees, the Issuing Bank Fees and the fees payable pursuant to the Fee Letter.

      Financial Covenants means the covenants set forth in Sections 8.1, 8.2,
      -------------------                                  ------------  ---
8.3, 8.4, 8.5(f) and 8.10.
- ---  ---  ------     ----

      Financial Statements means the consolidated and consolidating balance
      --------------------
sheets, consolidated and consolidating statements of operations, consolidated and Fiscal Year end consolidating statements of cash flows and consolidated and Fiscal Year end consolidating statements of changes in shareholder's equity of AAHC and its Subsidiaries for the period specified, prepared in accordance with GAAP, other than as a result of changes in GAAP permitted under Section 1.2
                                                                -----------
(and, with respect to interim statements, subject to year-end audit adjustments and reclassifications and month-end reconciliations, in each case to the extent consistent with AAHC's and the Credit Parties' current practices, and prepared without footnotes).

      Fiscal Year means the fiscal year of the Credit Parties for accounting and
      -----------
tax purposes, which shall be the 12-month period ending on December 31 of each calendar year.

      Foreign Lender is defined in Section 4.16(d)(i).
      --------------               ------------------

      GAAP means generally accepted accounting principles in the United States
      ----
as in effect from time to time.

      Governing Documents means, with respect to any corporation, limited
      -------------------
liability company or partnership (i) the articles/certificate of incorporation (or the equivalent formation documents) of such corporation or limited liability company, (ii) the partnership agreement executed by the partners in the partnership, (iii) the by-laws (or the equivalent organizational documents) of the corporation, limited liability company or partnership and (iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's capital stock or such limited liability company's or partnership's equity or ownership interests.

      Governmental Authority means any nation or government, any state or other
      ----------------------
political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      Guaranty and Contribution Agreement means (i) the Guaranty and
      -----------------------------------
Contribution Agreement of even date herewith originally executed by Acme Dixie, Acme Duval, Acme Rents, Air & Pump and Walker Jones with respect to the Obligations of Acme Alabama, (ii) the Guaranty and Contribution Agreement of even date herewith originally executed by Acme Alabama, Acme Duval, Acme Rents, Air & Pump and Walker Jones with respect to the Obligations of Acme Dixie, (iii) the Guaranty and Contribution Agreement of even date herewith originally executed by Acme Alabama, Acme Dixie, Acme Rents, Air & Pump and Walker Jones with respect to the Obligations of Acme Duval, (iv) the Guaranty and Contribution Agreement of even date herewith originally executed by Acme Alabama, Acme Dixie, Acme Duval, Air & Pump and Walker Jones with respect to the Obligations of Acme Rents, (v) the Guaranty and Contribution Agreement of even date herewith originally executed by Acme Alabama, Acme Dixie, Acme Duval, Acme Rents and Walker Jones with respect to the Obligations of Air & Pump, (vi) the Guaranty and Contribution Agreement of even date herewith originally executed by Acme Alabama, Acme Dixie, Acme Duval, Acme Rents and Air & Pump with respect to the Obligations of Walker Jones and (vii) any Guaranty and Contribution Agreement executed after the date hereof by the Borrowers then party to this Credit Agreement with respect to the Obligations of a Subsidiary of a Credit Party which becomes a Borrower pursuant to Section 8.20, in each case in favor
                                           ------------
of the Agent, the Issuing Bank and the Lenders and in substantially the form of Exhibit C, as any of the same may be amended, restated, supplemented or
- ---------
otherwise modified in accordance with the terms hereof and thereof.

      Hazardous Substance means any waste, pollutant, hazardous substance, toxic
      -------------------
substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste (including, without limitation, waste oil), radioactive materials, asbestos (in any form or condition), polychlorinated biphenyls
(PCBs), or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in, or otherwise regulated by, federal, state or local Requirements of Law.

      Highest Lawful Rate means, at any given time during which any Obligations
      -------------------
shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under the laws of the State of New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

      Holder means any Person entitled to enforce any of the Obligations,
      ------
whether or not such Person holds any evidence of Indebtedness, including, without limitation, (i) the Agent, (ii) each Lender, (iii) the Issuing Bank,
(iv) each Person entitled to indemnification pursuant to Section 12.10, (v) each
                                                         -------------
Lender in respect of all obligations and liabilities of the Borrowers to the Lender as counterparty under Interest Rate Agreements permitted hereunder and
(vi) to the extent permitted by the Credit Documents, the successors, transferees and assigns of any of the foregoing.

      Indebtedness of a Person means, without duplication, (i) indebtedness for
      ------------
borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), whether on open account or evidenced by a note, bond, debenture or similar instrument, (ii) obligations under Capital Leases, (iii) reimbursement obligations for letters of credit, banker's acceptances or other credit accommodations, (iv) liabilities, as determined by the Agent, under any Interest Rate Agreement, (v) Contingent Obligations, (vi) Mandatory Redeemable Obligations and (vii) obligations secured by any Lien on that Person's property, even if that Person has not assumed such obligations.

      Initial Expiration Date means the third anniversary of the Closing Date
      -----------------------
(or, if not a Business Day, the immediately preceding Business Day).

      Insolvency Event means, with respect to any Person, the occurrence of any
      ----------------
of the following: (i) such Person shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (ii) such Person shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (iii) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (iv) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law or (v) such Person, or a substantial portion of its property, assets or business shall become the subject of an involuntary proceeding or petition for its dissolution, reorganization, or the appointment of a receiver, trustee, custodian or liquidator or shall become subject to any writ, judgment, warrant of attachment, execution or similar process, and any such proceeding, petition, writ, judgment, warrant of attachment, execution or similar process described in this clause (v) shall not be released, vacated or
                                  ----------
stayed within 60 days after commencement, filing or levy, as the case may be, or in any event by the date which is five days prior to the date of any proposed sale thereunder, or any order for relief shall be entered in any such proceeding.

      Insurance Settlement is defined in the Disclosure Statement.
      --------------------

      Intercreditor Agreement means that certain letter agreement of even date
      -----------------------
herewith executed by Citicorp, on behalf of the noteholders under the Citicorp Purchase Agreement and acknowledged by AAHC and the Agent, on behalf of the Agent, the Lenders, the Issuing Bank and the other Holders.

      Interest Expense means the consolidated expense of AAHC and the Credit
      ----------------
Parties for interest on Indebtedness, including, without limitation, amortization of original issue discount, incurrence fees (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any Capital Lease.

      Interest Period means for any Eurodollar Rate Loan to a Borrower the
      ---------------
period commencing on the date of such Borrowing and ending on the last day of the period selected by the Borrower pursuant to the provisions of this Credit Agreement. The duration of each such Interest Period shall be one, two, three or (unless a Lender shall have notified the Agent that the Eurodollar Rate determined by the Agent for the proposed Borrowing will not adequately reflect the cost to the Lender of making or funding its Loan for the Borrowing) six months, in each case as the Borrower may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select; provided, however, that
                                                        --------  -------
the Borrower may not select any Interest Period that ends after the Expiration Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the immediately following Business Day; provided, however,
                                                             --------  -------
that if such extension would cause the last day of such Interest Period to occur in the immediately following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day.

      Interest Rate Agreement means any interest rate protection or hedge
      -----------------------
agreement, including, without limitation, interest rate future, option, swap and cap agreements.

      Internal Revenue Code means the Internal Revenue Code of 1986, amendments
      ---------------------
thereto, successor statutes, and regulations or guidance (including proposed regulations) promulgated thereunder.

      Inventory is defined in the Security Agreement.
      ---------

      Investment means all expenditures made and all liabilities incurred
      ----------
(including Contingent Obligations) for or in connection with the acquisition of stock or Indebtedness of a Person, loans, advances, capital contributions or transfers of property to a Person, or acquisition of assets from a Person (other than the acquisition of individual items of Inventory and Equipment in the ordinary course of business), including, without limitation, Acquisitions. In determining the aggregate amount of Investments outstanding at any particular time, (i) a guaranty shall be valued at not less than the principal amount guaranteed; (ii) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (iii) earnings, whether as dividends, interest or otherwise, shall not be deducted; and (iv) decreases in the market value shall not be deducted.
- ---                                                           ---

      Issuing Bank means Bankers Trust Company or any Lender, Affiliate of any
      ------------
Lender or other financial institution (acceptable to the Agent and the applicable Borrower which has requested a Letter of Credit) which may at any time issue or be requested to issue a Letter of Credit for the account of the Borrower (or for the joint account of the Borrower and the Agent or any Lender) under this Credit Agreement. If there is more than one Issuing Bank, all references to "the Issuing Bank" shall be deemed to refer to each Issuing Bank or to all Issuing Banks, as the context requires.

      Issuing Bank Fees is defined in Section 4.5(b).
      -----------------               --------------

      Lender is defined in the preamble to this Credit Agreement.
      ------

      Lender Advances is defined in Section 2.2(a).
      ---------------               --------------

      Letter of Credit Fees are defined in Section 4.5(a).
      ---------------------                --------------

      Letter of Credit Obligations means the sum of the aggregate undrawn amount
      ----------------------------
of all Letters of Credit outstanding, plus the aggregate amount of all drawings
                                      ----
under Letters of Credit to the extent the Issuing Bank has not been reimbursed by a Borrower, by the Lenders or from the proceeds of Loans deemed requested pursuant to Section 3.5, plus the aggregate amount of all payments made by the
            -----------  ----
Lenders to the Issuing Bank in respect of participations in Letters of Credit for which a Borrower has not reimbursed the Lenders (other than with respect to outstanding Loans deemed requested pursuant to Section 3.5).
                      -----------

      Letter of Credit Request is defined in Section 3.3.
      ------------------------               -----------

      Letters of Credit means standby letters of credit issued for the account
      -----------------
of a Borrower under Article 3 and all amendments, renewals, extensions or
                    ---------
replacements thereof.

      Lien means any lien, claim, charge, pledge, security interest, assignment,
      ----
hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

      Loan is defined in Section 2.1(a).
      ----               --------------

      Loan Account is defined in Section 4.10.
      ------------               ------------

      Lockboxes, Lockbox Agreements and Lockbox Bank are defined in Section
      ---------  ------------------     ------------                -------
4.12.

      Majority Lenders means those Lenders whose Proportionate Shares, in the
      ----------------
aggregate, are greater than fifty percent (50%).

      Management Agreement means that certain Management Agreement dated as of
      --------------------
September 12, 1995 among AAHC and its Subsidiaries as amended, supplemented or modified from time to time in accordance with this Agreement.

      Mandatory Redeemable Obligation means an obligation of AAHC or one or more
      -------------------------------
Credit Parties (or guaranteed by any of them) which must be redeemed or repaid
(i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than AAHC or a Credit Party, or (iii) upon the occurrence of a condition not solely within the control of a Credit Party, such as a redemption required to be made out of future earnings. For purposes of the Credit Documents, AAHC Preferred Stock shall not constitute a Mandatory Redeemable Obligation.

      Margin Stock mean "margin stock" as defined in Regulation G and Regulation
      ------------
U.

      Material Adverse Effect means any change or changes or effect or effects
      -----------------------
that individually or in the aggregate are or are reasonably likely to be materially adverse to (i) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of AAHC or AAHC and its Subsidiaries, taken as a whole, (ii) the legality, validity or enforceability of this Credit Agreement or any other material Credit Document,
(iii) the ability of the Credit Parties, taken as a whole, to perform any material obligations under the Credit Documents or of the Agent or the Lenders to enforce the Obligations or realize upon the Collateral or (iv) the value of the Collateral or the amount which the Agent or the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral.

      Material Contract means any Contractual Obligation to which a Credit Party
      -----------------
is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect. Each of the Restructuring Documents (other than the Intercreditor Agreement) shall be deemed to be a Material Contract.

      Merger is defined in the recitals to this Credit Agreement.
      ------

      Merger Agreement means the Merger Agreement by and among AAHC, Acme
      ----------------
Holdings and Acme Newco, filed with the Secretary of State of the State of Delaware on the Closing Date, pursuant to which the Merger shall occur.

      Multiemployer Plan means a "multiemployer plan" (as defined in Section
      ------------------
4001(a)(3) of ERISA) to which any Credit Party or any ERISA Affiliate has contributed within the past six years or with respect to which the Credit Party or ERISA Affiliate may incur any liability.

      Net Cash Proceeds means, with respect to any sale, lease, transfer or
      -----------------
other voluntary or involuntary disposition of any property of any Credit Party or its Subsidiaries, the aggregate amount of cash consideration received by such Credit Party or such Subsidiary in connection with such transaction after deduction of all reasonable and customary fees, costs and expenses directly incurred by such Credit Party or such Subsidiary in connection therewith, including, without limitation, reasonable and customary underwriting discount, brokerage or selling commissions, if any, and the reasonable fees and disbursements of counsel paid by such Credit Party or such Subsidiary in connection therewith.

      Note means a promissory note of a Borrower payable to the order of any
      ----
Lender, substantially in the form of Exhibit D.
                                     ---------

      Notice of Borrowing means a notice substantially in the form of Exhibit E.
      -------------------                                             ---------

      Notice of Continuation means a notice substantially in the form of
      ----------------------
Exhibit F.
- ---------

      Notice of Conversion means a notice substantially in the form of
      --------------------
Exhibit G.
- ---------

      Obligations means all present and future obligations and liabilities of
      -----------
any Credit Party arising under or in connection with this Credit Agreement or any other Credit Document, due or to become due to the Agent, any Issuing Bank, any Lender or any other Person entitled to indemnification pursuant to Section
                                                                       -------
12.10, or (to the extent permitted by the Credit Documents) any of their
- -----
respective successors, transferees or assigns, and shall include, without limitation, (i) unpaid principal and interest hereunder (including interest accruing on or after the occurrence of an Insolvency Event, whether or not allowed as a claim in any proceeding relating to the Insolvency Event), (ii) reimbursement obligations under Letters of Credit, (iii) Fees, Expenses and indemnification and expense reimbursement obligations arising under Section
                                                                    -------
12.10, (iv) the Obligations of the Parent Guarantors arising under Article 10 of
- -----                                                              ----------
this Credit Agreement, (v) the Obligations of the Borrowers (in their capacity as Guarantors) under the Guaranty and Contribution Agreements and (vi) all obligations and liabilities of the Borrowers to any Lender in respect of Interest Rate Agreements permitted hereunder.

      Old Equity Interests means the "Old Common Stock," "Old Preferred Stock,"
      --------------------
"Old Stock Rights" and "Securities Claims," in each case as defined in the Plan of Reorganization.

      Old Notes is defined in the Plan of Reorganization.
      ---------

      Operating Lease means, as applied to any Person, any lease of any property
      ---------------
(whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

      Paid In Full, Pay In Full and Payment In Full means, with respect to the
      ------------  -----------     ---------------
Obligations of any Credit Party, (i) the payment in full in cash of all Obligations of such Credit Party (other than, as of any date of payment, the Obligations which are contingent and unliquidated and not due and owing and which pursuant to the provisions of the Credit Documents survive the termination of this Credit Agreement, the repayment of the Loans, the termination of the Commitments and the expiration or cancellation of all Letters of Credit) and
(ii) with respect to Letters of Credit issued for the account of such Credit Party, the termination and surrender for cancellation of such Letters of Credit or the delivery of cash, Cash Equivalents or other Collateral held as security for the Obligations in respect of such Letters of Credit as required by this Credit Agreement or the other Credit Documents.

      Parent Guarantor is defined in the preamble to this Credit Agreement.
      ----------------

      PBGC means the Pension Benefit Guaranty Corporation and any Person
      ----
succeeding to the functions thereof.

      Permitted Discretion means the Agent's reasonable good faith judgment
      --------------------
based upon any factor which it believes in good faith: (i) will or could adversely affect the value of any Collateral, the enforceability or priority of the Liens of the Agent, for the benefit of the Holders, thereon or the amount which the Agent and the Holders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) reasonably suggests that any collateral report or financial information delivered to the Agent by any Credit Party or any Person on behalf of, and at the request of, any Credit Party is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of the occurrence of an Insolvency Event involving a Credit Party or any of the Collateral or (iv) creates or reasonably could be expected to create a Default or an Event of Default. In exercising such judgment with respect to a Borrower, the Agent may reasonably consider such factors already included in or tested by the definitions of "Eligible Accounts" or "Eligible Rental Equipment," as well as any of the following: (a) the financial and business climate of the Borrower's industry and general macroeconomic conditions, (b) changes in collection history and dilution with respect to the Accounts of the Borrower,
(c) changes in demand for, and pricing of, Rental Equipment of the Borrower,
(d) changes in any concentration of risk with respect to Accounts or Rental Equipment of the Borrower and (e) any other factors that change the credit risk of lending to the Borrower on the security of the Accounts or Rental Equipment of the Borrower. The burden of establishing lack of good faith shall be on the Credit Parties.

      Permitted Lien is defined in Section 8.7.
      --------------               -----------

      Person means any natural person, corporation, limited liability company,
      ------
limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

      Plan means any Benefit Plan, Multiemployer Plan, Retiree Health Plan or
      ----
other employee benefit plan, program or arrangement maintained or contributed to by a Credit Party or any ERISA Affiliate, or with respect to which any of them may incur liability.

      Plan of Reorganization means the Debtor's Plan of Reorganization filed by
      ----------------------
Acme Holdings and its Subsidiaries in the Bankruptcy Court on July 13, 1995, attached hereto as Exhibit H.
                   ---------

      Prime Lending Rate means the rate which Bankers Trust Company announces as
      ------------------
its prime lending rate from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company and each of the Lenders may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

      Prime Rate Loan means a Loan that bears interest as provided in Section
      ---------------                                                 -------
4.1.
- ---

      Productive Assets means, with respect to any Credit Party, assets of a
      -----------------
kind then used or usable in the business of a Credit Party existing on the Closing Date or in lines of business reasonably related thereto and shall include assets consisting of capital stock of a Person acquired in an Acquisition.

      Pro Forma means the unaudited pro forma opening consolidated balance sheet
      ---------
of AAHC, prepared on a basis consistent with the pro forma balance sheet in the Disclosure Statement, dated as of July 31, 1995, and giving effect to the Restructuring and the extensions of credit contemplated by this Credit Agreement, attached hereto as Exhibit I.
                              ---------

      Projections means the forecasted (i) condensed consolidated balance sheet
      -----------
of AAHC, (ii) condensed consolidated income statements of AAHC, (iii) condensed consolidated cash flow statements of AAHC, (iv) consolidated capitalization statements of AAHC and (v) compliance with the Financial Covenants, all prepared by management of AAHC and the Credit Parties on a basis consistent with AAHC's and the Credit Parties' historical Financial Statements for the period commencing on the Closing Date and ending in 1999, together with appropriate supporting details and a statement of underlying assumptions, attached hereto as Exhibit J.
- ---------

      Proportionate Share of a Lender means a fraction, expressed as a decimal,
      -------------------
obtained by dividing its Commitment by the total Commitments of all the Lenders or, if the Commitments are terminated, by dividing (i) the sum of (A) the outstanding Loans made by such Lender, plus (B) the amount of such Lender's
                                       ----
unfunded participations in outstanding Letters of Credit, plus (C) the amount of
                                                          ----
all payments made by such Lender to the Issuing Bank in respect of its participations in Letters of Credit for which a Borrower has not reimbursed such Lender (other than with respect to outstanding Loans deemed requested pursuant to Section 3.5), by (ii) the sum of (A) the aggregate amount of all Loans then
   -----------
outstanding plus (B) the amount of all Lenders' unfunded participations in
            ----
outstanding Letters of Credit, plus (C) the amount of all payments made by all
                               ----
Lenders to the Issuing Bank in respect of their respective participations in Letters of Credit for which a Borrower has not reimbursed the Lenders (other than with respect to outstanding Loans deemed requested pursuant to Section
                                                                    -------
3.5).
- ---

      Purchase Money Liens is defined in Section 8.6.
      --------------------               -----------

      Quarterly Determination Date means, with respect to any period, each March
      ----------------------------
31, June 30, September 30 and December 31 occurring during such period.

      Real Property means, with respect to any Person, all of such Person's
      -------------
present and future right, title and interest (including, without limitation, any leasehold estate) in any plots, pieces or parcels of land, and any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever.

      Register is defined in Section 12.8.
      --------               ------------

      Regulations A, D, G, U, X and Z means Regulations A, D, G, U, X and Z,
      -------------------------     -
respectively, of the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to its functions), in each case as in effect from time to time, and any successor regulations.

      Release Payment is defined in the Plan of Reorganization and in the
      ---------------
Disclosure Statement.

      Reportable Event means any of the events described in Section 4043 of
      ----------------
ERISA and the regulations thereunder.

      Rental Equipment of any Person means all goods held for rental by such
      ----------------
Person in the ordinary course of business and all used rental goods held for sale by such Person in the ordinary course of business.

      Rental Equipment Utilization means, for any twelve-month period, the
      ----------------------------
result (expressed as a percentage) obtained from dividing (i) the total revenue of the Borrowers attributable to the rental of Rental Equipment owned or leased by the Borrowers during such twelve-month period by (ii) the average amount for such twelve-month period of Rental Equipment owned or leased by the Borrowers as of the last day of each month during such twelve-month period, determined on the basis of the applicable Borrower's original cost of such Rental Equipment. For purposes of this definition, for any period prior to the Closing Date, Rental Equipment owned or leased by the Borrowers shall include the Rental Equipment of Acme Acquisition.

      Rental Equipment Utilization Cure Date is defined in Section 8.1.
      --------------------------------------               -----------

      Requirement of Law means (i) the Governing Documents of a Person, (ii) any
      ------------------
law, treaty, rule, regulation, order or determination of an arbitrator, court or other Governmental Authority or (iii) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

      Restricted Account, Restricted Account Agreements and Restricted Account
      ------------------  -----------------------------     ------------------
Bank are defined in Section 4.12.
- ----                ------------

      Restructuring is defined in the recitals to this Credit Agreement.
      -------------

      Restructuring Document means any agreement, document or instrument (other
      ----------------------
than the Credit Documents) entered into, filed or delivered by or on behalf of, AAHC or any of the Credit Parties arising out of, in connection with or pertaining or relating to any aspect of the Restructuring, including, without limitation, the Citicorp Purchase Agreement, the Citicorp Documents, the Intercreditor Agreement, the Management Agreement, the Merger Agreement, the AAHC Preferred Stock Amendment, the Plan of Reorganization and the Disclosure Statement.

      Retiree Health Plan means an "employee welfare benefit plan" within the
      -------------------
meaning of Section 3(1) of ERISA that provides benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

      Security Agreement means the Security and Pledge Agreement of even date
      ------------------
herewith originally executed by the Parent Guarantors and the Borrowers in favor of the Agent, for the benefit of the Holders, in substantially the form of Exhibit K, as the same may be amended, restated, supplemented or otherwise
- ---------
modified in accordance with the terms hereof and thereof.

      Settlement Date is defined in Section 2.6.
      ---------------               -----------

      Subsidiary of a Person means any corporation, limited liability company,
      ----------
general or limited partnership or other Person of which securities or other ownership interests having ordinary voting power to elect or appoint a majority of the board of directors, managers or other Persons performing similar functions with respect to such corporation, limited liability company, general or limited partnership or other Person are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

      Taxes is defined in Section 4.16(a).
      -----               ---------------

      Termination Event means (i) a Reportable Event with respect to any Benefit
      -----------------
Plan or Multiemployer Plan; (ii) the withdrawal of a Credit Party or any ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA); (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA); (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (A) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan or (B) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of a Credit Party or any ERISA Affiliate from a Multiemployer Plan.

      Trademark Security Agreement means the Trademark Security Agreement of
      ----------------------------
even date herewith originally executed by the Parent Guarantors and the Borrowers in favor of the Agent, for the benefit of the Holders, in substantially the form of Exhibit L, as the same may be amended, restated,
                          ---------
supplemented or otherwise modified in accordance with the terms hereof and thereof.

      Type means, in reference to a Loan, that it is a Eurodollar Rate Loan or a
      ----
Prime Rate Loan.

      Unused Line Fee is defined in Section 4.4.
      ---------------               -----------

      Voting Power means the total voting power of all issued and outstanding
      ------------
shares of capital stock of AAHC entitled to vote generally in the election of directors.

      Walker Jones is defined in the preamble to this Credit Agreement.
      ------------

      1.2   Accounting Terms and Determinations.  Unless otherwise defined or
            -----------------------------------
specified herein, all accounting terms used in this Credit Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements delivered to the Agent on or before the Closing Date. All accounting determinations for purposes of determining compliance with the Financial Covenants shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to the Agent on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP, provided, that interim Financial Statements
                                    --------
shall be subject to year-end audit adjustments and reclassifications and month-end reconciliations, in each case to the extent consistent with the current practices of AAHC and the Credit Parties, and may be prepared without footnotes. If GAAP shall change from the basis used in preparing the audited Financial Statements delivered to the Agent on or before the Closing Date, the Compliance Certificate required to be delivered pursuant to Section 7.1 shall, at the
                                                 -----------
election of the Credit Parties or upon the request of the Majority Lenders, include calculations setting forth the adjustments necessary to demonstrate how the Credit Parties are in compliance with the Financial Covenants and Section
                                                                      -------
8.9(vi) based upon GAAP as in effect on the Closing Date.
- -------

      1.3   Computation of Time Periods.  In this Credit Agreement, in the
            ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Credit Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day
                          --------
of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Credit Agreement, end on the last day of the calendar month.

      1.4   Other Terms; Headings.  Terms used herein that are defined in the
            ---------------------
Uniform Commercial Code in effect in the State of New York (the "Code") shall
                                                                 ----
have the meanings given in the Code. Each of the words "hereof," "herein," and "hereunder" refer to this Credit Agreement as a whole. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with Section 12.11 or cured (to the extent such Event of Default
                   -------------
can be cured). References to Articles, Sections, clauses, Annexes, Schedules and Exhibits are internal references to this Credit Agreement and to its attachments, unless otherwise specified. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Credit Agreement.


                                   ARTICLE 2
                                     LOANS
                                     -----


      2.1   Commitments.
            -----------

      (a) Subject to the terms and conditions set forth in this Credit Agreement, on and after the Closing Date and to the Expiration Date, each Lender severally agrees to make revolving loans and advances to the Borrowers ("Loans")
                                                                         -----
in an amount not to exceed at any time its Proportionate Share of the lesser of
                                                                  -------------
(i) the total Commitments and (ii) the sum of the Borrowing Bases of the Borrowers, minus, in each case, the then outstanding Letter of Credit Obligations. In addition to the limitations set forth in the preceding sentence, the amount of Loans outstanding to any Borrower shall not exceed at any time the Borrowing Base of that Borrower, minus the Letter of Credit Obligations with
                                 -----
respect to Letters of Credit issued for the account of that Borrower.

      (b) The Agent may, but shall not be obligated to, rely on each Borrowing Base Certificate and any other schedules or reports in determining the eligibility of Accounts and Rental Equipment. The Agent, in the exercise of its Permitted Discretion, may (i) establish and increase or decrease reserves against Eligible Accounts and Eligible Rental Equipment, (ii) reduce the advance rates provided for in the definition of "Borrowing Base," or restore such advance rates to any level equal to or below the advance rates in effect as of the date of this Credit Agreement and (iii) reasonably impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of "Eligible Accounts" and "Eligible Rental Equipment."

      (c) Subject to the provisions of this Credit Agreement, each Borrower may repay any outstanding Loan made to that Borrower on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under Section 2.1(a) at the time of such Borrowing, to the Expiration
                --------------
Date.

      2.2   Borrowing of Loans.
            ------------------

      (a)  Borrowings.  Loans may be made available to the Borrower requesting
           ----------
(or deemed to have requested) the Loans by the Lenders pursuant to Section
                                                                   -------
2.2(c) ("Lender Advances") and by the Agent acting on behalf of the Lenders
- ------   ---------------
pursuant to Section 2.2(b) ("Agent Advances").  Except as provided in Sections
            --------------   --------------                           --------
2.2(b)(ii), 4.11(c) and 4.14, all Borrowings shall be made only after receipt by
- ----------  -------     ----
the Agent of a Notice of Borrowing (i) on the Closing Date, in the case of a Borrowing on the Closing Date, (ii) not later than 1:00 P.M. New York City time on the Business Day which is the proposed Borrowing date with respect to Lender Advances of Prime Rate Loans made after the Closing Date, (iii) not later than 1:00 P.M. New York City time on the third Business Day prior to the proposed Borrowing date with respect to Lender Advances of Eurodollar Rate Loans after the Closing Date and (iv) not later than 1:00 P.M. New York City time on the Business Day which is the proposed Borrowing date with respect to Agent Advances of Prime Rate Loans made after the Closing Date. Each Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type. Borrowings of Prime Rate Loans on the same Business Day shall be in an aggregate principal amount for all Borrowers requesting that Loans be made as, or converted into, Prime Rate Loans on such Business Day of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof. Borrowings of Eurodollar Rate Loans on the same Business Day shall be in an aggregate principal amount for all Borrowers requesting that Loans be made or continued as, or converted into, Eurodollar Rate Loans with the same Interest Period on such Business Day of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Subject to the foregoing limits, each Borrower may request one or more

Borrowings of Prime Rate Loans on the same Business Day, but may request only one Borrowing of Eurodollar Rate Loans (excluding continuations of Eurodollar Rate Loans) for any Business Day (which shall be funded simultaneously with all Loans requested to be made as, or converted into, Eurodollar Rate Loans requested by the other Borrowers on such Business Day). All Loans made on the Closing Date shall initially be Prime Rate Loans and thereafter may be continued as Prime Rate Loans or converted into Eurodollar Rate Loans, in the manner provided in Section 4.14(b) and subject to the conditions therein set forth and
            ---------------
in Section 5.2.
   -----------

      (b)  Agent Advances of Loans.   After the Closing Date, the Agent is
           -----------------------
authorized by the Lenders, but is not obligated, to make Agent Advances for its own account (i) upon receiving any Notice of Borrowing requesting Lender Advances or Agent Advances constituting Prime Rate Loans within the applicable time limits set forth in Section 2.2(a) or (ii) upon advice received by the
                         --------------
Agent on a Business Day from the Disbursement Account Bank that the face amount of checks drawn on the Disbursement Account, which have been or will be presented for payment on that day exceeds the amount of funds then available in the Disbursement Account. All Agent Advances will be Prime Rate Loans and may be made, at the election of the Agent, without regard to the minimum principal amounts in Section 2.2(a). Agent Advances will be subject to periodic
           --------------
settlement with the Lenders under Section 2.6.  For administrative convenience,
                                  -----------
the Agent may, but is not obligated to, make Agent Advances in reliance upon the Borrowers' actual or deemed representations under Section 5.2 that the
                                                  -----------
conditions for borrowing are satisfied.  If the conditions for Borrowing under
Section 5.2 cannot be fulfilled, the Borrower which requested the Borrowing
- -----------
shall in its Notice of Borrowing or otherwise give immediate notice thereof (specifying the circumstances which prevent the conditions from being fulfilled) to the Agent, with a copy to each of the Lenders, and the Agent may, but is not obligated to, continue to make Agent Advances for 20 Business Days from the date the Agent first receives such Notice of Borrowing, or until sooner instructed by the Majority Lenders to cease (the "Agent Advance Period"). Once notice is
                                    --------------------
given by a Borrower that circumstances exist which prevent the conditions to borrowing from being fulfilled, no additional notice with respect to the same circumstances will be effective to commence a new Agent Advance Period.

      (c)  Lender Advances of Loans.  If the Agent receives a Notice of
           ------------------------
Borrowing within the applicable time limits for Lender Advances pursuant to
Section 2.2(a) and does not intend to fund such requested Borrowing as an Agent
- --------------
Advance, the Agent shall give each Lender prompt notice by telephone or facsimile transmission of a Notice of Borrowing that requests Lender Advances of Loans. Subject to the reasonable determination by the Agent and the Lenders that the applicable conditions for borrowing contained in Article 5 are
                                                          ---------
satisfied, each Lender shall make available to the Agent at the Agent's address specified in

Annex I its Proportionate Share of such Borrowing in immediately available
- -------
funds no later than 2:00 P.M. New York City time on the date of receipt of the Notice of Borrowing. Unless the Agent receives contrary written notice prior to the date of any such Borrowing, it is entitled to assume that each Lender will make available its Proportionate Share of the Borrowing and in reliance upon that assumption, but without any obligation to do so, may advance such Proportionate Share on behalf of the Lender.

      2.3   Disbursement of Loans.  The proceeds of Loans shall be transmitted
            ---------------------
by the Agent (a) to the Disbursement Account upon advice received by the Agent from the Disbursement Account Bank, as described in Section 2.2(b)(ii), directly
                                                    ------------------
to the Disbursement Account, (b) in the circumstances described in Section 3.5,
                                                                   -----------
directly to the applicable Issuing Bank, (c) in the circumstances described in
Section 4.11(c), directly to the applicable Holder and (d) in all other
- ---------------
circumstances, as requested by the Borrower in its Notice of Borrowing.

      2.4   Notices of Borrowing.  Notices of Borrowing may be given by
            --------------------
telephone or facsimile transmission or in writing, and, if by telephone, confirmed by a written Notice of Borrowing delivered to the Agent by facsimile transmission promptly, but in no event later than 4:00 P.M. New York City time on the same day. Each Notice of Borrowing shall specify (i) the proposed Borrowing date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) the aggregate principal amount of Loans and Letter of Credit Obligations of all Borrowers as of the date of such Notice of Borrowing,
(iv) the aggregate principal amount of Loans and Letter of Credit Obligations of the Borrower requesting the Borrowing as of the date of such Notice of Borrowing, (v) whether the proposed Borrowing will consist of Agent Advances or Lender Advances, (vi) whether the proposed Borrowing will be of Prime Rate Loans or Eurodollar Rate Loans, together with the aggregate principal amount of all Loans of the Type requested by the Borrowers to be made or continued as, or converted into, Loans of such Type on the proposed Borrowing date, (vii) in the case of Eurodollar Rate Loans, the requested Interest Period, (viii) instructions for the disbursement of the proceeds of the proposed Borrowing and
(ix) whether the conditions for the requested Borrowing are satisfied. Once given, a Notice of Borrowing that requests a Lender Advance is irrevocable by and binding on the Credit Parties.

      2.5   Authorized Officers and Agents.  On the Closing Date the Borrowers
            ------------------------------
shall deliver, and from time to time thereafter any Borrower may deliver, to the Agent a certificate setting forth the names of the officers, employees and agents authorized to request Loans and Letters of Credit for each Borrower and to request a conversion or continuation of any Loan, in each instance containing a specimen signature of each such officer, employee or agent. The officers, employees and agents so authorized shall also be authorized to act for the applicable

Borrower in respect of all other matters relating to the Credit Documents. The Agent, Lenders and Issuing Bank shall be entitled to rely conclusively on such officer's, employee's, or agent's authority to request such Loan or Letter of Credit or such conversion or until the Agent receives written notice to the contrary. None of the Agent, the Lenders or the Issuing Bank shall have any duty to verify the authenticity of the signature appearing on any such certificate, written Notice of Borrowing, Notice of Conversion or Notice of Continuation, or any other document, and, with respect to an oral request for such a Loan or Letter of Credit or such conversion/continuation, the Agent shall have no duty to verify the identity of any person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act on behalf of the applicable Borrower. None of the Agent, the Lenders or the Issuing Bank shall incur any liability to any Borrower or any other Person in acting upon any telephonic or facsimile notice referred to above which the Agent, such Lender, or the Issuing Bank believes to have been given by a duly authorized officer or other person authorized to borrow on behalf of a Borrower.

      2.6   Periodic Settlement of Agent Advances and Repayments.
            ----------------------------------------------------

      (a)   The Settlement Date.  The amount of each Lender's Proportionate
            -------------------
Share of Loans shall be computed weekly (or more frequently in the Agent's discretion) and shall be adjusted upward or downward based on all Loans (including Agent Advances) and repayments received by the Agent as of 5:00 P.M. New York City time on the last Business Day of the period specified by the Agent (such date, the "Settlement Date").
                 ---------------

      (b)   Summary Statements; Settlements of Principal.  The Agent shall
            --------------------------------------------
deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Loans (including Agent Advances) for the period and the amount of repayments received for the period. As reflected on the summary statement, subject to Section 2.8, each Lender shall transfer to the
                              -----------
Agent, or the Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers (including each Lender's Proportionate Share of repayments received by the Agent during the period covered by the summary statement), the amount of Loans made by each Lender shall be equal to such Lender's Proportionate Share of the aggregate amount of Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Agent by the Lenders and is received prior to 12:00 Noon New York City time on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 P.M. New York City time that day; and, if received after 12:00 Noon New York City time, then no later than 3:00 P.M. New York City time on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent.

      (c)   Distribution of Interest and Unused Line Fees.  Interest on the
            ---------------------------------------------
Loans (including Agent Advances) together with the amount of the Unused Line Fee, shall be allocated by the Agent to each Lender in accordance with the Proportionate Share of Loans actually advanced by and repaid to each Lender, and shall accrue from the date such Loans are so advanced and to the date such Loans are either repaid by a Borrower or actually settled under this Section 2.6.
                                                               -----------
Promptly after the end of each month, the Agent shall distribute to each Lender its Proportionate Share of the interest and Unused Line Fee accrued and paid (or deemed paid) to the Agent during that month; provided, however, that the Agent
                                             --------  -------
shall distribute interest on Eurodollar Rate Loans promptly after it is received.

      2.7   Sharing of Payments.  If any Lender obtains any payment in excess of
            -------------------
its Proportionate Share of payments on account of the Loans or Letter of Credit Obligations, it will immediately purchase, without warranty or recourse, from the other Lenders an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in their respective Loans and Letter of Credit participations sufficient to cause that Lender to share the excess payment ratably with all the other Lenders; provided,
                                                                       --------
however, that if all or part of such excess payment received by the purchasing
- -------
party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Credit Parties agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.7 may, to the
                                                   -----------
fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 9.5, the right of setoff) with respect to such participation
           -----------
as fully as if such Lender were the direct creditor of the Credit Parties in the amount of such participation.

      2.8   Defaulting Lenders.
            ------------------

      (a) A Lender who fails to pay the Agent its Proportionate Share of any Loans (including Agent Advances) made available by the Agent on such Lender's behalf, or who fails to pay any other amount owing by it to the Agent, is a "Defaulting Lender." The Agent may recover all such amounts owing by a
- ------------------
Defaulting Lender on demand. If the Defaulting Lender does not pay such amounts on the Agent's demand, the Agent shall promptly notify the Borrower which requested the Loans, and the Borrower shall pay such amounts within five Business Days. In addition, the Defaulting Lender or the Borrowers shall pay the Agent interest on such amount for each day from the date it was made available by the Agent to the applicable Borrower to the date it is recovered by the Agent at a rate per annum equal to (i) the Federal Funds Rate, if paid by
                    ---------
the Defaulting Lender or (ii) the then
applicable rate of interest calculated under Section 4.1, if paid by the
                                             -----------
Borrower; plus, in each case, the Expenses and losses, if any, incurred as a
          ----
result of the Defaulting Lender's failure to perform its obligations.

      (b) The failure of any Lender to fund its Proportionate Share of any Loan (including Agent Advances) shall not relieve any other Lender of its obligation to fund its Proportionate Share of such Loan. Conversely, no Lender shall be responsible for the failure of another Lender to fund its Proportionate Share of a Loan.

      (c) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by a Credit Party to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the applicable Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to the Credit Documents and determining Proportionate Shares, such Defaulting Lender shall be deemed not to be a "Lender" and, for such purposes solely, such Lender's Commitment shall be deemed to be zero (-0-). This Section 2.8 shall remain effective with respect to such
                       -----------
Lender until (x) the Obligations under this Credit Agreement shall have been declared or shall have become immediately due and payable, (y) the Commitments shall have been terminated or (z) the Majority Lenders, the Agent and the Borrowers shall have waived such Lender's default in writing. The operation of this Section 2.8 shall not be construed to increase or otherwise
                  -----------
affect the Commitment of any Lender, or relieve or excuse the performance by any Credit Party of its duties and obligations hereunder.


                                   ARTICLE 3
                               LETTERS OF CREDIT
                               -----------------


      3.1   Issuance of Letters of Credit.  Subject to the terms and conditions
            -----------------------------
hereunder and in reliance on the representations and warranties of the Credit Parties set forth herein, the Agent shall from time to time cause the Issuing Bank to issue Letters of Credit hereunder at the request of a Borrower and for its account, as more specifically described below. The Agent shall not be obligated to cause the Issuing Bank to issue any Letter of Credit if:

      (a) Issuance of the requested Letter of Credit (i) would cause the Letter of Credit Obligations then outstanding to exceed $2,000,000.00, (ii) would cause the sum of the Loans plus the Letter of Credit Obligations then
                                 ----
outstanding to exceed the
                      ---
lesser of (x) the total Commitments then in effect and (y) the aggregate of the
- ---------
Borrowing Bases then in effect or (iii) would cause the sum of the Loans made to the Borrower requesting the Letter of Credit plus the Letter of Credit
                                             ----
Obligations then outstanding with respect to Letters of Credit issued for the account of the Borrower to exceed the Borrowing Base of the Borrower then in effect; or

      (b) Issuance of the Letter of Credit is enjoined, restrained or prohibited by any Governmental Authority, Requirement of Law or any request or directive of any Governmental Authority (whether or not having the force of law) or would impose upon the Agent or the Issuing Bank any material restriction, reserve, capital requirement, loss, cost or expense (for which the Agent or the Issuing Bank is not otherwise compensated) not in effect or known as of the Closing Date.

      3.2   Terms of Letters of Credit.  The proposed amount, terms and
            --------------------------
conditions, and form of each Letter of Credit (and of any drafts or acceptances thereunder) shall be subject to approval by the Agent and the Issuing Bank. The term of each Letter of Credit shall not exceed 360 days, but may be subject to annual renewal. No Letter of Credit shall have an expiry date later than five Business Days prior to the Expiration Date.

      3.3   Notice of Issuance.  A request for issuance of a Letter of Credit (a
            ------------------
"Letter of Credit Request") may be given by telephone or facsimile transmission or in writing in substantially the form of Exhibit M, and, if by telephone,
                                           ---------
confirmed by a written Letter of Credit Request delivered to the Agent by facsimile transmission promptly, but in no event later than 4:00 P.M. New York City time on the same day. A Letter of Credit Request must be received by the Agent no later than 1:00 P.M. New York City time at least five (5) Business Days (or such shorter period as may be agreed to by the Issuing Bank) in advance of the proposed date of issuance. Such Letter of Credit Request shall be irrevocable unless and until such request is denied by the applicable Issuing Bank and shall specify (i) the stated amount of the Letter of Credit requested,
(ii) the effective date (which shall be a Business Day) of issuance of such Letter of Credit, (iii) the date on which such Letter of Credit is to expire (which shall be a Business Day and no later than five Business Days prior to the Expiration Date), (iv) the Person for whose benefit such Letter of Credit is to be issued, (v) other relevant terms of such Letter of Credit, (vi) the aggregate principal amount of Loans and Letter of Credit Obligations of all Borrowers as of the date of such Letter of Credit Request, (vii) the aggregate principal amount of Loans and Letter of Credit Obligations of the Borrower requesting the Letter of Credit as of the date of such Letter of Credit Request, (viii) the aggregate Letter of Credit Obligations of all Borrowers as of the date of such Letter of Credit Request and (ix) whether the conditions for the requested Letter of Credit are satisfied.

      3.4   Lenders' Participation.  Immediately upon issuance or amendment of
            -----------------------
any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in all rights and obligations under such Letter of Credit (other than fees and other amounts owing to the Issuing Bank) in accordance with such Lender's Proportionate Share.

      3.5   Payment of Amounts Drawn Under Letters of Credit.  Upon notice from
            ------------------------------------------------
the Issuing Bank of any drawing under any Letter of Credit, the Agent shall notify the Borrowers of such drawing not later than 11:00 A.M. on the Business Day immediately prior to the date on which the Issuing Bank intends to honor such drawing, provided that the Agent's failure to notify the Borrowers shall
              --------
not affect the obligations of any Borrower hereunder. The Borrower for whose account the Letter of Credit was issued will be deemed to have concurrently given a Notice of Borrowing to the Agent for Prime Rate Loans in the amount of and at the time of such drawing, which Loans shall not be subject to the conditions set forth in Section 5.2. The proceeds of such Loans shall be
                        -----------
applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing.

      3.6   Payment by Lenders.  If Loans are not made in an amount sufficient
            ------------------
to reimburse the Issuing Bank in full for the amount of any draw, the Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Agent, for the account of the Issuing Bank, the amount of its participation in immediately available funds not later than 1:00 P.M. New York City time on the next Business Day. If any Lender fails to make available to the Agent the amount of such Lender's participation, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate for the first three Business Days and thereafter at the Prime Lending Rate. For each Letter of Credit, the Agent shall promptly distribute to each Lender which has funded the amount of its participation its Proportionate Share of all payments subsequently received by the Agent from the Borrowers in reimbursement of honored drawings, including any interest thereon. If an Issuing Bank receives any such payment, the Issuing Bank shall promptly pay the same to the Agent, and the Agent shall distribute such payment in accordance with the immediately preceding sentence.

      3.7   Nature of Issuing Bank's Duties.  In determining whether to pay
            -------------------------------
under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. As among the Borrowers, the Issuing Bank and each other Lender, the Borrowers assume all risks of the acts and omissions of the Issuing Bank, except for such actions or omissions that result from the gross negligence or willful misconduct of the Issuing Bank, or misuse of the Letters of Credit by the respective beneficiaries of such Letters of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any liability to any Borrower, the Agent or any Lender.

      3.8   Obligations Absolute.  The obligations of the Borrowers to reimburse
            --------------------
the Issuing Bank for drawings honored under the Letters of Credit and the obligations of the Lenders under Sections 3.5 and 3.6 shall be unconditional and
                                 ------------     ---
irrevocable and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances including, without limitation, the fact that a Default or an Event of Default shall have occurred and be continuing provided, in each case, that payment by the Issuing Bank under the applicable
- --------
Letter of Credit shall not have constituted gross negligence or willful misconduct of the Issuing Bank under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

      3.9   Agent's Execution of Applications and Other Issuing Bank
            --------------------------------------------------------
Documentation; Reliance on Credit Agreement by Issuing Bank.  The Agent shall
- -----------------------------------------------------------
be authorized to execute, deliver and perform on behalf of the Lenders such letter of credit applications, letter of credit modifications and consents and other undertakings for the benefit of the Issuing Bank as may be reasonably necessary or appropriate in connection with the issuance or modification of Letters of Credit requested by a Borrower hereunder. The Lenders, the Agent and the Borrowers all expressly agree that the terms of this Article 3 and various
                                                         ---------
other provisions of this Credit Agreement identifying the Issuing Bank are also intended to benefit the Issuing Bank and the Issuing Bank shall be entitled to enforce the provisions hereof which are for its benefit.

      3.10  Additional Payments.  If by reason of (a) any change after the date
            -------------------
hereof in any Requirement of Law or any change after the date hereof in the interpretation, administration or application by any Governmental Authority of any Requirement of Law or (b) compliance by the Issuing Bank or any Lender with any direction, request or requirement (whether or not having the force of law) of any Governmental Authority or monetary authority after the date hereof including, without limitation, Regulation D:

      (i) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by the Issuing Bank or participations therein purchased by any Lender; or

      (ii) there shall be imposed on the Issuing Bank or any Lender any other condition regarding this Section 3.10, any Letter of Credit or any participation
                         ------------
therein;

and the result of the foregoing is to increase directly or indirectly the cost to the Issuing Bank or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Issuing Bank or any Lender, then, and in any such case, the Issuing Bank or such Lender may, at any time within 180 days after the additional cost is incurred or the amount received is reduced, notify the Borrowers (unless such change or compliance arose or became effective retrospectively, in which case such Lender or Issuing Bank shall not be limited to such 180-day period so long as such Lender or Issuing Bank has given such notice to the Borrowers no later than 180 days from the date such change or compliance became applicable to such Lender or Issuing
Bank), and the Borrowers shall pay on demand such amounts as the Issuing Bank or such Lender may specify to be necessary to compensate the Issuing Bank or such Lender for such additional cost or reduced receipt, together with interest on such amount from 10 days after the date of such demand until payment in full thereof at a rate equal at all times to the Prime Lending Rate per annum. The
                                                               ---------
determination by the Issuing Bank or any Lender, as the case may be, of any amount due pursuant to this Section 3.10, as set forth in a certificate setting
                            ------------
forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.


                                   ARTICLE 4
                      COMPENSATION, REPAYMENT, REDUCTION
                      ----------------------------------
                         AND EXTENSION OF COMMITMENTS
                         ----------------------------


      4.1   Interest on Prime Rate Loans.  Subject to Section 4.6, each Borrower
            ----------------------------              -----------
shall pay to the Agent for the account of the Lenders in accordance with their respective Proportionate Shares, on the first Business Day of each month, interest on Prime Rate Loans made to or for the account of the Borrower, calculated monthly in arrears at an interest rate per annum equal to the Prime
                                                  ---------
Lending Rate plus 1.50% on the average net balances owing to the Agent and the
             ----
Lenders at the close of business each day during such month. The rate hereunder shall change each day the Prime Lending Rate changes.

      4.2   Interest on Eurodollar Rate Loans.  Subject to Section 4.6, interest
            ---------------------------------              -----------
on Eurodollar Rate Loans shall be payable by the Borrower for whose account the Loans were made on the last day of each Interest Period with respect to such Eurodollar Rate Loans (and, in the case of any Eurodollar Rate Loan with an Interest Period of six months, on the three-month anniversary of the commencement of that Interest Period), at the date of conversion of such Eurodollar Rate Loans (or a portion thereof) to a Prime Rate Loan and at maturity of such Eurodollar Rate Loans at an interest rate per annum equal
                                                           ---------
during the Interest Period for such Eurodollar Rate Loans to the Adjusted Eurodollar Rate for the Interest Period in effect for such Eurodollar Rate Loans plus 3.00%. After maturity of such Eurodollar Rate Loans (whether by
- ----
acceleration or otherwise), interest shall be payable upon demand. The Agent, upon determining the Adjusted Eurodollar Rate for any Interest Period, shall promptly notify the Borrowers and the Lenders by telephone (confirmed promptly in writing) or in writing thereof. Each determination by the Agent of the Adjusted Eurodollar Rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

      4.3   Interest on Other Obligations.  Subject to Section 4.6, the
            -----------------------------              -----------
Borrowers jointly and severally agree to pay to the Agent for the account of the Lenders in accordance with their respective Proportionate Shares, on the first Business Day of each month, interest on all other Obligations owing to such Lenders, calculated monthly in arrears at an interest rate per annum equal to
                                                           ---------
the Prime Lending Rate plus 1.50% on the average net balances owing to
                       ----
the Agent and the Lenders at the close of business each day during such month. The rate hereunder shall change each day the Prime Lending Rate changes.

      4.4   Unused Line Fee.  The Borrowers jointly and severally agree to pay
            ---------------
to the Agent, for the account of the Lenders in accordance with their respective Proportionate Shares, a fee (the "Unused Line Fee"), accruing at the rate of
                                  ---------------
0.50% per annum on the average daily amount by which the Commitments at the
      ---------
close of business on such day exceeds the sum of (a) the outstanding principal amount of the Loans, plus (b) the outstanding Letter of Credit Obligations, for
                     ----
the period commencing on the Closing Date and ending on the Expiration Date, such Unused Line Fee being payable (x) monthly, in arrears, commencing on the first day of the calendar month immediately following the Closing Date and (y) on the Expiration Date.

      4.5   Letter of Credit Fees.
            ---------------------

      (a) Each Borrower for whose account a Letter of Credit has been issued shall pay to the Agent, for the benefit of the Lenders in accordance with their respective Proportionate Shares, on the first day of each month a fee (the "Letter of Credit Fee"), calculated at the rate of 3.00% per annum on the daily
- ---------------------                                    ---------
weighted average amount of Letter of Credit Obligations outstanding during the immediately preceding month with respect to Letters of Credit issued for the account of the Borrower. Notwithstanding the foregoing, Letter of Credit Fees on Letter of Credit Obligations outstanding after the occurrence and during the continuance of an Event of Default shall be payable on demand at rate equal to 5.00% per annum.
      ---------

      (b)   Each Borrower for whose account a Letter of Credit is to be (or has been) issued shall also pay the customary charges, fees and expenses of Bankers Trust Company for the issuance, administration and negotiation of each Letter of Credit (if Bankers Trust Company is the Issuing Bank), and the Agent shall be entitled to charge to the Loan Account of that Borrower such fees, charges and expenses of the Issuing Bank (if not Bankers Trust Company) as and when incurred by the Agent, any Lender or the Issuing Bank (in each case, the "Issuing Bank
                                                                 ------------
Fees").
- ----

      (c) Each determination by the Agent of Letter of Credit Fees, Issuing Bank Fees and other fees, charges and expenses under this Section 4.5 shall be
                                                          -----------
conclusive and binding for all purposes, absent manifest error.

      4.6   Interest After Event of Default.  From the date of occurrence of an
            -------------------------------
Event of Default until the earlier of (i) the date all Obligations have been Paid In Full or (ii) the date as of which such Event of Default is waived or cured, each Borrower shall be obligated to pay to the Lenders interest on all outstanding Obligations (other than Eurodollar Rate Loans) calculated at a rate per annum equal to the Prime Lending Rate plus 3.50%. In the case of Eurodollar
- ---------                                 ----
Rate Loans, at the time any such increase in the interest rate is effective under this Section 4.6, each Borrower shall be obligated to pay to the Lenders
           -----------
interest on all outstanding Eurodollar Rate Loans calculated at a rate per annum
                                                                       ---------
equal to the Adjusted Eurodollar Rate for the Interest Period, in each case, in effect for such Eurodollar Rate Loans plus 5.00%. Upon the expiration of the
                                      ----
Interest Period in effect such Eurodollar Rate Loans shall thereupon become Prime Rate Loans and shall thereafter bear interest payable upon demand at a rate per annum equal to the Prime Lending Rate plus 3.50%. Nothing in this
     ---------                                 ----
Section 4.6 prohibits the right of the Lenders to waive any such increase in the
- -----------
interest rate.

      4.7   Expenses.  The Borrowers jointly and severally agree to reimburse
            --------
the Agent's Expenses promptly upon demand.

      4.8   Mandatory Payment; Reduction of Commitments.
            -------------------------------------------

      (a)   Mandatory Payment.  Except during the Agent Advance Period, each
            -----------------
Borrower shall, without notice or demand of any kind, immediately make such repayments of the Loans to the extent necessary to reduce (i) the aggregate outstanding principal amount of all Loans to an amount less than or equal to the
                                                                             ---
lesser of (A) the total Commitments and (B) the sum of the Borrowing Bases of
- ---------
all Borrowers, minus, in each case, the then outstanding Letter of Credit
               -----
Obligations and (ii) the aggregate outstanding principal amount of Loans made to or for the account of that Borrower to an amount less than or equal to the Borrowing Base of that Borrower, minus the then outstanding Letter of Credit
                                 -----

Obligations with respect to Letters of Credit issued for the account of that Borrower.

      (b)   Reduction of Commitments.  On the Expiration Date, the Commitment of
            ------------------------
each Lender shall automatically terminate and may not be reinstated. Upon not less than three (3) Business Days' prior written notice to the Agent (which the Agent shall promptly transmit to each Lender), the Borrowers may permanently reduce in part or terminate in whole the Commitments at any time and from time to time without premium or penalty, provided that the Borrowers shall have made
                                    --------
whatever payment may be required to reduce the sum of the principal amount of the Loans, plus the Letter of Credit Obligations to an amount less than or equal
           ----
to the Commitments as reduced or terminated. Any partial reduction must be in an aggregate amount for all the Lenders of not less than $1,000,000 (and in increments of $500,000 in excess of such amount), and shall reduce the Commitment of each Lender proportionately in accordance with its Proportionate Share. Any notice of termination or reduction given to the Agent under this
Section 4.8(b) shall be irrevocable and shall specify the date (which shall be a
- --------------
Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. Once reduced, no portion of the Commitments may be reinstated.

      (c)   Asset Sales.  Upon consummation of a sale or other disposition of
            -----------
assets pursuant to Section 8.9(vi) or any sale and leaseback transaction
                   ---------------
permitted by Section 8.15, the Credit Parties shall commit in writing within 240
             ------------
days of such sale, disposition or consummation of such transaction to reinvest the Net Cash Proceeds resulting therefrom and/or reduce the Commitments and shall so reinvest such Net Cash Proceeds or reduce the Commitments within 330 days of such sale or disposition, as follows: (i) any Borrower shall reinvest such Net Cash Proceeds in Productive Assets or (ii) unless the Borrowers shall have provided to the Agent evidence reasonably satisfactory to the Agent of the reinvestment described in the immediately preceding clause (i) prior to the date
                                                    ----------
which is 330 days after the consummation of the sale, disposition or sale and leaseback transaction, the Commitments shall be automatically reduced as of the 330th day in an amount equal to any such Net Cash Proceeds not reinvested pursuant to clause (i) (and the Borrowers shall make any payment required by
            ----------
Section 4.8(a) after giving effect to such reduction).
- --------------

      4.9   Extension of Expiration Date.
            ----------------------------

      (a) The Borrowers may, with the consent of the Parent Guarantors and by delivery of a duly completed Extension Request to the Agent and the Lenders, given not more than 365 days, but not less than 90 days, prior to the Initial Expiration Date, request that the Expiration Date be extended to a date which is not more than one year after the Initial Expiration Date (or, if not a Business Day, the immediately preceding Business Day); provided, however,
                                                             --------  -------
that, no such Extension Request shall be made or, if made, shall be effective if, as of the date of such Extension Request, a Default or an Event of Default shall have occurred and is continuing. Each Lender shall, by written notice delivered to the Borrowers and the Agent in the form attached to the Extension Request, within 30 days after receipt of such Extension Request, indicate whether it consents to the extension of the Expiration Date, which consent may be given or withheld by such Lender in its sole and absolute discretion (each Lender consenting to such extension is hereinafter referred to as an "Extending
                                                                      ---------
Lender" and each Lender refusing to consent to such extension is hereinafter
- ------
referred to as a "Non-extending Lender"). In the event that any Lender desires
                  --------------------
to extend the Expiration Date for a Commitment amount that is less than the amount of its Commitment prior to the Initial Expiration Date, the Lender shall so indicate such reduced Commitment amount in its response to the Extension Request. The Borrowers may accept or reject such proposed extension for a reduced Commitment amount in their sole discretion by written notice to the Agent and the Lender proposing such extension. In the event that such proposal is accepted by the Borrowers, such Lender shall be deemed to be an Extending Lender to the extent of such reduced Commitment amount and a Non-extending Lender to the extent of the portion of its Commitment which is not extended beyond the Initial Expiration Date. In the event that such proposal is rejected by the Borrowers, such Lender shall be deemed to be a Non-extending Lender for the full amount of its Commitment. Failure of a Lender to respond to an extension request shall constitute a refusal by such Lender to consent thereto.

      (b) No extension as to any Lender shall in any event be effective until the Initial Expiration Date and unless the following conditions shall have been satisfied:

            (i) the Agent has received a certificate of the chief executive officer, chief financial officer or treasurer of each Borrower stating that, as of the Initial Expiration Date, both immediately before and after giving effect to the Extension Request, all of the conditions set forth in Section 5.2 shall
                                                             -----------
have been satisfied; and

            (ii) the Agent has not received notice from any Lender that, as of the Initial Expiration Date, both immediately before and after giving effect to the Extension Request, any Default or Event of Default has occurred and is then continuing.

      (c) On the Initial Expiration Date, but subject to satisfaction of the foregoing conditions, the Commitment of each Extending Lender shall be extended to the date set forth in the Extension Request. On the Initial Expiration Date, but subject to the provisions of Section 4.9(d), the Commitment of each Non-
                                 --------------
extending Lender shall automatically terminate, and the Borrowers shall pay in full (i) to the Non-extending Lender, all Obligations owing to the Non-extending Lender (including, without limitation, the principal amount of, and all accrued interest on, all outstanding Loans of, and all accrued and theretofore unpaid, Fees owing to, such Non-extending Lender through the Initial Expiration Date, but excluding all Obligation which, as of the Initial Expiration Date, are contingent and unliquidated and not due and owing and which pursuant to the provisions of the Credit Documents survive the termination of such Non-extending Lender's Commitment) less any amounts paid to the Agent and the Issuing Bank
                     ----
pursuant to clauses (ii) and (iii) respectively, which would have otherwise been
            ------------     -----
payable to the Non-extending Lender, (ii) to the Agent, all amounts as to which the Non-extending Lender is then in default to the Agent in respect of advances made by the Agent on such Non-extending Lender's behalf (including Agent Advances) and (iii) to the Issuing Bank, all amounts as to which the Non-extending Lender is then in default to the Issuing Bank in respect of participations in Letters of Credit.

      (d) The Borrowers may make written demand on any Non-extending Lender (with a copy to the Agent) for such Non-extending Lender to assign, at the Borrowers' expense and subject to Section 4.14(d), and such Non-extending Lender
                                  ---------------
shall assign, without recourse, pursuant to one or more duly executed Assignment and Assumption Agreements, within 30 days after the date of such demand, to one or more Extending Lenders or Eligible Assignees which have issued a commitment to the Borrowers to purchase at par, all of such rights and obligations under this Credit Agreement and the Credit Documents (including, without limitation, such Non-extending Lender's Loans, Commitments, participations in Letters of Credit, obligations to make settlements of advances made by the Agent on such Lender's behalf (including Agent Advances), accrued interest and Fees) in accordance with Section 12.8. Such Assignment and Assumption Agreements shall
                ------------
become effective as of the Initial Expiration Date, constitute an Extension Request by the Borrowers, a proposed extension by such Eligible Assignee and an acceptance by the Borrowers, provided that (i) the conditions set forth in
                             --------
Section 4.9(b) shall have been satisfied, (ii) such assignee shall have paid (A)
- --------------
to such Non-extending Lender an amount equal to the sum of the principal amount of, and all accrued interest on, all outstanding Loans of, and all accrued and theretofore unpaid, Fees owing to, such Non-extending Lender, (B) to the Agent, all amounts as to which the Non-extending Lender is then in default to the Agent in respect of advances made by the Agent on such Non-extending Lender's behalf (including Agent Advances) and (C) to the Issuing Bank, all amounts as to which the Non-extending Lender is then in default to the Issuing Bank in respect of participations in Letters of Credit, (iii) the Borrowers shall have paid to such Non-extending Lender all outstanding Obligations (other than obligations required to be paid by such assignee and Obligations which, as of the Initial

Expiration Date, are contingent and unliquidated and not due and owing and which pursuant to the provisions of the Credit Documents survive the termination of such Non-Extending Lender's Commitment) through the Initial Expiration Date,
(iv) the Borrowers or the applicable assignee shall have paid to the Agent the processing and recordation fee required to be paid by Section 12.8(b) and (v)
                                                      ---------------
all of the requirements for such assignment contained in Section 12.8(b),
                                                         ---------------
including, without limitation, the consent of the Agent and the receipt by the Agent of an executed Assignment and Assumption Agreement or Agreements and other supporting documents, shall have been fulfilled. The Agent is hereby authorized to execute one or more Assignment and Assumption Agreements as attorney-in-fact for any Non-extending Lender failing to execute and deliver the same within such time period.

      (e)  Upon the extension of the Expiration Date pursuant to this Section
                                                                      -------
4.9, the Agent shall amend Annex I to reflect the Lenders and their respective
- ---                        -------
Commitments after giving effect to such extension and shall deliver a copy thereof to the Borrowers and each Lender. Such amended Annex I shall supersede
                                                       -------
the previous Annex I and shall be conclusive and binding absent manifest error.
             -------

     4.10   Maintenance of Loan Account; Statements of Account.  The Agent
            --------------------------------------------------
shall maintain an account on its books in the name of each Borrower (the "Loan
                                                                          ----
Account" of that Borrower) in which the Borrower will be charged with all Loans and advances made by the Agent or the Lenders to the Borrower or for the Borrower's account, including the Loans, the Letter of Credit Obligations, the Fees, the Expenses and any other Obligations. The Loan Account will be credited with all payments received by the Agent from the Borrower or for the Borrower's account, including all amounts received in such Borrower's Concentration Account from any Lockbox Bank or Restricted Account Bank maintained by such Borrower. The Agent shall send each Borrower a monthly statement reflecting the activity in its Loan Account. Absent manifest error, each monthly statement shall be an account stated and shall be final, conclusive and binding on the Borrowers.

      4.11  Payment Procedures.
            ------------------

      (a)   Manner and Time of Payment.  All payments of principal of and
            --------------------------
interest on the Loans and other Obligations (including, without limitation, Fees and Expenses) which are payable to the Agent, the Lenders or the Issuing Bank shall be made without condition or reservation of right, and, with respect to payments made other than from application of deposits in the Concentration Account, in immediately available funds, delivered to the Agent not later than 1:00 P.M. New York City time on the date and at the place due, to such account of the Agent as it may designate, for the account of the Agent, the Lenders or the Issuing Bank, as the case may be; and funds received by the Agent not later than 1:00 P.M. New York City time on any given Business Day shall be credited against payment to be made that day and funds received by the Agent after that time shall be deemed to have been paid on the immediately following Business Day. Payments actually received by the Agent for the account of the Lenders or the Issuing Bank, or any of them, shall be paid to them by the Agent promptly after receipt thereof.

      (b)   Apportionment and Application of Payments.
            -----------------------------------------

      (i)   Subject to the provisions of Section 2.8, all payments of principal
                                         -----------
and interest in respect of outstanding Loans, all payments of Fees and Expenses and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders and the Issuing Bank as are entitled thereto, in proportion to their respective Proportionate Shares or otherwise as provided herein.

      (ii)  Except as provided in Section 4.11(b)(iii) with respect to payments
                                  --------------------
and proceeds of Collateral received after the occurrence of an Event of Default and subject to the provisions of Section 2.8, all such payments and any other
                                 -----------
amounts received by the Agent from or for the benefit of a Borrower shall be applied first, to pay principal of and interest on any portion of the Loans to
        -----
the Borrower which the Agent may have advanced on behalf of any Lender (including Agent Advances) for which the Agent has not then been reimbursed by such Lender or the Borrower, second, to pay the principal of the Loans advanced
                             ------
to the Borrower which are then due and payable in the order described hereinbelow and interest on such Loans then due and payable, ratably, based on the then outstanding balances of the such Loans, third, to pay all other
                                                 -----
Obligations then due and payable by the Borrower, ratably, and fourth, as the
                                                               ------
Borrower so designates. All such principal and interest payments in respect of Loans shall be applied first, to repay outstanding Prime Rate Loans and then to
                       -----                                            ----
repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods.

      (iii) Except as provided in Section 9.5, after the occurrence and during
                                  -----------
the continuance of an Event of Default, all payments and proceeds of Collateral received by the Agent shall be applied in the following order: first, to the
                                                                -----
payment of any Fees, Expenses or other Obligations due and payable to the Agent under any of the Credit Documents, including Agent Advances and any other amounts advanced by the Agent on behalf of the Lenders; second, to the payment
                                                        ------
of any Fees, expenses or other Obligations due and payable to the Issuing Bank under any of the Credit Documents; third, to the ratable payment of any Fees,
                                   -----
Expenses or other Obligations due and payable to the Lenders under any of the Credit Documents other than those Obligations specifically referred to in this
Section 4.11(b)(iii); fourth, to the ratable
- --------------------  ------
payment of interest due on the Loans; and, fifth, to the ratable payment of
                               -----
principal due on the Loans.


      (iv)  Subject to Sections 2.6 and 2.8, the Agent shall promptly distribute
                       ------------     ---
to each Lender and Issuing Bank at its primary address set forth on Annex I or
                                                                    -------
in the Assignment and Assumption Agreement by which it became a Lender or Issuing Bank, or at such other address as a Lender, an Issuing Bank or other Holder may request in writing, such funds as such Person may be entitled to receive; provided, however, that the Agent shall under no circumstances be bound
         --------  -------
to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Majority Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

      (c)  Charging of Loan Account.  The Agent, in its sole discretion subject
           ------------------------
only to the terms of this Section 4.11(c), may pay from the proceeds of Loans
                          ---------------
made to a Borrower hereunder, whether made following a request by the Borrower pursuant to Section 2.2 or a deemed request as provided in this Section 4.11(c),
            -----------                                         ---------------
all interest, Fees, Expenses and other payments to be made hereunder and under the other Credit Documents if and to the extent such payment is not made when due hereunder; provided, however, that the Agent shall give the Borrower at
               --------  -------
least three days' written notice of the amount payable prior to the payment date of any such payment, the payment date of which is not otherwise specified hereunder. Each Borrower hereby irrevocably authorizes the Lenders to make Loans, which Loans shall be Prime Rate Loans, in each case, upon notice from the Agent as described in the following sentence for the purpose of paying such Obligations, and agrees that all such Loans so made shall be deemed to have been requested by it pursuant to Section 2.2 as of the date of the aforementioned
                            -----------
notice. The Agent shall request Loans on behalf of a Borrower as described in the immediately preceding sentence by notifying the Lenders by telecopy, telegram or other similar form of transmission (which notice the Agent shall thereafter promptly transmit to the Borrower), of the amount and date of the proposed Borrowing and that such Borrowing is being requested on the Borrower's behalf pursuant to this Section 4.11(c). On the proposed Borrowing date for
                        ---------------
such Loan, the Lenders shall make the requested Loans in accordance with the procedures and subject to the conditions specified in Section 2.2(c). The
                                                      --------------
Borrower's obligations to the Agent and the Lenders with respect to such payments shall be discharged by the Agent's receipt of the proceeds of such Loans.

      (d)  Payments on Non-Business Days.  Whenever any payment to be made by a
           -----------------------------
Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the immediately following Business Day (except as set forth in the proviso to the third sentence of the definition of "Interest Period" with respect to payments due on the immediately preceding Business Day), and any such extension of time shall be included in the computation of the payment of interest and Fees hereunder.

      4.12  Collection of Accounts.  Within 120 days following the Closing
            ----------------------
Date, each Borrower shall have established, and shall maintain at all times thereafter, a lockbox (individually, a "Lockbox" and collectively, the
                                        -------
"Lockboxes") and shall have instructed all account debtors on its Accounts and
- ----------
all obligors with respect to any proceeds of Collateral to remit all Collections and all such proceeds to such Lockboxes (and each Borrower shall use its best efforts to cause all account debtors and all obligors with respect to proceeds of Collateral to remit Collections and such proceeds to such Lockboxes). Each Borrower, the Agent and the financial institutions selected by such Borrower and acceptable to the Agent (the "Lockbox Banks" of such Borrower) shall enter into
                              -------------
agreements substantially in the form of Exhibit N-1, or such other form as the
                                        -----------
Agent may approve (the "Lockbox Agreements"), which among other things shall
                        ------------------
provide for the opening of an account for the deposit of Collections and proceeds of Collateral (a "Collection Account" of such Borrower) at a Lockbox
                           ------------------
Bank; provided, however, that from the Closing Date until the earlier of (i) the
      --------  -------
120th day following the Closing Date and (ii) the date a Lockbox for such Borrower is established, each Borrower may maintain accounts into which such Borrower deposits Collections and proceeds of Collateral (individually, a "Restricted Account" and collectively, the "Restricted Accounts") with the
- -------------------                         -------------------
financial institutions selected by such Borrower and acceptable to the Agent (the "Restricted Account Banks" of such Borrower), and such Borrower, the Agent
      ------------------------
and such financial institutions shall enter into agreements substantially in the form of Exhibit N-2 (the "Restricted Account Agreements"). All Collections and
        -----------       -----------------------------
other amounts received or receivable by a Borrower from any account debtor, in addition to all other cash and proceeds of Collateral received from any other source, shall upon receipt be deposited into a Collection Account or a Restricted Account, as the case may be, of such Borrower. Except with respect to the replacement of a Restricted Account Agreement with a Lockbox Agreement, termination or modification of such arrangements shall be subject to approval by the Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements or the Restricted Account Agreements, as the case may be, all available amounts held in each Collection Account or Restricted Account, as the case may be, of a Borrower shall be wired or, with the consent of the Agent, sent via the automated clearing house system each Business Day into such Borrower's concentration account maintained by the Agent with Bankers Trust Company (such concentration account or such other account as the Agent may approve in writing, the "Concentration Account" of such Borrower). All amounts
                         ---------------------
received in the Concentration Account from the Lockbox Banks or the Restricted Account Banks, in each case of the applicable Borrower, shall be credited to the account of such Borrower and applied and apportioned in accordance with Section 4.11. All
                                                        ------------
Collections and other proceeds of Collateral which are received directly by any Borrower shall be deemed to have been received by the Borrower as the Agent's trustee and, upon the Borrower's receipt thereof, the Borrower shall immediately transfer or cause to be transferred, all such amounts into such Borrower's Collection Accounts or, if a Lockbox has not yet been established, into such Borrower's Restricted Accounts in their original form, together with such endorsements thereon as are necessary or appropriate to permit their immediate deposit into such Collection Accounts or Restricted Accounts, as the case may be.

      4.13  Calculations.  All calculations of (i) interest hereunder and
            ------------
(ii) Fees, including, without limitation, Unused Line Fees and Letter of Credit Fees, shall be made by the Agent, on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable. Each determination by the Agent of an interest rate, Fee or other payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

      4.14  Special Provisions Relating to Eurodollar Rate Loans.
            ----------------------------------------------------

      (a)   Continuation.  With respect to any Borrowing consisting of
            ------------
Eurodollar Rate Loans, the Borrower for whose account the Borrowing has been made may (so long as no Default or Event of Default has occurred and is continuing), subject to the provisions of Section 4.14(c), elect to maintain
                                          ---------------
such Borrowing or any portion thereof as consisting of Eurodollar Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made pursuant to a Notice of Continuation given not later than 1:00 P.M. New York City time on the third Business Day prior to the date of any such continuation relating to Eurodollar Rate Loans, by the applicable Borrower to the Agent. Such Notice of Continuation shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing, in each case specifying (i) the date of such continuation,
(ii) the aggregate amount of Loans subject to such continuation and (iii) the duration of the selected Interest Period. The applicable Borrower may elect to maintain more than one Borrowing consisting of Eurodollar Rate Loans by combining such Borrowings into one Borrowing and selecting a new Interest Period pursuant to this Section 4.14(a), provided that all such Borrowings to be so
                 ---------------  --------
combined shall have Interest Periods ending on the same date. If the applicable Borrower shall fail to submit a Notice of Continuation or select a new Interest Period for all or any portion of any Eurodollar Rate Loans in accordance with this Section 4.14(a), that portion of such Loans for which no Notice
     ---------------
of Continuation has been submitted or no Interest Period has been selected will automatically, on the last day of the then existing Interest Period therefore, convert into Prime Rate Loans. The Agent shall give each Lender prompt notice by telephone or facsimile transmission of each Notice of Continuation. Borrowings of Eurodollar Rate Loans on the same Business Day shall be in an aggregate principal amount for all Borrowers requesting that Loans be made or continued as, or converted into, Eurodollar Rate Loans with the same Interest Period on such Business Day of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

      (b)  Conversion.  Each Borrower may on any Business Day (so long as no
           ----------
Default or Event of Default has occurred and is continuing) pursuant to a Notice of Conversion given to the Agent, and subject to the provisions of Section
                                                                   -------
4.14(c), convert the entire amount of or a portion of all Prime Rate Loans made
- -------
to or for the account of the Borrower into Eurodollar Rate Loans; provided,
                                                                  --------
however, that, upon conversion of any Prime Rate Loans into Eurodollar Rate
- -------
Loans, the Borrower shall pay accrued interest to the date of conversion on the principal amount converted. Each such Notice of Conversion shall be given not later than 1:00 P.M. New York City time on the third Business Day prior to the date of any proposed conversion into Eurodollar Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing, in each case specifying (i) the requested date of such conversion, (ii) the aggregate amount of Loans to be converted and (iii) the duration of the Interest Period of such Loan. Borrowings of Eurodollar Rate Loans on the same Business Day shall be in an aggregate principal amount for all Borrowers requesting that Loans be made or continued as, or converted into, Eurodollar Rate Loans with the same Interest Period on such Business Day of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Borrowings of Prime Rate Loans (other than Agent Advances) on the same Business Day shall be in an aggregate principal amount for all Borrowers requesting that Loans be made as, or converted into, Prime Rate Loans on such Business Day of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof. Subject to the foregoing limits, each Borrower may request one or more Borrowings of Prime Rate Loans on the same Business Day, but may request only one Borrowing of Eurodollar Rate Loans (excluding continuations of Eurodollar Rate Loans) for any Business Day (which shall be funded simultaneously with all Loans requested to be made as, or converted into, Eurodollar Rate Loans requested by the other Borrowers for such Business Day).

      (c)  Certain Limitations on Eurodollar Rate Loans.  The right of each
           --------------------------------------------
Borrower to maintain, select, continue or convert Eurodollar Rate Loans shall be limited as follows:

         (i) If the Agent is advised by Bankers Trust Company that it is not offering U.S. dollar deposits (in the applicable amounts) in the London interbank market, or the Agent determines that adequate and fair means do not otherwise exist for ascertaining the Eurodollar Rate for Eurodollar Rate Loans comprising any requested Borrowing, continuation or conversion, the right of the Borrowers to select or maintain Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as a Prime Rate Loan.

         (ii) If the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, continuation or conversion, notify the Agent (whereupon the Agent will notify the Borrowers) that the Eurodollar Rate for Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Loans for such Borrowing, the right of the Borrowers to select Eurodollar Rate Loans for such Borrowing shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as a Prime Rate Loan; provided, however, that the right of the Borrowers to select Eurodollar
         --------  -------
   Rate Loans for such Borrowing will continue if the Borrowers agree to reimburse each Lender for such additional amounts as are necessary (as reasonably determined by such Lender in its sole discretion) to adequately reflect the cost of making such Eurodollar Rate Loans.

         (iii) If at any time any Lender determines (which determination shall, absent manifest error, be conclusive and binding on all parties) that the making, continuation or conversion of any Loan as a Eurodollar Rate Loan has become unlawful or impermissible by reason of compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority or monetary authority (whether or not having the force of law or whether or not noncompliance would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination in writing, to the Borrowers and the Agent and the Agent shall promptly transmit the notice to each other Lender. Until such Lender gives notice otherwise, the right of the Borrowers to select Eurodollar Rate Loans from that Lender shall be suspended and each Eurodollar Rate Loan outstanding from that Lender shall automatically and immediately convert to a Prime Rate Loan.

         (iv) Eurodollar Rate Loans shall not be available for any Borrowing until the earlier of (A) ninety days following the Closing Date and (B) the date upon which the Agent determines in its sole discretion (and notifies the Borrowers) that the primary syndication of the Loans has been completed.

         (v) There shall not be outstanding at any one time more than three Borrowings of Eurodollar Rate Loans for any Borrower or more than fifteen Borrowings of Eurodollar Rate Loans for all Borrowers.

         (vi)  No Agent Advance shall be made as a Eurodollar Rate Loan.

      (d)   Compensation.  (i) Each Notice of Continuation and Notice of
            ------------
Conversion shall be irrevocable by and binding on the Credit Parties. In the case of any Borrowing, continuation or conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the Borrowers shall jointly and severally indemnify each Lender against any loss, cost or expense incurred by such Lender, upon written request by such Lender, as a result of any failure to fulfill, on or before the date for such Borrowing, continuation or conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in Article 5, including, without limitation, any
                                   ---------
loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing, continuation or conversion.

         (ii) If any payment of principal of, or conversion or continuation of, any Eurodollar Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, conversion or continuation of such Loan or acceleration of the maturity of the Notes pursuant to Article 9 or for any other reason, the Borrower for whose account the Loan
   ---------
has been made shall, upon written demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

         (iii) Calculation of all amounts payable to a Lender under this Section
                                                                         -------
4.14(d) shall be made as though such Lender elected to fund all Eurodollar Rate
- -------
Loans by purchasing U.S. dollar deposits in its Eurodollar Lending Office's interbank eurodollar market.

      4.15  Indemnification in Certain Events.  If after the Closing Date,
            ---------------------------------
either (i) any change in or in the interpretation,
administration or application of any Requirement of Law is introduced, including, without limitation, with respect to reserve requirements, applicable to the Agent, to any of the Lenders, or to Bankers Trust Company, Bankers Trust (Delaware) or any other banking or financial institution from whom any of the Lenders borrows funds or obtains credit (a "Funding Bank"), or (ii) the Agent, a Funding Bank or any of the Lenders complies with any future guideline or request
- ------------
from any central bank or other Governmental Authority made after the date hereof or (iii) the Agent, a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or the Agent, a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change
                                           ------------
or compliance is made after the date hereof and has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Funding Bank's or Lender's policies as the case may be with respect to capital adequacy) by an amount deemed by such Lender to be material, or any of the foregoing events described in clauses (i),
                                                                   -----------
(ii) or (iii) increases the cost to the Agent, the Issuing Bank or any of the
- ----    -----
Lenders of (A) funding or maintaining its Commitment or (B) issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or reduces the amount receivable in respect thereof by the Agent, the Issuing Bank or any Lender, then the Borrowers jointly and severally agree to pay to the Agent, upon demand by the Agent and for the account of each applicable Lender or, as applicable, the Issuing Bank or a Funding Bank, additional amounts sufficient to indemnify the Lenders against such increase in cost or reduction in amount receivable; provided that the
                                                         --------
calculation of such amount is set forth in reasonable detail in a written statement delivered to the Borrowers by the Agent (or such Lender, the Issuing Bank or Funding Bank) not later than 180 days after the incurrence of such costs, which statement shall be conclusive absent manifest error (unless such adoption, change or compliance arose or became effective retrospectively, in which case the Agent, such Lender, Issuing Bank or Funding Bank shall not be limited to such 180-day period so long as such Person has given such notice to the Borrowers no later than 180 days from the date such adoption, change or compliance became applicable to such Person).

      4.16  Taxes.  (a)  Payment of Taxes.  Except as specifically provided to
            -----        ----------------
the contrary in Section 4.16(b) or Section 4.16(d)(iii), any and all payments by
                ---------------    --------------------
a Credit Party hereunder or under any Note or other document evidencing any Obligations shall be made free and clear of, and without reduction for, any and all present or future taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the assets of any Credit Party or any Subsidiary of a Credit Party, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Credit Documents or the Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, the Issuing Bank and the Agent, taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes imposed on it by (i) the United States, (ii) the Governmental Authority of the jurisdiction in which such Lender's Domestic Lending Office or Eurodollar Lending Office, as applicable, is located or any political subdivision thereof or (iii) the Governmental Authority in which such Person is organized, managed and controlled or is otherwise doing business or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges and withholdings being hereinafter referred to as "Taxes").
                                                                       -----
If a Credit Party shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender, the Issuing Bank or the Agent, (x) the sum payable to such Lender, the Issuing Bank, or the Agent shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section 4.16) such
                                                            ------------
Lender, the Issuing Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Credit Parties shall make such withholding or deductions, and
(z) the Credit Parties shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b)   Indemnification.  The Borrowers jointly and severally agree (and, in
            ---------------
the case of payments made by the Parent Guarantors pursuant to Article 10, the
                                                               ----------
Parent Guarantors jointly and severally agree) to indemnify each Lender, the Issuing Bank and the Agent against, and reimburse each on demand for, the full amount of all Taxes imposed because of any change in any Requirement of Law or any change in the interpretation, administration or application by any Governmental Authority of any Requirement of Law arising after the date hereof (in the case of the Agent and any Lender or Issuing Bank listed on the signature pages hereof) or the date of the Assignment and Assumption Agreement pursuant to which such other Lender or Issuing Bank became a Lender or Issuing Bank (in the case of each other Lender or Issuing Bank), including, without limitation, any

Taxes imposed by any Governmental Authority on amounts payable under this
Section 4.16 and any additional income or franchise taxes resulting therefrom,
- ------------
actually incurred or paid by such Lender, the Issuing Bank or the Agent (as the case may be) or any of their respective Affiliates and any liability (including penalties, interest, and reasonable out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto; provided, that the
                                                    --------
calculation of such amount is set forth in reasonable detail in a written statement delivered to the Borrowers (or, if applicable, the Parent Guarantors) by the Agent or such Lender or Issuing Bank and, solely with respect to amounts payable by the Borrowers under this Section 4.16, such statement is delivered
                                    ------------
not later than 180 days after the incurrence of such Taxes or liabilities (unless such change arose or became effective retrospectively, in which case the Agent, such Lender or Issuing Bank shall not be limited to such 180-day period so long as such Person has given such notice to the Borrowers no later than 180 days from the date such change became applicable to such Person), which statement shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

      (c)   Receipts.  Promptly upon the request of the Agent therefor, each
            --------
Credit Party will furnish to the Agent the original or a certified copy of a receipt evidencing payment of Taxes by such Credit Party.

      (d)   Foreign Bank Certifications.
            ---------------------------

      (i) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof (a "Foreign Lender") shall
                                                     --------------
deliver to the Borrowers and the Agent on the Closing Date (or the date on which such Foreign Lender becomes a Lender pursuant to Section 12.8) a true and
                                                 ------------
accurate certificate executed in duplicate by a duly authorized officer of such Foreign Lender to the effect that such Foreign Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (A) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)), (B) under Sections 1442(c)(1) and 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)), or (C) due to such Foreign Lender's not being a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code (in which case, the certificate shall be accompanied by two accurate and complete original signed copies of IRS Form W-8 (or any successor or substitute form or forms)).

      (ii) Each Foreign Lender further agrees to deliver to the Borrowers and the Agent, from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Foreign Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrowers and the Agent pursuant to this Section 4.16(d). Each certificate required to be
                       ---------------
delivered pursuant to this Section 4.16(d)(ii) shall certify as to one of the
                           -------------------
following:


      (A) that such Foreign Lender can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

      (B) that such Foreign Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to Section 4.16(a) because it is entitled to
                                   ---------------
   recover the full amount of any such deduction or withholding from a source other than the Borrowers; or

      (C) that such Foreign Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrowers.

Each Foreign Lender agrees to deliver to the Borrowers and the Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Foreign Lender to the Borrowers and Agent, unless any change in any Requirement of Law, or official interpretation thereof which would render such form inapplicable or which would prevent the Foreign Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Foreign Lender promptly advises the Borrowers that it is not capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax.

      (iii) The Credit Parties shall not be required to pay any additional amount to any Foreign Lender under Section 4.16(b) if such Foreign Lender shall
                                   ---------------
have failed to satisfy the requirements of Section 4.16(d)(i), it being agreed
                                           ------------------
and understood that nothing in this Section 4.16(d)(iii) shall relieve the
                                    --------------------
Credit Parties of their obligations to pay any additional amounts pursuant to
Section 4.16(b) in the event that, as a result of any change after the date of
- ---------------
such satisfaction in any Requirement of

Law or any change after the date of such satisfaction in the interpretation, administration or application by any Governmental Authority of any Requirement of Law, such Foreign Lender is no longer capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax.

      4.17  Obligation of Lenders and Issuing Banks to Mitigate: Replacement of
            -------------------------------------------------------------------
Lenders.
- -------

      (a) Each Lender and Issuing Bank agrees that, as promptly as practicable after the officer of such Lender or Issuing Bank responsible for administering the Loans or Letters of Credit of such Lender or Issuing Bank, as the case may be, becomes aware of any event or condition that would entitle such Lender or Issuing Bank to receive payments under Section 3.10, 4.15 or 4.16 or to cease
                                       ------------  ----    ----
making Eurodollar Rate Loans under Section 4.14(c)(iii), such Lender or Issuing
                                   --------------------
Bank will, to the extent not inconsistent with the internal policies of such Lender or Issuing Bank and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Bank through another lending or letter of credit office of such Lender or Issuing Bank or (ii) take such other measures as such Lender or Issuing Bank may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender or Issuing Bank pursuant to Section 3.10,
                                                                  ------------
4.15 or 4.16 would be materially reduced or the conditions rendering such Lender
- ----    ----
incapable of making Eurodollar Rate Loans under Section 4.14(c)(iii) no longer
                                                --------------------
would be applicable, and if, as determined by such Lender or Issuing Bank in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Bank; provided that such
                                                        --------
Lender or Issuing Bank will not be obligated to utilize such other lending or letter of credit office pursuant to this Section 4.17(a) unless the Borrowers
                                         ---------------
agree to pay all incremental expenses incurred by such Lender or Issuing Bank as a result of utilizing such other lending or letter of credit office. A certificate as to the amount of any such expenses payable by the Borrowers pursuant to this Section 4.17(a) (setting forth in reasonable detail the basis
                 ---------------
for requesting such amount) submitted by such Lender or Issuing Bank to the Borrowers (with a copy to Agent) shall be conclusive absent manifest error.

      (b)   If the Borrowers receive a notice pursuant to Section 3.10, 4.15 or
                                                          ------------  ----
4.16 or a notice pursuant to Section 4.14(c)(iii) stating that a Lender is
- ----                         --------------------
unable to extend Eurodollar Rate Loans (for reasons not generally applicable to the Majority Lenders), so long as (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Borrowers have obtained a commitment from another Lender or an Eligible Assignee to purchase at par such Lender's Loans, Commitments, participations in Letters of Credit, obligations to make settlements of advances made by the Agent on such Lender's behalf (including Agent Advances), accrued interest and Fees and to assume all obligations of the Lender to be replaced under the Credit Documents, (iii) at such time the Lender to be replaced is not an Issuing Bank with respect to any Letters of Credit outstanding and (iv) such Lender to be replaced is unwilling to withdraw the notice delivered to the Borrowers, upon 30 days' prior written notice to such Lender and the Agent, the Borrowers may require, at the Borrowers' expense and subject to Section 4.14(d),
                                                                ---------------
the Lender giving such notice to assign, without recourse, all of its Loans, Commitments, participations in Letters of Credit, obligations to make settlements of advances made by the Agent on such Lender's behalf (including Agent Advances), accrued interest and Fees to such other Lender or Eligible Assignee pursuant to the provisions of Section 12.8(b); provided that, prior to
                                       ---------------
or concurrently with such replacement (w) such assignee shall have paid (I) to the Lender being replaced, an amount equal to the sum of the principal amount of, and all accrued interest on, all outstanding Loans of, and all accrued and theretofore unpaid, Fees owing to, such replaced Lender, (II) to the Agent, all amounts as to which the replaced Lender is then in default to the Agent in respect of advances made by the Agent on such Lender's behalf (including Agent Advances) and (III) to the Issuing Bank, all amounts as to which the replaced Lender is then in default to the Issuing Bank in respect of participations in Letters of Credit, (x) the Borrowers shall have paid to the Lender giving such notice all amounts owing under Sections 3.10, 4.14(c)(iii), 4.15 and 4.16 and
                               -------------  ------------  ----     ----
all outstanding Obligations (other than obligations required to be paid by such assignee and Obligations which, as of the date of assignment, are contingent and unliquidated and not due and owing and which pursuant to the provisions of the Credit Documents survive the termination of such replaced Lender's Commitment) through such date of replacement, (y) the Borrowers or the applicable assignee shall have paid to the Agent the processing and recordation fee required to be paid by Section 12.8(b) and (z) all of the requirements for such assignment
        ---------------
in Section 12.8(b), including, without limitation, the consent of the Agent
   ---------------
and the receipt by the Agent of an executed Assignment and Assumption Agreement and other supporting documents, shall have been fulfilled.

                                   ARTICLE 5
                             CONDITIONS PRECEDENT
                             --------------------


     5.1  Conditions to Initial Loans and Letters of Credit.  The obligation
          -------------------------------------------------
of each Lender to fund its Proportionate Share of the initial Loan, and the obligation of the Agent to cause the Issuing Bank to issue Letters of Credit on the Closing Date, is subject to the satisfaction or waiver of the following conditions precedent:

     (a)  Documents.  The Agent shall have received on or before the Closing
          ---------
Date all of the following, each in form and substance satisfactory to the Agent (and the Agent shall not have received notice from any Lender party hereto on the Closing Date that the same are not satisfactory to such Lender):

          (i) this Credit Agreement, the Notes and all other agreements, documents, instruments, certificates and opinions relating to the loan and other credit transactions contemplated by this Credit Agreement and described in the Closing Document List attached hereto as Schedule A (the
                                                               ----------
     "Closing Document List"), each duly executed where appropriate;  each of
      ---------------------
     Borrowers and Parent Guarantors hereby directs their counsel to prepare and deliver to the Agent, the Lenders and the Issuing Bank the respective opinions described in the Closing Document List;

          (ii) a solvency certificate for the Credit Parties on a combined basis, duly executed by the chief financial officer or treasurer of each Credit Party, dated the Closing Date and giving effect to the Restructuring and the financing transactions contemplated under this Credit Agreement, supported by such analyses, valuations, appraisals, reviews, projections and other documentation as the Agent deems appropriate;

          (iii) appraisals of each Borrower's Rental Equipment prepared by Daley-Hodkin Appraisal Corporation, in form and substance satisfactory to the Lenders;

           (iv) a Notice of Borrowing for each Borrower dated the Closing Date or, if any Borrower does not desire to borrow Loans on the Closing Date,a certificate of the chief executive officer, chief financial officer or treasurer of each Credit Party executed and delivered on behalf of such Credit Party certifying that all conditions precedent have been met and (after giving effect to the Restructuring and the financing transactions contemplated under this Credit Agreement)
      no Default or Event of Default has occurred or is continuing;

            (v) a Borrowing Base Certificate for each Borrower (as of August 31, 1995) and giving effect to the Restructuring and the financing transactions contemplated under this Credit Agreement, adequately supporting the Loans requested to be made, and the Letters of Credit requested to be issued, on the Closing Date and showing sufficient borrowing availability appropriate, in the judgment of the Agent, to support the overall business and working capital requirements of the Borrowers;

            (vi) all pleadings, motions, orders, applications, financial information and other documents requested by the Agent to be delivered to it which, in connection with the Restructuring, have been filed with the Bankruptcy Court, the Commission or any other Governmental Authority or served on any party to any aspect thereof; and

            (vii) such additional documentation as the Agent may reasonably request.

      The funding by any Lender of the Loans requested to be made on the Closing Date shall constitute evidence that the documents delivered pursuant to this
Section 5.1(a) are satisfactory to such Lender.
- --------------

      (b)  The Restructuring.
           -----------------

            (i) The Agent shall be satisfied in all material respects with the terms, conditions, form, substance and structure of all aspects of the Restructuring (including, without limitation, the equity and corporate structure for AAHC and its Subsidiaries after giving effect thereto), the Restructuring Documents, all Indebtedness of AAHC and the Credit Parties outstanding after giving effect to the Restructuring and, in each case, the documentation related thereto.

            (ii) The Plan of Reorganization shall have not been amended, modified or supplemented in any respect without the prior written consent of the Agent, to the extent such amendment, modification or supplement could reasonably be expected to affect the rights of the Agent or any Lender, and shall have been confirmed on terms and conditions, and pursuant to a confirmation order of the Bankruptcy Court (A) which is in form and substance satisfactory to the Agent, (B) which has not been reversed, stayed, modified or amended, (C) as to which no appeal, certiorari proceeding, reargument or other review or rehearing that has been requested is still pending and (D) as to which the time for filing a notice of appeal or petition for certiorari, or request for reargument or further review or rehearing shall have expired.

            (iii) All aspects of the Restructuring shall have been, or concurrently herewith will be, consummated, in each case in compliance with all applicable Requirements of Law, this Credit Agreement and the other Credit Documents, and the Restructuring Documents (as approved by the Agent pursuant to clauses (i) and (ii) above) and all aspects of the
                            -----------     ----
      Restructuring shall have become effective.

            (iv) All conditions precedent to the effectiveness of the Citicorp Documents shall have been satisfied or waived and AAHC shall have received not less than $10,000,000 in immediately available funds thereunder.

            (v) The AAHC Preferred Stock Amendment shall have been filed with the Secretary of State of the State of Delaware and shall have become effective.

            (vi) The Insurance Settlement shall have become effective and Acme Holdings shall have received not less than $2,000,000 by check in connection therewith.

      (c)  Perfection and Priority of Liens in Personal Property.  Each Credit
           -----------------------------------------------------
Party shall have taken or caused to be taken (and the Agent shall have received satisfactory evidence thereof) such actions (other than the filing or recording of items described in clauses (iii), (iv), (v) and (vi) below) in such a manner
                      -------------  ----  ---     ----
so that Agent, for the benefit of the Holders, has a valid and perfected first priority Lien as of such date in all of the Collateral (subject only to Permitted Liens). Such actions shall include, without limitation, (i) delivery to the Agent of certificates (which certificates shall be properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank for transfer, all in form and substance satisfactory to the Agent) representing the capital stock pledged pursuant to the Security Agreement, and delivery to the Agent of all other instruments (duly endorsed where appropriate) evidencing the Collateral; (ii) delivery to the Agent of the certificates of title for all Rental Equipment then held for rental for which a certificate of title has been issued by the California Department of Motor Vehicles and is not in the possession of an equipment vendor which has agreed to release its Lien with respect to the Rental Equipment subject to any such certificate of title; (iii) delivery to the Agent of Uniform Commercial Code Lien searches in the jurisdictions set forth in the Closing Document List which shall disclose no Liens on any Collateral other than Permitted Liens and Liens with respect to which fully executed release agreements and Uniform Commercial Code termination statements, in form and substance satisfactory to the Agent, shall have been delivered to the Agent for filing in the appropriate office;
(iv) delivery to the Agent of Uniform

Commercial Code financing statements as to the Collateral for all jurisdictions as may be necessary or desirable to perfect the Liens granted to the Agent, for the benefit of the Holders, in the Collateral (including, without limitation, a Uniform Commercial Code financing statement to be filed with the Louisiana Department of Public Safety and Corrections, Office of Motor Vehicles, with respect to Equipment and Rental Equipment for which a certificate of title has been issued by such office as of the Closing Date); (v) delivery to the Agent of the Trademark Security Agreement, together with the cover sheet required for filing with the United States Patent and Trademark Office; and (vi) delivery to the Agent of such other documents and instruments that Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to the Agent, for the benefit of the Holders, under the Collateral Documents.

      (d)  Real Property; Landlord Waivers.   Each Credit Party having an
           -------------------------------
interest in Real Property shall deliver, or cause to be delivered, to the Agent, for at least 30 of the Real Property leasehold interests of the Credit Parties set forth on Schedule B, Collateral Access Agreements from the landlords on such
             ----------
Real Property in form and substance satisfactory to the Agent.

      (e)  Evidence of Insurance.  Schedule C shall set forth as of the Closing
           ---------------------   ----------
Date all insurance policies and programs in effect with respect to the respective assets and business of the Credit Parties, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof, (vi) the annual premium with respect thereto and (vii) a list of open claims as of the date hereof. All such policies and programs shall be in amount and scope, and maintained with such carriers as is customarily carried or maintained under similar circumstance by corporations of established reputation engaged in similar businesses and similarly situated, all of which shall be reasonably satisfactory to the Agent. The Agent shall have received insurance certificates (or other satisfactory evidence of coverage and endorsements) in form and substance satisfactory to the Agent evidencing that such insurance policies and programs are in full force and effect, contain endorsements naming the Agent, for the benefit of the Holders, as loss payee with respect to all casualty coverages, and as an additional insured with respect to all general liability coverages and otherwise comply with the requirements of Section 7.6.
                                                                  -----------

      (f)  Cash Management System.  Each Borrower shall have established a cash
           ----------------------
management system satisfactory to the Agent complying with the terms of Section
                                                                        -------
4.12.
- ----

      (g)  No Legal Impediments.  No law, regulation, order, judgment or decree
           --------------------
of any Governmental Authority shall, and the Agent shall not have received any notice that litigation is pending or threatened which is likely to, enjoin, prohibit or restrain the consummation of the transactions evidenced by the Credit Documents or the Restructuring Documents, except for such laws, regulations, orders or decrees, or pending or threatened litigation that in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

      (h)  Financial Statements.  Complete and accurate copies of the following
           --------------------
Financial Statements, materials and other information shall have been delivered to the Agent: (i) the audited consolidated Financial Statements for AAHC and its Subsidiaries and Acme Holdings and its Subsidiaries as of December 31, 1994, together with an opinion thereon qualified as to the ability of Acme Holdings and its Subsidiaries to continue as a going concern (but without any other qualification) rendered by the Auditors, (ii) the unaudited consolidated Financial Statements of AAHC and its Subsidiaries and Acme Holdings and its Subsidiaries as of June 30, 1995, (iii) the Pro Forma and (iv) the Projections. After review of the foregoing, the Agent shall be satisfied, in its sole discretion, that (x) the financial condition of the Credit Parties does not differ in any material adverse respect from the condition evidenced by the financial information provided to the Agent prior to the date of the Commitment Letter and (y) the Credit Parties will be able to comply with the Financial Covenants.

      (i)  No Change in Financial Markets.  Since the date of the Commitment
           ------------------------------
Letter, there shall not have occurred a substantial impairment of the financial markets generally that is reasonably likely to affect materially and adversely the transactions contemplated hereby, in each case as determined by the Agent and each Lender in its sole discretion.

      (j)  Tri-W Rental.  All of the assets of Acme Acquisition which pertain to
           ------------
Rental Equipment locations operating under the name of Tri-W Rental shall have been transferred to Acme Alabama, Inc., and Acme Alabama, Inc. shall have qualified to do business as a foreign corporation in the State of Florida.

      (k)  Fees and Expenses.  All Fees, and all Expenses as to which the Credit
           -----------------
Parties have received an invoice, in each case which are payable on or before the Closing Date shall have been paid.

      5.2  Conditions Precedent to All Loans and Letters of Credit .  The
           --------------------------------------------------------
obligation of each Lender to fund its Proportionate Share of any requested Loan or of the Agent to cause the Issuing Bank to issue any requested Letter of Credit is subject to the conditions precedent set forth below. Each Notice of Borrowing and each Letter of Credit Request, and each issuance by a

Borrower of a check drawn against, or request for transfer from, the Disbursement Account, shall constitute a representation and warranty that such conditions are satisfied.

      (a) All representations and warranties contained in this Credit Agreement and the other Credit Documents shall be true and correct on and as of the date of such Notice of Borrowing and the date of the Borrowing requested thereunder, the date of such Letter of Credit Request and the date of issuance of the Letter of Credit requested pursuant thereto, or issuance of a check drawn against or request for transfer from the Disbursement Account, as if then made, other than representations and warranties that relate solely to an earlier date;

      (b) No Default or Event of Default shall have occurred and is continuing, or would result from the making of the requested Loan or the issuance of the requested Letter of Credit; and

      (c) After giving effect to the Restructuring, no change, occurrence, event or development or event involving a prospective change that is reasonably likely to have a Material Adverse Effect shall have occurred and be continuing.


                                   ARTICLE 6
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------


      To induce the Agent and the Lenders to enter into this Credit Agreement and to make the Loans and other financial accommodations described herein, and to induce the Issuing Bank to issue Letters of Credit, the Credit Parties hereby represent and warrant to the Agent, the Lenders and the Issuing Bank that the following are true, correct and complete. Such representations and warranties, and all other representations and warranties made by any Credit Party in any other Credit Document, shall survive the execution and delivery of the Credit Documents.

      6.1  Organization and Qualification .  Each Credit Party (i) is a
           -------------------------------
corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it presently is, or proposes to be, engaged in business, except in jurisdictions where the failure to be so qualified, authorized or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect. Schedule D, Part 6.1
                                                          --------------------
lists all jurisdictions in which each Credit Party is incorporated and qualified to do business as a foreign corporation as of the Closing Date.

      6.2  Authority.  Each Credit Party has the requisite corporate power and
           ---------
authority to execute, deliver and perform each of the Credit Documents to which it is a party. All corporate action necessary for the execution, delivery and performance by the Credit Parties of any of the Credit Documents has been taken.

      6.3  Enforceability.  This Credit Agreement is (and, upon execution and
           --------------
delivery thereof, each other Credit Document will be) the legal, valid and binding obligation of each Credit Party which is a party thereto, enforceable in accordance with their respective terms.

      6.4  No Conflict.  The execution, delivery and performance by each Credit
           -----------
Party of each Credit Document and each Restructuring Document to which it is a party are not in contravention of any Requirement of Law or any Contractual Obligation to which it is a party or by which it or any of its properties are bound, except, in each case, for such Requirements of Law or Contractual Obligations the noncompliance with which will not result in a Material Adverse Effect, and will not, except as permitted hereby, result in the imposition of any Liens upon any of its properties.

      6.5  Consents and Filings.  No consent, authorization, permit, notice or
           --------------------
filing is required in connection with the execution, delivery and performance of this Credit Agreement, any Credit Document, any Restructuring Document or the continuing operations of the Credit Parties, except (i) those that have been obtained or made and (ii) filings necessary to create, perfect or retain the perfection or priority of Liens of the Agent, for the benefit of the Holders, against the Collateral.

      6.6  Government Regulation.  None of the Credit Parties is subject to
           ---------------------
regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, or any other Requirement of Law that limits its ability to incur indebtedness or its ability to consummate the transactions contemplated in this Credit Agreement, the other Credit Documents and the Restructuring Documents.

      6.7  Solvency.  After giving effect to the transactions contemplated by
           --------
this Credit Agreement and the consummation of the Restructuring, (a) the fair market value of the assets of the Credit Parties and their respective Subsidiaries, on a combined basis, is in excess of the total amount of their liabilities (including, without limitation, contingent liabilities); (b) the present fair saleable value of the assets of the Credit Parties and their respective Subsidiaries, on a combined basis, is greater than their probable liability on their existing debts as such debts become absolute and matured; (c) the Credit Parties and their respective Subsidiaries, on a combined basis, are then able and expect to be able to pay their debts (including, without limitation, contingent debts and other commitments) as they mature; and (d) the Credit Parties and their respective Subsidiaries, on a combined basis, have capital sufficient to carry on their respective businesses as conducted and as proposed to be conducted.

      6.8  Rights in Collateral; Priority of Liens.  The Credit Parties have
           ---------------------------------------
good and marketable title to all property which constitutes part of the Collateral, free and clear of any and all Liens in favor of third parties, other than Permitted Liens. Upon the filing of the UCC financing statements listed in the Closing Document List, the recording of the Trademark Security Agreement, together with the required cover sheets, with the United States Patent and Trademark Office, the taking of possession of the Pledged Collateral under (and as defined in) the Security Agreement and certificates of title for Rental Equipment for which a certificate of title has been issued by the California Department of Motor Vehicles and the taking of additional actions, to the extent required, for perfection of Liens in proceeds of Collateral and Collateral acquired after the date hereof, the Liens granted to the Agent, for the benefit of the Holders, pursuant to the Credit Documents constitute valid and enforceable first, prior and (to the extent such Liens can be perfected by taking such actions) perfected Liens on the Collateral securing the Obligations, subject only to Permitted Liens. Except for filings in favor of the Agent relating to this Credit Agreement and as otherwise identified on Schedule D,
                                                                 -----------
Part 8.7, no financing statement, registration, notation of Lien on certificate
- --------
of title or ownership, filing or other instrument similar in effect covering all or any part of the Collateral is on file with any Governmental Authority on the Closing Date.

      6.9  Financial Data.  The Credit Parties have provided to the Agent and
           --------------
each of the Lenders complete and accurate copies of (a) the audited consolidated financial statements for AAHC and its Subsidiaries and Acme Holdings and its Subsidiaries as of December 31, 1994, (b) the unaudited financial statements of AAHC and its Subsidiaries and Acme Holdings and its Subsidiaries as of June 30, 1995, (c) the Pro Forma and (d) the Projections. Such Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved except as stated therein and fairly present the respective consolidated financial positions, results of operations and cash flows of AAHC and its Subsidiaries and Acme Holdings and its Subsidiaries for each of the periods covered, subject in the case of clause (b) to audit adjustments and reclassification and month-end reconciliations. None of the Credit Parties has any Contingent Obligation, contingent liability or liability for taxes, long-term leases or commitments, which is not reflected (to the extent required by GAAP consistently applied) in such Financial Statements. The Pro Forma fairly presents on a pro forma basis the financial condition of AAHC and its
              --- -----
Subsidiaries and Acme

Holdings and its Subsidiaries as of July 31, 1995 but after giving effect to the Restructuring, and reflects on a pro forma basis those liabilities reflected in
                                 --- -----
the notes thereto and resulting from consummation of the transactions contemplated by the Credit Documents and the Restructuring Documents. The Projections and the assumptions expressed in the Pro Forma are reasonable based on the information available to the Credit Parties at the time so furnished.

      6.10  Subsidiaries; Ownership of Stock.  The only direct or indirect
            --------------------------------
Subsidiaries of the Credit Parties are those listed on Schedule D, Part 6.10.
                                                       ---------------------
After giving effect to the Restructuring, AAHC shall be the record and beneficial owner of all of the shares of capital stock of each of the Parent Guarantors. After giving effect to the Restructuring, AAHC has no Subsidiaries other than the Parent Guarantors and the Borrowers. Acme Acquisition is the record and beneficial owner of all of the shares of capital stock of each of Acme Alabama, Air & Pump and Walker Jones, and Acme Acquisition has no other Subsidiaries (other than Subsidiaries permitted to be created or acquired under

Section 8.20 as to which all actions required by Section 8.20 have been taken).
- ------------                                     ------------
Acme Holdings is the record and beneficial owner of all of the shares of capital stock of each of Acme Dixie, Acme Duval and Acme Rents, and Acme Holdings has no other Subsidiaries (other than Subsidiaries permitted to be created or acquired under Section 8.20 as to which all actions required by Section 8.20 have been
      ------------                                     ------------
taken). After giving effect to the Restructuring, there are no proxies, irrevocable or otherwise, with respect to the shares of capital stock of AAHC or any Credit Party, and other than as set forth on Schedule D, Part 6.10 with
                                                 ---------------------
respect to AAHC, no equity securities of AAHC or any Credit Party are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such Person, and there are no contracts, commitments, understandings or arrangements by which any such Person is or may become bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of such shares so owned by AAHC or any Credit Party are owned by such Person free and clear of any Liens, other than
(a) Liens granted to the Agent, for the benefit of the Holders, pursuant to the Credit Documents and (b) Liens on the capital stock of the Parent Guarantors granted by AAHC pursuant to the Citicorp Documents to secure the obligations of AAHC arising under the Citicorp Documents.

      6.11  No Judgments or Litigation.  Except as set forth on Schedule D,
            --------------------------                          -----------
Part 6.11, no judgments, orders, writs or decrees are outstanding against AAHC
- ---------
or any Credit Party nor is there now pending or, to the best of the Credit Parties' knowledge after diligent inquiry, threatened, any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against AAHC or any of the Credit Parties, in each case, except for such judgments, orders, writs, decrees, litigation, contested claims, investigations, arbitrations or governmental proceedings that (i) in the aggregate could not reasonably be expected to result in a Material Adverse Effect and (ii) did not occur within the ordinary course of business.

      6.12  No Defaults.  After the Closing Date, none of AAHC or the Credit
            -----------
Parties is in default under any term of any material indenture, contract, lease, agreement, instrument or other commitment to which any of them is a party or by which any of them is bound. None of the Credit Parties knows of any dispute regarding any such material indenture, contract, lease, agreement, instrument or other commitment to which such Credit Party is a party.

      6.13  Labor Matters.  Schedule D, Part 6.13 accurately sets forth all
            -------------   ---------------------
material labor contracts to which any of the Credit Parties is a party and their dates of expiration. There are no existing or threatened strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which any Credit Party is a party.

      6.14  Compliance with Law.  None of the Credit Parties has violated or
            -------------------
failed to comply with any Requirement of Law, including, without limitation, ERISA and environmental, health and safety Requirements of Law, except for such Requirements of Law, the noncompliance with which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      6.15  ERISA.  None of the Credit Parties or the ERISA Affiliates
            -----
maintains or contributes to any Plan, other than those listed on Schedule D,
                                                                 -----------
Part 6.15.  Each Credit Party and each ERISA Affiliate has fulfilled all
- ---------
material contribution obligations for each Plan (including obligations related to the minimum funding standards of ERISA and the Internal Revenue Code). No Termination Event has occurred nor has any other event occurred that may result in a Termination Event. None of the Credit Parties or the ERISA Affiliates thereof, nor any fiduciary of any Plan, is subject to any direct or indirect material liability with respect to any Plan under any Requirement of Law or agreement. None of the Credit Parties or the ERISA Affiliates is required to provide security to any Plan under Section 401(a)(29) of the Internal Revenue Code. None of the Credit Parties or the ERISA Affiliates has engaged in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor.

      6.16  Compliance with Environmental Laws.  Except as disclosed on
            ----------------------------------
Schedule D, Part 6.16, (i) none of the Credit Parties is the subject of any
- ---------------------
proceeding by any Governmental

Authority or citizens group or investigation relating to the violation of any environmental, health or safety Requirement of Law, or asserting potential liability arising from the actual or threatened disposal by any Person of any Hazardous Substance; (ii) none of the Credit Parties has filed any notice under any Requirement of Law with respect to the treatment, storage, disposal, spill or release of a Hazardous Substance other than storage of petrochemical products in the ordinary course of business, as disclosed to the Agent; and (iii) none of the Credit Parties has knowledge of any liability of the Credit Parties (contingent or otherwise) for any release of any Hazardous Substance. The Credit Parties have exercised reasonable care and made such investigations as are reasonably necessary to accurately complete all reports and questionnaires, and provide all information, requested by the Agent or its counsel.

      6.17  Intellectual Property; Real Property.  Each of the Credit Parties
            ------------------------------------
possesses such material assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names as are necessary or advisable to continue to conduct its present and proposed business activities.

Schedule B shall set forth all Real Property of the Credit Parties as of the
- ----------
Closing Date after giving effect to the Restructuring.

      6.18  Licenses and Permits.  Each of the Credit Parties has obtained and
            --------------------
holds in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its business as presently conducted and as proposed to be conducted.

      6.19  Taxes and Tax Returns.
            ---------------------

      (a)  Except as set forth on Schedule D, Part 6.19, AAHC and each Credit
                                  ---------------------
Party have timely filed all tax returns it is required to file. The information filed is complete and accurate in all material respects. All deductions taken in such tax returns are appropriate and in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been made in accordance with GAAP.

      (b) All taxes (including gross receipts, capital and franchise taxes), assessments, fees and other governmental charges for periods beginning prior to the Closing Date have been timely paid and none of AAHC or the Credit Parties has any material liability for such taxes (including penalties and interest thereon) in excess of the amounts so paid or reserves so established.

      (c)  Except as set forth in Schedule D, Part 6.19, no deficiencies for
                                  ---------------------
such taxes have been claimed, proposed or
assessed by any taxing or other Governmental Authority against AAHC or any Credit Party and no tax liens have been filed. Except as set forth in Schedule
                                                                      --------
D, Part 6.19, there are no pending or threatened audits, investigations or
- ------------
claims for or relating to any liability for taxes and there are no matters under discussion with any Governmental Authority which could result in a material additional liability of the Credit Parties for taxes (including penalties and interest thereon). Schedule D, Part 6.19 sets forth the year through which the
                   ---------------------
federal income tax returns of each of AAHC and the Credit Parties have been audited by the Internal Revenue Service (which audits have been closed), or the year through which the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension. Except as set forth in Schedule D, Part 6.19, no material extension of a statute of
         ---------------------
limitations relating to taxes, assessments, fees or other governmental charges is in effect with respect to AAHC or any of the Credit Parties.

      (d)  Except as set forth on Schedule D, Part 6.19, none of AAHC or the
                                  ---------------------
Credit Parties has any material obligation under any written tax sharing agreement or agreement regarding payments in lieu of taxes.

      6.20  Material Contracts.  Schedule D, Part 6.20, contains a true,
            ------------------   ---------------------
correct and complete list of all the Material Contracts currently in effect on the date hereof. Except as described on Schedule D, Part 6.20, none of the
                                         ---------------------
Material Contracts contains any material burdensome restrictions on any of the Credit Parties or any of their respective properties, all of the Material Contracts are in full force and effect, and no defaults currently exist thereunder.

      6.21  Refinanced Indebtedness.  The Indebtedness of AAHC and the Credit
            -----------------------
Parties intended to be refinanced in connection with the Restructuring and all accrued and unpaid interest thereon has been paid in full or forgiven (pursuant to the Plan of Reorganization) or provision for payment has been made such that, in accordance with the express provisions of the instruments governing such Indebtedness, AAHC and the Credit Parties have been or will be upon payment in full of such Indebtedness irrevocably released from all liability and Contractual Obligations with respect thereto other than customary continuing indemnities provided for in the Contractual Obligation evidencing such Refinanced Indebtedness, a copy of which has been delivered to the Agent. Any and all Liens securing such Indebtedness have been released or provision for release of such Liens satisfactory to the Agent has been made.

      6.22  The Restructuring.
            -----------------

      (a) The Disclosure Statement did not, at the time it was mailed to the holders of Old Notes or at the time of the filing of the Plan of Reorganization with the Bankruptcy Court, and does not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Restructuring Documents filed with the Commission or the Bankruptcy Court or any other Governmental Authority complied in all material respects with the provisions of the Securities Exchange Act of 1934, as amended, any other federal securities law, state securities or "Blue Sky" law, foreign securities law, applicable general corporation law, the Bankruptcy Code and, in each case, the rules and regulations thereunder.

      (b) The Plan of Reorganization has not been amended, modified or supplemented in any respect without the prior written consent of the Agent, to the extent that such amendment, modification or supplement could reasonably be expected to affect the interests of the Agent or any Lender, and has been confirmed pursuant to a confirmation order of the Bankruptcy Court (i) which has not been reversed, stayed, modified or amended, (ii) as to which no appeal, certiorari proceeding, reargument or other review or rehearing that has been requested is still pending and (iii) as to which the time for filing a notice of appeal or petition for certiorari, or request for reargument or further review or rehearing shall have expired.

      (c) None of AAHC, Acme Holdings or their respective Subsidiaries has taken any action, or failed to take any action, which might prevent, materially impede or result in the revocation of (i) the confirmation of the Plan of Reorganization (as provided in Section 1144 of the Bankruptcy Code), (ii) a full and complete discharge of the Old Notes and the Old Equity Interests (to the fullest extent possible under Section 1141(d) of the Bankruptcy Code) in accordance with the Plan of Reorganization and (iii) the vesting upon the entry of the confirmation order of the respective reorganized entities free and clear of all claims and interest of creditors and equity security holders in accordance with the terms of the Plan of Reorganization.

      (d) All aspects of the Restructuring have been, or concurrently herewith will be, consummated, in each case in compliance with all applicable Requirements of Law, this Credit Agreement and the other Credit Documents, and the Restructuring Documents approved by the Agent prior to the date of this Credit Agreement. All aspects of the Restructuring have become effective.

      (e) Each of the representations and warranties of AAHC and the Credit Parties set forth in the Citicorp Documents was true and correct when made and is true and correct as of the Closing Date as if made at and as of the Closing Date (other than to the extent any such representation or warranty is expressly made only as of another date).

      6.23  Securities Activities.  None of the Credit Parties is engaged in
            ---------------------
the business of extending credit for the purpose of purchasing or carrying Margin Stock.

      6.24  Accuracy and Completeness of Information.  All factual information
            ----------------------------------------
furnished by or on behalf of AAHC or any of the Credit Parties in writing to the Agent, any Lender, or the Auditors for purposes of or in connection with this Credit Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

      6.25  No Change.  After giving effect to the Restructuring, there has
            ---------
been no development or event or any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect.

      6.26  Fairness.  The transactions contemplated by the Credit Documents
            --------
and the Restructuring Documents are fair to AAHC and the Credit Parties.


                                   ARTICLE 7
                             AFFIRMATIVE COVENANTS
                             ---------------------


      Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder, each Credit Party shall comply with, and, where required, shall cause each of its Subsidiaries to comply with, the following covenants:

      7.1  Financial Reporting.  The Credit Parties shall timely deliver to
           -------------------
each Lender the following information:

      (a)  Annual Financial Statements.  As soon as available, but not later
           ---------------------------
than 120 days after the end of each Fiscal Year: (i) annual unaudited consolidating and audited consolidated Financial Statements; (ii) a comparison in reasonable detail to the prior year audited Financial Statements; (iii) the Auditors' unqualified opinion, "Management Letter" and statement indicating that the Auditors have not obtained knowledge of the existence of any Default or Event of Default during their audit; (iv) a narrative discussion of AAHC and the Credit Parties' consolidated financial condition and results of operations for such Fiscal Year and a comparison in reasonable detail to the Projections (or the then most recent financial forecasts delivered pursuant to Section 7.1(b))
                                                               --------------
for such Fiscal Year, prepared by the chief
financial officer or treasurer of each Credit Party; and (v) a certificate substantially in the form of Exhibit O with an attached schedule of calculations
                             ---------
demonstrating compliance with the Financial Covenants and Section 8.9(vi) (the
                                                          ---------------
"Compliance Certificate").
 ----------------------

      (b)  Annual Projections.  Not later than 45 days after the end of each
           ------------------
Fiscal Year, beginning with the Fiscal Year ended 1995, (i) a monthly budget and consolidating income statement for the then current Fiscal Year and (ii) a consolidated plan and financial forecast (including the assumptions on which the plan and financial forecast are based), prepared in accordance with AAHC's and the Credit Parties' normal accounting procedures applied on a consistent basis and in substantially the form of the Projections, for the then current Fiscal Year and each succeeding Fiscal Year of the Credit Parties up to and including the Fiscal Year following the Fiscal Year which includes the Initial Expiration Date, including, without limitation, forecasted (A) consolidated condensed balance sheets, (B) condensed consolidated and consolidating income statements,
(C) condensed consolidated cash flow statements, (D) consolidated capitalization statements and (E) calculations of Financial Covenants, in each case for such Fiscal Years.

      (c)  Quarterly Compliance Certificate.  As soon as available, but not
           --------------------------------
later than 45 days after the end of each fiscal quarter in each Fiscal Year, a Compliance Certificate, together with a certification by the chief financial officer or treasurer of each Credit Party that the Financial Statements for the then most recently ended three calendar months delivered pursuant to Section
                                                                     -------
7.1(d) have been prepared in accordance with GAAP (prepared without footnotes
- ------
and subject to year-end audit adjustments and reclassifications and month-end reconciliations, in each case, to the extent consistent with AAHC's and the Credit Parties' current practices).

      (d)  Monthly Financial Statements.  As soon as available, but not later
           ----------------------------
than 30 days after the end of each calendar month in each Fiscal Year: (i) Financial Statements as of the end of such month and for the Fiscal Year through the end of such month; (ii) a comparison in reasonable detail to the Financial Statements for the corresponding periods of the prior Fiscal Year; and (iii) a narrative discussion of AAHC and the Credit Parties' consolidated financial condition and results of operations for such calendar month and Fiscal Year to date and a comparison in reasonable detail to the budget and Projections (or the then most recent financial forecasts delivered pursuant to Section 7.1(b)) for
                                                           --------------
such period, prepared by the chief financial officer or treasurer of each Credit Party.

      7.2  Collateral and Other Reporting.  The Credit Parties shall timely
           ------------------------------
deliver to the Agent the following certificates and reports:

      (a)  Monthly Borrowing Base Certificates.  Monthly, within ten days after
           -----------------------------------
the last day of each month, and at any other time requested by the Agent: a borrowing base certificate for each Borrower substantially in the form of Exhibit P (the "Borrowing Base Certificate"), which shall (i) detail the
- ---------       --------------------------
Eligible Accounts and Eligible Rental Equipment of the Borrower as of the last day of each month (or as of such other date as the Agent may request); (ii) be prepared by or under the supervision of the chief financial officer or treasurer of the Borrower and certified by such officer subject only to adjustment upon completion of the normal year-end and interim audits of physical Inventory and Rental Equipment of that Borrower; and (iii) have attached thereto such additional schedules and other information as the Agent may request.

      (b)  Appraisals.  When requested by the Agent, and in any event at least
           ----------
once during each 365-day period after the Closing Date and each anniversary thereof, a report of Rental Equipment of the Borrowers by Daley-Hodkin or another appraiser reasonably satisfactory to the Agent and consented to by the Borrowers (which consent shall not unreasonably be withheld), which shall describe each Borrower's Rental Equipment by category and by item (in reasonable detail) and report the fair market value and orderly liquidation value).

      (c)  Other Reports.  The Credit Parties shall deliver or cause to be
           -------------
delivered to the Agent and the Lenders copies of all Financial Statements, reports and notices, if any, sent or made available generally by AAHC or any Credit Party to holders of their respective Indebtedness or securities (including, without limitation, Financial Statements, reports and notices provided under the Citicorp Documents) or filed with the Commission and all press releases made available generally by AAHC or any Credit Party to the public concerning material developments in the business of any such Person, and all notifications received by AAHC or any Credit Party pursuant to the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

      (d)  Further Assurances.  When requested by the Agent, any further
           ------------------
information regarding the Collateral, business affairs and financial condition of AAHC or any of the Credit Parties.

      7.3  Notification Requirements.  The Credit Parties shall timely give the
           -------------------------
Agent and each of the Lenders the following notices:

      (a)  Notice of Defaults.  Promptly, and in any event within five days
           ------------------
after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer, chief financial officer or treasurer of each Credit Party specifying the nature thereof and the Credit Parties' proposed response thereto, each in reasonable detail.

      (b)  Proceedings or Adverse Changes.  Promptly, and in any event within
           ------------------------------
five Business Days after any Credit Party becomes aware of (i) any proceeding being instituted or threatened to be instituted by or against any Credit Party or any Subsidiary of a Credit Party in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), except for threatened or pending proceedings which in the aggregate could not reasonably be expected to result in an Event of Default or a Material Adverse Effect, (ii) any order, judgment or decree being entered against any Credit Party or any of its Subsidiaries or any of their respective properties or assets, if the amount which is or may become payable by any Credit Party or any of its Subsidiaries in connection with all such orders, judgments or decrees then outstanding, exceeds confirmed insurance coverage by more than $1,000,000, or (iii) any actual or prospective change, development or event which has had or could reasonably be expected to have a Material Adverse Effect other than general economic conditions, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken with respect thereto by the Credit Party or any such Subsidiary.

      (c)  ERISA Notices.  (i) Promptly, and in any event within 10 Business
           -------------
Days after any Credit Party or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer or treasurer of such Credit Party describing such Termination Event and any action that is being taking with respect thereto by any of the Credit Parties or any ERISA Affiliate, and any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC (the Credit Parties and the ERISA Affiliates shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor); (ii) promptly, and in any event within five Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by any Credit Party or any ERISA Affiliate with respect to such request; and (iii) promptly, and in any event within five Business Days after receipt by any Credit Party or any ERISA Affiliate, a copy of any notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

      (d)  Environmental and Health and Safety Notices.  Promptly, and in any
           -------------------------------------------
event within 10 Business Days after receipt by AAHC or any Credit Party of any notice, complaint or order alleging actual or prospective violation of any environmental, health or safety Requirement of Law or alleging responsibility for costs of a cleanup, together with a copy of such notice, complaint, or order and a written statement describing any action being taken with respect thereto by AAHC or any Credit Party.

      (e)  Material Contracts.  Promptly, and in any event within 10 Business
           ------------------
Days after any Material Contract of any Credit Party is terminated or amended or any new Material Contract is entered into, a written statement describing such event and explaining any actions being taken with respect thereto (and, if requested by the Agent, copies of such amendments or new contracts).

      7.4  Corporate Existence.  Each Credit Party shall, and shall cause each
           -------------------
of its Subsidiaries to, (i) maintain its corporate existence (except to the extent permitted by Section 8.9 or 8.11), (ii) maintain in full force and effect
                    -----------    ----
all licenses, bonds, franchises, leases, trademarks and qualifications to do business, and all patents, contracts and other rights necessary or advisable to the profitable conduct of their businesses, provided, however, that any such
                                            --------  -------
licenses, bonds, franchises, leases, trademarks, qualifications, patents, contracts and other rights may be terminated if such termination does not have a Material Adverse Effect and (iii) continue in, and limit their operations to, the same general lines of business as conducted by the Credit Parties and such Subsidiaries on the Closing Date and lines of business reasonably related thereto.

      7.5  Books and Records; Inspections.  Each Credit Party agrees to
           ------------------------------
maintain, and to cause each of its Subsidiaries to maintain, books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. Each Credit Party agrees that the Agent or its agents may enter upon the premises of any Credit Party or any Subsidiary of any Credit Party at any time and from time to time, during normal business hours and upon 24 hours' prior notice, and at any time at all on and after the occurrence of a Default which continues beyond the expiration of any grace or cure period applicable thereto, and which has not otherwise been waived pursuant to Section
                                                                        -------
12.11 or cured, for the purposes of (i) inspecting and verifying the Collateral,
- -----
(ii) inspecting and/or copying (at the Credit Party's expense) any and all records pertaining thereto and (iii) discussing the affairs, finances and business of the Credit Party with any officers, employees and directors of the Credit Party or with the Auditors.

      7.6  Insurance.  Each Credit Party agrees to maintain, and to cause each
           ---------
of its Subsidiaries to maintain, general liability insurance, third party property damage insurance and replacement value insurance on the Collateral under the insurance policies and programs listed on Schedule C or substantially
                                                    ----------
similar policies and programs with insurance companies maintaining a Best's Rating of A or better (or, as to workers' compensation or similar insurance, insurance in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on) and in such amounts and covering such risks as are at all times satisfactory to the Agent in its commercially reasonable judgment. All such policies shall contain such provisions as the Agent may reasonably require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies, including, without limitation, the following: (i) all policies covering the Collateral shall contain an endorsement, in form and substance acceptable to the Agent, naming the Agent, for the benefit of the Holders, as loss payee thereunder and, if required by the Agent, naming the Agent as an additional insured under such policy; (ii) all policies relating to general liability coverage shall contain an endorsement naming the Agent as an additional insured under such policy; (iii) all such policies shall contain an endorsement which negates the "other insurance" clause in the policy and a statement that the insurance being provided is primary and any insurance carried by the Agent is neither primary nor contributory; and (iv) all such policies, endorsements thereto or an independent instrument furnished to the Agent shall provide that the applicable insurance company will give the Agent at least 30 days' written notice before any such policy or policies of insurance shall be altered adversely to the interests of the Holders or cancelled, except for notices of annual renewals which do not adversely affect the rights of the Agent or the Lenders, and that no act, whether willful or negligent, or default of the Credit Party or any other Person shall affect the right of the Agent to recover under such policy or policies of insurance in case of loss or damage. In the event any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent shall constitute Agent Advances hereunder and be part of the Obligations, payable as provided in this Credit Agreement.

      7.7  Taxes  and Claims.  Each Credit Party agrees to pay, when due, and to
           -----------------
cause each of its Subsidiaries to pay when due, (a) all taxes lawfully levied or assessed against such Credit Party, any of its Subsidiaries or any of the Collateral before any penalty or interest accrues thereon and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Permitted Lien) upon any of such Credit Party's or such Subsidiary's assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes,
                               --------  -------
assessments and governmental charges referred to in clause (a) above or claims
                                                    ----------
referred to in clause (b) above (unless such taxes, assessments, governmental
               ----------
charges or claims have become a federal or state tax or ERISA Lien on any of the assets of such Credit Party or any of its Subsidiaries) need be paid so long as
(w) being contested in good faith by appropriate proceedings diligently instituted and conducted, (x) the Agent has been notified thereof, and (y) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

      7.8  Compliance With Laws.  Each Credit Party agrees to comply, and to
           --------------------
cause each of its Subsidiaries to comply, with all Requirements of Law applicable to the Collateral or any part thereof, or to the operation of its business or its assets generally, unless (i) the Credit Party contests any such Requirements of Law in a reasonable manner and in good faith or (ii) such failure to comply with such Requirements of Law could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

      7.9  Use of Proceeds.  The initial Loans made to the Borrowers hereunder
           ---------------
shall be used by the Borrowers (a) to retire Indebtedness and pay the costs and expenses of the transactions contemplated by this Credit Agreement which are due and payable on the Closing Date, including, without limitation, amounts required to be paid to consummate the Restructuring and an aggregate amount not in excess of $4,000,000 to pay costs and expenses incurred in connection therewith and (b) for working capital, Investments, loans, dividends and distributions from the Borrowers to AAHC and the Credit Parties to the extent permitted by Article 8,
                                                                    ---------
Acquisitions and other lawful general corporate purposes, in each case to the extent consistent with the requirements of this Credit Agreement. The proceeds of the initial Loans made to the Borrowers hereunder, and the proceeds of funds received by AAHC and the Credit Parties pursuant to the Insurance Settlement and the Citicorp Documents, shall be disbursed in accordance with the funds flow memorandum delivered to the Agent pursuant to Section 5.1(a)(i). The proceeds
                                              -----------------
of any subsequent Loans made hereunder shall be used by the Borrower for whose account the Loan is made solely for the purposes set forth in clause (b) above,
                                                              ----------
to the extent consistent with the requirements of this Credit Agreement. None of the Borrowers shall use any portion of the proceeds of any such Loans for the purpose of purchasing or carrying any Margin Stock in any manner which violates the provisions of Regulation G, Regulation U or Regulation X or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement. Each Borrower and each Parent Guarantor hereby acknowledges that the restrictions as to use of proceeds in this Credit Agreement or any of the other Credit Documents are commercially reasonable and made in good faith.

      7.10  Fiscal Year.  Each Credit Party agrees to maintain its Fiscal Year
            -----------
as a year ending December 31.

      7.11  Maintenance of Property.  Each Credit Party agrees to keep, and to
            -----------------------
cause each of its Subsidiaries to keep, all property useful and necessary to their respective businesses in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices and not to commit or suffer any waste with respect to any of their properties.

      7.12  ERISA Documents.  Each Credit Party will cause to be delivered to
            ---------------
the Agent, upon the Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Credit Party or its Subsidiaries; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Benefit Plan;
(iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any Governmental Authority for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Credit Party or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to the Credit Party or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of the Credit Party or any ERISA Affiliate under any Retiree Health Plan.

      7.13  Compliance With Environmental Laws.
            ----------------------------------

      (a) Each Credit Party shall comply, and cause each of its Subsidiaries to comply, with all environmental, health and safety Requirements of Law applicable to its operations and properties other than such non-compliance of which would have no Material Adverse Effect; obtain, and cause each of its Subsidiaries to obtain, all environmental permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Substances from any of its properties, to the extent required under any such Requirements of Law; provided, however, that neither such Credit Party nor any Subsidiaries of such
- --------  -------
Credit Party shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

      (b) Each Credit Party shall (i) employ, and cause each of its Subsidiaries to employ, in connection with its use of Real Property, appropriate technology to maintain compliance in all material respects with any applicable environmental, health and safety Requirements of Law, (ii) maintain in all material respects, and cause each of its Subsidiaries to obtain and maintain in all material respects, any and all permits required by applicable environmental, health and safety Requirements of Law in connection with its or its Subsidiaries, operations and
(iii) dispose of, and cause each of its Subsidiaries to dispose of, any and all Hazardous Substances only at facilities and with carriers that in the reasonable belief of the Credit Party are maintaining valid permits under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S)(S) 6901 et seq., any
                                                             -- ---
amendments thereto, any successor statutes, and any regulations promulgated thereunder, and any applicable state and local environmental, health and safety Requirements of Law. Such Credit Party shall use its best efforts, and cause each of its Subsidiaries to use its best efforts, to obtain certificates of disposal from all contractors employed by such Credit Party or any of its Subsidiaries in connection with the transport or disposal of any Hazardous Substances.

      7.14  Compliance with Operating Leases.  Each Credit Party shall make all
            --------------------------------
payments and otherwise perform, and cause each of its Subsidiaries to make all payments and otherwise perform, in all material respects, all of its obligations in respect of all Operating Leases of such Credit Party or any of its Subsidiaries, and use its best efforts, and cause each of its Subsidiaries to use its best efforts, to keep, and to take all action to keep, such Operating Leases in full force and effect and not allow any such Operating Leases to lapse or be terminated or any rights to renew such Operating Leases to be forfeited or cancelled other than any such failure which would have no Material Adverse Effect. Such Credit Party will give the Agent prompt notice of any lapse, termination, forfeiture or cancellation of any material Operating Lease to which it is a party (whether or not in accordance with the terms of such Operating Lease or this Credit Agreement).

      7.15  Compliance with Material Contracts.  Each Credit Party shall
            ----------------------------------
perform and observe, and cause each of its Subsidiaries to perform and observe, all material terms and provisions of the Material Contracts to be performed or observed by it, maintain, and cause each of its Subsidiaries to maintain, the Material Contracts to which it is a party in full force and effect during their respective stated terms, enforce, and cause each of its Subsidiaries to enforce, the Material Contracts to which it is a party in accordance with their terms, and take, and cause each of its Subsidiaries to take, all such action to such ends as may from time to time be reasonably requested by the Agent other than any such failure which would have no Material Adverse Effect.

      7.16  Maintenance of Separate Existence.  Except with respect to
            ---------------------------------
transactions permitted by Section 8.11, each Borrower will do all things
                          ------------
necessary to maintain its corporate existence separate and apart from AAHC and each Parent Guarantor, including, without limitation, (a) practicing and adhering to corporate formalities, such as maintaining appropriate corporate books and records; (b) assuring that AAHC has at least one corporate director who is not an officer, director or employee of such Borrower or the Parent Guarantors; (c) maintaining all of its deposit and other bank accounts and all of its assets separate from those of AAHC and each Parent Guarantor; (d) maintaining all of its financial records separate and apart from those of any other Person and ensuring that any of AAHC's consolidated Financial Statements or public information for such Borrower on a consolidated basis contain appropriate disclosures concerning the Borrower's separate existence; (e) except with respect to the corporate headquarters in Scottsdale, Arizona, maintaining business locations separate and apart from those of AAHC and each Parent Guarantor; and (f) accounting for all of its liabilities separately from those of AAHC and each Parent Guarantor.

      7.17  Real Property; Landlord Waivers.  Each Credit Party having a
            -------------------------------
leasehold interest in Real Property shall (a) to the extent not delivered on the Closing Date pursuant to Section 5.1(d), use its best efforts to deliver, or
                         --------------
cause to be delivered, to the Agent, Collateral Access Agreements from the landlords on all Real Property leasehold interests of such Credit Party set forth on Schedule B as of the Closing Date and (b) use its best efforts deliver,
         ----------
or cause to be delivered, to the Agent, Collateral Access Agreements from the landlords on all Real Property leasehold interests of such Credit Party acquired after the Closing Date.

      7.18  Louisiana Matters.  Within 15 days following the Closing Date, (a)
            -----------------
Acme Dixie shall execute and deliver to the Agent a Uniform Commercial Code financing statement to be filed in the Louisiana Department of Public Safety and Corrections, Office of Motor Vehicles, describing the year of manufacture, make, model, body style and Manufacturer's serial or other identification number with respect to all Equipment and Rental Equipment for which a certificate of title has been issued by such office as of the Closing Date and (b) Acme Dixie and Air & Pump shall cause their counsel to deliver to the Agent, the Issuing Bank and the Lenders, a legal opinion with respect to the perfection of security interests in such credit parties' assets located or deemed located in the State of Louisiana.

      7.19  Further Assurances.  Each Credit Party shall take, and shall cause
            ------------------
each of its Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Agent may at any time reasonably determine in its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Agent, for the benefit of the Holders, on the Collateral.


                                   ARTICLE 8
                              NEGATIVE COVENANTS
                              ------------------


      Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder, the Credit Parties shall comply with, and, where required, shall assure that AAHC complies with, and shall cause each of its Subsidiaries to comply with, the following covenants:

      8.1  Minimum Rental Equipment Utilization.  The Borrowers shall not permit
           ------------------------------------
Rental Equipment Utilization, as determined as of each Quarterly Determination Date in each Fiscal Year for the twelve-month period ending on such Quarterly Determination Date, to be less than 57.5%. Notwithstanding the foregoing, any non-compliance with the previous sentence shall be deemed to be cured if, as of the last day of the calendar month immediately following the fiscal quarter with respect to which such non-compliance occurred (the "Rental Equipment Utilization
                                                    ----------------------------
Cure Date"), the Borrowers cause Rental Equipment Utilization, as determined for
- ---------
the twelve-month period ending on the Rental Equipment Utilization Cure Date, to be at least 57.5%.

      8.2  Minimum Interest Coverage Ratio.  The Credit Parties shall not permit
           -------------------------------
the ratio of (i) EBITA to (ii) Interest Expense (other than non-cash Interest Expense on Indebtedness under the Citicorp Purchase Agreement), (a) as determined as of December 31, 1995, for the three-month period ending on such date, to be less than 2.3x, (b) as determined as of March 31, 1996, for the six-month period ending on such date, to be less than 2.3x, (c) as determined as of June 30, 1996, for the nine-month period ending on such date, to be less than 2.4x and (d) as determined as of each Quarterly Determination Date occurring during the periods set out below, for the twelve-month period ending on such Quarterly Determination Date, to be less than the ratio set out opposite such period below:


===============================================================================
         Period                                     Minimum Ratio
- -------------------------------------------------------------------------------
 September 30, 1996 -                                 2.5x
   September 29, 1997
- -------------------------------------------------------------------------------
 September 30, 1997 -                                 2.6x
   September 29, 1998
- -------------------------------------------------------------------------------
 September 30, 1998 -                                 2.7x
   September 29, 1999
===============================================================================

      8.3  Maximum Total Indebtedness Ratio.  The Credit Parties shall not
           --------------------------------
permit the ratio of (i) the aggregate amount of all Indebtedness of AAHC and the Credit Parties outstanding on each Quarterly Determination Date set out below or at any time thereafter prior to the immediately following Quarterly Determination Date set out below, to (ii) EBITDA, as determined as of each Quarterly Determination Date set out below for the twelve-month period ending on such Quarterly Determination Date, to be greater than the ratio set out opposite such date below:




=======================================================
      Quarterly
  Determination Date                 Maximum Ratio
- -------------------------------------------------------
 December 31, 1995                       2.7x
- -------------------------------------------------------
 March 31, 1996                          2.9x
- -------------------------------------------------------
 June 30, 1996                           3.0x
- -------------------------------------------------------
 September 30, 1996                      2.6x
- -------------------------------------------------------
 December 31, 1996                       2.5x
- -------------------------------------------------------
 March 31, 1997                          2.7x
- -------------------------------------------------------
 June 30, 1997                           2.8x
- -------------------------------------------------------
 September 30, 1997                      2.5x
- -------------------------------------------------------
 December 31, 1997                       2.3x
- -------------------------------------------------------
 March 31, 1998                          2.4x
- -------------------------------------------------------
 June 30, 1998                           2.5x
- -------------------------------------------------------
 September 30, 1998                      2.3x
- -------------------------------------------------------
 December 31, 1998                       2.1x
- -------------------------------------------------------
 March 31, 1999                          2.2x
- -------------------------------------------------------
 June 30, 1999                           2.3x
=======================================================

      8.4  Minimum EBITDA.  The Credit Parties shall not permit EBITDA, as
           --------------
determined as of each Quarterly Determination Date set out below for the twelve-month period ending on such Quarterly Determination Date, to be less than the amount set out opposite such date below:

 ======================================================
      Quarterly
  Determination Date                 Minimum Amount
- -------------------------------------------------------
 December 31, 1995                       25,000,000
- -------------------------------------------------------
 March 31, 1996                          25,300,000
- -------------------------------------------------------
 June 30, 1996                           26,600,000
- -------------------------------------------------------
 September 30, 1996                      28,300,000
- -------------------------------------------------------
 December 31, 1996                       29,300,000
- -------------------------------------------------------
 March 31, 1997                          30,200,000
- -------------------------------------------------------
 June 30, 1997                           31,300,000
- -------------------------------------------------------
 September 30, 1997                      32,400,000
- -------------------------------------------------------

- -------------------------------------------------------
 December 31, 1997                       33,500,000
- -------------------------------------------------------
 March 31, 1998                          34,300,000
- -------------------------------------------------------
 June 30, 1998                           35,200,000
- -------------------------------------------------------
 September 30, 1998                      36,300,000
- -------------------------------------------------------
 December 31, 1998                       37,200,000
- -------------------------------------------------------
 March 31, 1999                          37,700,000
- -------------------------------------------------------
 June 30, 1999                           38,300,000
=======================================================

      8.5  Capital Expenditures  and Investments.  None of the Credit Parties or
           -------------------------------------
their respective Subsidiaries shall, directly or indirectly, make or incur any Capital Expenditures or make any Investment in any Person, whether in cash, securities, or other property of any kind including, without limitation, any Subsidiary or Affiliate of any Credit Party, other than:

      (a) Advances or loans made in the ordinary course of business not to exceed $150,000 outstanding at any one time to any one Person and $300,000 in the aggregate outstanding at any one time;

      (b)  Investments arising from (i) intercompany loans permitted by Section
                                                                        -------
8.6(h), (ii) dividends and distributions permitted by Section 8.10 and (iii)
- ------                                                ------------
transfers permitted by Section 8.9(iv) or 8.9(v);
                       ---------------    ------

      (c)  Cash Equivalents;

      (d)  Deposits with financial institutions, disclosed in Schedule D, Part
                                                              ----------------
8.17, and which are insured by the Federal Deposit Insurance Corporation
- ----
("FDIC") or a similar federal insurance program;
  ----

      (e) contributions to and payments of benefits under any Plan (in accordance with the terms of the Plan) permitted by this Credit Agreement;

      (f) Investments and Capital Expenditures, in each case, directly related to, or in the same line of, the business as conducted by the Credit Parties as of the Closing Date, the aggregate amount of which shall not exceed, in any Fiscal Year set out below, the amount set out opposite such Fiscal Year (the "Maximum Expenditure Amount"); provided, however, that the Maximum Expenditure
- ---------------------------    --------  -------
Amount for any Fiscal Year may be increased by (i) the aggregate amount of cash proceeds (net of any bona fide costs of sale with respect thereto) received by the Credit Parties and their respective Subsidiaries during such Fiscal Year with respect to the sale of Rental Equipment (whether through the actual sale of such Rental Equipment or the sale of stock of the

Person owning such Rental Equipment) except to the extent the proceeds thereof are used to permanently repay the Obligations and reduce the Commitments pursuant to Section 4.8(c) or to repurchase Indebtedness under the Citicorp
            --------------
Documents and (ii) commencing with Fiscal Year 1996, an amount equal to twenty-five percent (25%) of the excess, if any, of (x) the Maximum Expenditure Amount for the immediately preceding Fiscal Year, over (y) the actual amount of Investments and Capital Expenditures made by the Credit Parties and their respective Subsidiaries under this clause (f) in such immediately preceding
                                   ----------
Fiscal Year; provided, further, however, that the Credit Parties and their
             --------  -------  -------
respective Subsidiaries shall not make any single Acquisition (or series of related Acquisitions) in excess of $10,000,000 and shall not make Acquisitions in an aggregate amount in excess of $15,000,000 in any Fiscal Year:

===============================================
  Fiscal Year               Maximum Amount
- -----------------------------------------------
       1995                   $33,400,000
- -----------------------------------------------
       1996                    44,600,000
- -----------------------------------------------
       1997                    47,200,000
- -----------------------------------------------
       1998                    51,800,000
===============================================

      (g) Such other Investments as the Agent may approve in writing in its reasonable discretion.

      8.6  Additional Indebtedness.  None of AAHC, the Credit Parties or their
           -----------------------
respective Subsidiaries shall directly or indirectly incur, create, assume or suffer to exist any Indebtedness other than:

      (a)  Indebtedness under the Credit Documents;

      (b) Indebtedness under Interest Rate Agreements entered into in the ordinary course of business, provided that the aggregate notional amount thereof
                             --------
does not exceed an amount equal to 50% of the then outstanding Indebtedness of the Borrowers which is floating rate debt;

      (c)  Indebtedness described on Schedule D, Part 8.6, and any refinancing
                                     --------------------
of such Indebtedness, so long as (i) the aggregate principal amount of the Indebtedness so refinanced shall not be increased, (ii) the Indebtedness is incurred for the same purpose as the Indebtedness so refinanced and (iii) the refinancing shall be on terms and conditions no more restrictive than the terms and conditions of the Indebtedness to be refinanced;

      (d)  In addition to the Indebtedness permitted under Section 8.6(c), (i)
                                                           --------------
Indebtedness under Capital Leases and

Indebtedness secured by purchase money Liens on Equipment acquired after the date of this Credit Agreement ("Purchase Money Liens") so long as (A) such
                                --------------------
Indebtedness shall be from parties and on terms and conditions satisfactory to the Agent, (B) each Purchase Money Lien shall attach only to the property to be acquired and (C) the Indebtedness incurred shall not exceed eighty percent (80%) of the purchase price of the item or items of Equipment purchased and (ii) any refinancing of Indebtedness secured by Purchase Money Liens so long as (A) such Indebtedness shall be from parties and on terms and conditions satisfactory to the Agent, (B) the Liens granted in connection with such Indebtedness shall attach only to the Equipment formerly subject to the Purchase Money Lien, (C) the aggregate principal amount of the Indebtedness so refinanced shall not be increased, (D) the Indebtedness is incurred for the same purpose as the Indebtedness so refinanced and (E) the refinancing shall be on terms and conditions no more restrictive than the terms and conditions of the Indebtedness to be refinanced; provided, however, that the Indebtedness permitted by clauses
                  --------  -------                                     -------
(i) and (ii) shall not exceed $5,000,000 in the aggregate outstanding at any one
- ---     ----
time;

      (e) Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to Section 7.7;
                            -----------

      (f)  Indebtedness constituting Contingent Obligations permitted by Section
                                                                         -------
8.8;
- ---

      (g)  Indebtedness of AAHC under the Citicorp Documents; and

      (h) Indebtedness arising from intercompany loans from any Credit Party to any other Credit Party, provided, that (i) all such Indebtedness shall be
                        --------
evidenced by a promissory note executed by the Borrower receiving such intercompany loan, pursuant to a promissory note in substantially the form of Exhibit Q, (ii) such Indebtedness shall be subordinated in right of payment to
- ---------
the Obligations when due and payable and (iii) the promissory notes evidencing such Indebtedness shall be pledged to the Agent, for the benefit of the Holders, pursuant to the Security Agreement.

      8.7  Liens.  None of AAHC, the Credit Parties or their respective
           -----
Subsidiaries shall directly or indirectly create, incur, assume, or suffer to exist any Lien on any of its property now owned or hereafter acquired except (each of the following being referred to herein as a "Permitted Lien"):
                                                      --------------

      (a) Liens granted to the Agent, for the benefit of the Holders, under the Credit Document;

      (b)  Liens listed on Schedule D, Part 8.7;
                           --------------------

      (c)  Purchase Money Liens and Liens securing Indebtedness permitted by
Section 8.6(d);
- --------------

      (d) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, or landlords, liens for taxes, assessments or other governmental charges, and other similar Liens arising by operation of law for amounts that are not yet due and payable, to the extent that payment thereof is not required by Section 7.7, or which secure Indebtedness permitted under
                -----------
Section 8.6(e);
- --------------

      (e) Attachment or judgment Liens not to exceed an aggregate of $1,000,000, excluding amounts (i) bonded to the reasonable satisfaction of the Agent or (ii) covered by insurance to the reasonable satisfaction of the Agent;

      (f) Deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance, not to exceed an aggregate of $1,000,000;

      (g) Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business not to exceed an aggregate of $1,000,000;

      (h) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any of the Credit Parties;

      (i) Leasehold interests of lessees of Rental Equipment leased in the ordinary course of business;

      (j) Interests of landlords in real property leased by AAHC or any Credit Party;

      (k) Extensions, renewals, refundings or replacements of any of the foregoing, provided that any such extension, renewal, refunding or replacement
           --------
of a Lien shall be limited to the property covered by the Lien extended, renewed, refunded or replaced and that the obligations secured by any such extension, renewal, refunding or replacement Lien shall be in an amount not greater than the amount, and on terms and conditions no more restrictive than the terms and conditions, of the obligations then secured by the Lien extended, renewed, refunded or replaced; and

      (l) Liens on the capital stock of the Parent Guarantors granted by AAHC pursuant to the Citicorp Documents to secure the obligations of AAHC arising under the Citicorp Documents.

      8.8  Contingent Obligations.  None of AAHC, the Credit Parties or their
           ----------------------
respective Subsidiaries shall directly or indirectly incur, assume, or suffer to exist any Contingent Obligation, other than (i) indemnities entered into in the ordinary course of business, consistent with past practice, given in connection with the sale, purchase or lease of assets in transactions permitted by this Credit Agreement and (ii) Contingent Obligation described on Exhibit D,
                                                             ----------
Part 8.8.
- --------

      8.9  Sale of Assets.  None of AAHC, the Credit Parties or their
           --------------
respective Subsidiaries shall, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any assets other than (i) Inventory and Equipment in the ordinary course of business, (ii) items of property (other than capital stock of a Credit Party) with a book value of less than $100,000 in the aggregate for AAHC, the Credit Parties and their respective subsidiaries during any Fiscal Year, (iii) obsolete or worn out property disposed of in the ordinary course of business, (iv) transfers of property from AAHC or any Credit Party to any Borrower, provided that all such property remains subject to the perfected,
              --------
first priority Lien of the Agent, for the benefit of the Holders, (v) cash transfers from the Borrowers to the Parent Guarantors and transfers from the Parent Guarantors to AAHC, to the extent permitted by Section 8.10 and (vi)
                                                      ------------
other dispositions of assets of the Credit Parties, provided that (A) such
                                                    --------
dispositions are made within the reasonable business judgment of such Credit Party, (B) at the time of such disposition, no Default or Event of Default has occurred and is then continuing or would result therefrom, (C) the aggregate consideration shall be paid at the time of disposition and (I) 80% of such consideration shall be in cash and Cash Equivalents, (II) all such cash consideration shall be reinvested in Productive Assets and/or the Commitments shall be permanently reduced by an amount equal thereto, in each case in accordance with Section 4.8(c) and (III) all consideration consisting of
                --------------
promissory notes (the principal amount of which shall not exceed $2,500,000 in the aggregate outstanding at any one time) and Cash Equivalents shall be pledged and delivered to the Agent, for the benefit of the Holders, in accordance with the Security Agreement and (D) the aggregate amount of all such dispositions (determined on the basis of net book value) does not exceed (I) $15,000,000 in the aggregate for the period commencing on the Closing Date and ending on December 31, 1996 and (II) $5,000,000 in the aggregate for any Fiscal Year thereafter; provided, further, that, with respect to any disposition of the
            --------  -------
capital stock of any Borrower permitted by this Section 8.9, (x) any such
                                                -----------
disposition shall be for 100% of the issued and outstanding capital stock of such Borrower and (y) all Obligations of such Borrower shall be Paid In Full and all intercompany obligations of such Borrower shall be paid in full, prior to, or concurrently with (subject to such arrangements as the Agent may reasonably request to insure that the proceeds of such disposition are so used), the consummation of such disposition. Nothing in this Section 8.9 shall be deemed
                                                   -----------
to permit sale, transfer or other disposition of the capital stock of Acme Acquisition or Acme Holdings.

      8.10  Restricted Payments.
            -------------------

      (a) None of the Credit Parties or their respective Subsidiaries shall, directly or indirectly, declare or pay any dividend (other than dividends payable solely in common stock of a Credit Party) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of a Credit Party or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of a Credit Party or any of its Subsidiaries; provided, however, that to the extent permitted by
                         --------  -------
applicable law:

         (i) so long as no Default or Event of Default shall have occurred and be continuing or occurs as a result thereof, each Credit Party may repurchase shares of AAHC capital stock or warrants, options or rights to purchase such shares (other than shares, warrants, options or rights held by Brentwood Acme Partners, L.P.) which are issued and outstanding as of the Closing Date or issued to employees of any Credit Party after the Closing Date, provided that the aggregate amount paid by all Credit Parties for such repurchases shall not exceed $1,000,000 in any Fiscal Year;

         (ii) the Parent Guarantors may declare and pay cash to AAHC (provided that to the extent the payment is a loan, any promissory notes evidencing such loans are delivered to the Agent, for the benefit of the Holders, pursuant to the Security Agreement) to the extent necessary to enable AAHC to pay (A) on the Closing Date, the costs and expenses and other amounts payable by AAHC in connection with the Restructuring, to the extent provided in clause (iii) below, (B) AAHC's general corporate expenses,
                  ------------
      accounting, legal, consulting, corporate reporting and administrative expenses incurred in the ordinary course of AAHC's business consistent with past practice in an aggregate amount for all Parent Guarantors not to exceed $500,000 in any Fiscal Year, provided that commencing with Fiscal
                                          --------
      Year 1997, such amount shall be increased by $50,000 for such Fiscal Year and each Fiscal Year thereafter, (C) AAHC's income and franchise taxes,
      (D) other than during a Blockage Period (as defined in Section 8.10(c)),
                                                             ---------------
      required cash interest payments on the Indebtedness arising under the Citicorp Documents and (E) amounts permitted to be paid by a Credit Party under clause (i) above or paragraph (b) below, provided that the cash
            ----------          -------------        --------
      payments permitted under this clause (ii) are payable and are paid no
                                    -----------
      earlier than two Business

      Days prior to the date when the payments described in subclauses (A)
                                                            --------------
      through (E) are due; and
              ---

         (iii) the Borrowers may declare and pay cash to the Parent Guarantors (provided to the extent such payments are loans, such loans are evidenced by the promissory note described in Section 8.6(h)), to the extent
                                          --------------
      necessary to enable the Parent Guarantors to pay (A) the amounts permitted to be paid to AAHC under clause (ii) above, (B) other than during a
                               -----------
      Blockage Period, the amounts permitted to be paid by AAHC under subclause
                                                                      ---------
      (D) of clause (ii) above, (C) on the Closing Date, amounts required to be
      ---    -----------
      paid to consummate the Restructuring and an aggregate amount not in excess of $4,000,000 to pay costs and expenses incurred in connection therewith,
      (D) general corporate expenses, corporate reporting and administrative expenses of Acme Holdings (and of the Borrowers which are paid by Acme Holdings) incurred in the ordinary course of business of Acme Holdings or the Borrowers, as the case may be, in each case consistent with past practice and in an aggregate amount for all Borrowers not to exceed (I) $7,000,000 in Fiscal Year 1996, (II) $7,750,000 in Fiscal Year 1997, (III)
      $8,000,000 in Fiscal Year 1998 or (IV) $8,500,000 in Fiscal Year 1999, (E)
      income and franchise taxes of Acme Holdings (and of the Borrowers which are paid by Acme Holdings), (F) Acme Acquisition's general corporate expenses, franchise tax obligations, accounting, legal, consulting, corporate reporting and administrative expenses (including, without limitation, the fees and expenses payable to Brentwood Acme Partners, L.P. permitted to be paid by Section 8.16(ii)) incurred in the ordinary course
                              ----------------
      of Acme Acquisition's business consistent with past practice in an aggregate amount for all Borrowers not to exceed $1,500,000 in any Fiscal Year, provided, that commencing with Fiscal Year 1997, such amount shall
            --------
      be increased by $150,000 for such Fiscal Year and each Fiscal Year thereafter and (G) Acme Acquisition's franchise tax obligations payable with respect to Fiscal Year 1995, and provided, that the payments
                                            --------
      permitted under this clause (iii) are payable and are paid no earlier than
                           ------------
      two Business Days prior to the date when the payments described in subclauses (A) through (G) are due.
      --------------         ---

      (b) None of the Credit Parties or their respective Subsidiaries shall, directly or indirectly, make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness of any Person (other than Indebtedness pursuant to this Credit Agreement) or of any Mandatory Redeemable Obligation; provided, however, that at any time (other than during a Blockage Period), to
- --------  -------
the extent permitted by applicable law, the Borrowers may make payments to the Parent Guarantors, and the Parent Guarantors may make payments to AAHC, to the extent necessary to enable AAHC to pay amounts then required to be paid to noteholders under Sections 3.1, 3.5, 9.1 or 10.5 of the Citicorp Purchase Agreement, as in effect on the Closing Date.

      (c) "Blockage Period" means (i) any period during which an Event of
           ---------------
Default described in Section 9.1(a) shall have occurred and be continuing and
                     --------------
(ii) any other period commencing on the date the Agent gives notice to the Borrowers and the Parent Guarantors and to Citicorp (or such other Person as is designated to receive notice pursuant to the Intercreditor Agreement) of the occurrence of an Event of Default (other than an Event of Default described in
Section 9.1(a)) and continuing until the earlier of (A) the 180th day after the
- --------------
notice is given and (B) the date the Event of Default is waived in accordance with Section 12.11 or cured (to the extent it can be cured), provided that no
     -------------                                           --------
subsequent notice shall be effective to commence a Blockage Period under this clause (ii) until the 365th day after the then most recent prior notice is given
- -----------
which is effective to commence a Blockage Period under this clause (c).
                                                            ----------

      8.11  Fundamental Changes.  None of AAHC, the Credit Parties or their
            -------------------
respective Subsidiaries shall enter into any merger or consolidation, liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of such Person's business or Property, whether now or hereafter acquired; provided, however, that (a) the Borrowers may
                                   --------  -------
merge with each other if the Agent receives at least 30 Business Days' prior written notice thereof and all actions required to be taken pursuant to the Collateral Documents have been taken and (b) each Credit Party may enter into the transactions permitted for such Credit Party under Sections 8.9 and 8.20.
                                                       ------------     ----

      8.12  Accounting Changes.  None of AAHC, the Credit Parties or their
            ------------------
respective Subsidiaries shall make any significant change in accounting treatment and reporting practices except as required by GAAP.

      8.13  Termination of Material Contracts and Governing Documents.  After
            ---------------------------------------------------------
giving effect to the Restructuring, none of AAHC, the Credit Parties or their respective Subsidiaries shall (a) cancel or terminate any Material Contract or amend or otherwise modify any Material Contract, or waive any default or breach of any Material Contract, or take any other action in connection with any Material Contract that in each case would have a Material Adverse Effect, provided, however, that none of AAHC, the Credit Parties or their respective
- --------  -------
Subsidiaries shall amend or otherwise modify (i) the Citicorp Purchase Agreement, any Citicorp Document or any instrument, agreement or document pertaining to the Indebtedness thereunder without the prior written consent of the Agent to the extent such amendment or modification could reasonably be expected to adversely affect the rights of the Agent or any Holder or (ii) any other Restructuring Document without the prior written consent of the Agent which will not be unreasonably withheld; or (b) amend or otherwise modify any of its Governing Documents as in effect on the Closing Date, except (i) amendments to effect a change of name of a Credit Party which is permitted by the Security Agreement or (ii) other amendments which could not reasonably be expected to impair the rights of the Agent or any Holder under the Credit Documents or with respect to the Collateral.

      8.14  Restriction on Operating Leases.  None of the Credit Parties or
            -------------------------------
their respective Subsidiaries shall become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any Operating Lease, if the aggregate annual amount of all rents paid by the Credit Parties and their Subsidiaries under all such leases would exceed $6,000,000.

      8.15  Sale and Leaseback Transactions.  None of the Credit Parties or
            -------------------------------
their respective Subsidiaries shall, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property whether real or personal or mixed or whether now owned or hereafter acquired which any Credit Party or Subsidiary of a Credit Party has sold or transferred or intends to sell or transfer to any other Person, except for transactions involving Real Property owned by any Credit Party on the Closing Date with respect to which the documents executed in connection therewith do not provide the purchaser/lessor with recourse to any property other than the property being purchased and leased and the Net Cash Proceeds resulting therefrom shall be reinvested in Productive Assets and/or the commitments shall be permanently reduced by an amount equal thereto, in each case in accordance with Section 4.8(c).
     --------------

      8.16  Affiliate Transactions.  None of the Credit Parties or their
            ----------------------
respective Subsidiaries shall, directly or indirectly, enter into any transaction (including, without limitation, the purchase, sale or exchange of property or the rendering of any service) with any Subsidiary or Affiliate of a Credit Party, except in the ordinary course of, and pursuant to the reasonable requirements of, the business of such Credit Party or Subsidiary or Affiliate, as the case may be, and upon fair and reasonable terms no less favorable to such Credit Party, Subsidiary or Affiliate than could be obtained in a comparable arm's-length transaction with an unaffiliated Person. Nothing contained in this
Section 8.16 shall prohibit (i) transactions permitted by Section 8.5(b),
- ------------                                              --------------
8.6(h), 8.9(iv), 8.9(v) or 8.10 and (ii) the Credit Parties' payment to
- ------  -------  ------    ----
Brentwood Acme Partners, L.P. of (A) a management fee in an amount not to exceed $240,000 in any Fiscal Year, (B) transaction fees with respect to Acquisitions, in an amount not to exceed four and one-half percent (4.50%) of the purchase price of the assets acquired and (C) reasonable expense reimbursements in connection with activities involving the Credit Parties and AAHC incurred in the ordinary course of business consistent with past practice.

      8.17  Additional Bank Accounts.  None of the Credit Parties or their
            ------------------------
respective Subsidiaries shall, directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the Disbursement Account and the accounts set forth on Schedule D, Part 8.17; provided, however, that any
                      ---------------------  --------  -------
Borrower may establish such account upon 10 Business Days' prior written notice thereof, and, except to the extent otherwise permitted by the Agent, subject such account and the related financial institution to a Lockbox Agreement.

      8.18  Excess Cash.  None of the Credit Parties or their respective
            -----------
Subsidiaries shall, directly or indirectly, maintain in the aggregate in all deposit accounts of the Credit Parties and their Subsidiaries (other than the Disbursement Account and payroll accounts), total cash balances and Investments permitted by Section 8.5(c), 8.5(d) or 8.5(e), in excess of $2,500,000 at any
             --------------  ------    ------
time during which any Loans are outstanding hereunder.

      8.19  Additional Negative Pledges.  None of the Credit Parties or their
            ---------------------------
respective Subsidiaries shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective, directly or indirectly, (a) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent, for the benefit of the Holders) on the creation or existence of any Lien upon the assets of the Credit Parties or their Subsidiaries or (b) any Contractual Obligation which may restrict or inhibit the Agent's and the Holders' rights or ability to sell or otherwise dispose of, or exercise rights conferred pursuant to the Credit Documents with respect to, the Collateral or any part thereof after the occurrence of an Event of Default except, in each case (i) as set forth in Section 10.2 of the Citicorp Purchase Agreement, (ii) with respect to specific Equipment encumbered to secure a Credit Party's or such Subsidiary's Indebtedness permitted by Section 8.6(d) or
                                                       --------------
obligations under an Operating Lease with respect to such Equipment permitted by
Section 8.14, (iii) with respect to Real Property which is the subject of an
- ------------
Operating Lease permitted by Section 8.14 or (iv) with respect to licenses and
                             ------------
permits entered into or obtained in the ordinary course of the Credit Party's or Subsidiary's business which, by their terms, prohibit Liens of third parties.

      8.20  Additional Subsidiaries.  None of the Credit Parties shall,
            -----------------------
directly or indirectly, form or acquire any Subsidiaries, except that the Parent Guarantors may form, and the Borrowers may form or acquire, Subsidiaries, provided, that (i) the applicable Parent
                               --------
Guarantor or Borrower gives the Agent written notice thereof at least 30 Business Days prior to the consummation of such formation or acquisition (the "Consummation Date"), (ii) in the case of an acquisition of a Subsidiary, the
 -----------------
applicable Borrower shall deliver, together with such notice, (A) an officer's certificate stating that such acquisition constitutes an Acquisition and is permitted by Section 8.5(f), (B) to the extent available, the most recent annual and monthly Financial Statements for such Subsidiary which would have been required to be delivered if such Subsidiary had been an original party to this Credit Agreement which shall be audited to the extent available (it being understood that no Credit Party shall have any obligation to cause any Financial Statements to be prepared), (C) a pro forma consolidated balance sheet for AAHC, giving effect to such Acquisition and any proposed extensions of credit to such Subsidiary on the Consummation Date, (D) the forecasts and projections required by Section 7.1(c) with respect to such Subsidiary and giving effect to such
   --------------
Acquisition, (E) a solvency certificate for Acme Acquisition and its Subsidiaries if such Subsidiary is a Subsidiary of Acme Acquisition or for Acme Holdings and its Subsidiaries if such Subsidiary is a Subsidiary of Acme Holdings, in either case in substantially the form of the solvency certificate delivered for such Credit Parties pursuant to Section 5.1(a)(ii), giving effect
                                              ------------------
to such Acquisition and any proposed extensions of credit to such Subsidiary on the Consummation Date and (F) any appraisal obtained by, or delivered to, such Borrower with respect to the Rental Equipment of such Subsidiary, in each case in form and substance satisfactory to the Agent, (iii) promptly upon the Agent's reasonable request therefor, the applicable Parent Guarantor or Borrower shall deliver any documentation pertaining to such Subsidiary and the Credit Parties and such Subsidiary, taken as a whole and (iv) on or before the Consummation Date, (A) such new Subsidiary shall become a Borrower under this Credit Agreement, shall execute and deliver a Note to each Lender, shall become a party to each Guaranty and Contribution Agreement with respect to the Obligations of the other Borrowers in accordance with the terms thereof, shall become a party to the Security Agreement in accordance with the terms thereof, shall become a party to the intercompany promissory note described in Section 8.6(h) in
                                                       --------------
accordance with the terms thereof, shall become a party to the Management Agreement in accordance with the terms thereof and shall execute and deliver such other Credit Documents and other documents as the Agent may reasonably request (including, to the extent such Subsidiary requests a Borrowing or an issuance of a Letter of Credit on the Consummation Date, a Notice of Borrowing, a Letter of Credit Request, a Borrowing Base Certificate and all other documentation required by this Credit Agreement or otherwise reasonably requested by the Agent (including, by way of example, escrow funding agreements and a funds flow memorandum)) and (B) each existing Borrower shall execute and deliver a

Guaranty and Contribution Agreement with respect to the Obligations of such new Borrower.


                                   ARTICLE 9
                        EVENTS OF DEFAULT AND REMEDIES
                        ------------------------------


      9.1  Events of Default.  The occurrence of any of the following events
           -----------------
shall constitute an Event of Default hereunder:

      (a)  Failure to Pay.  Any Borrower shall fail to pay (i) all or any
           --------------
portion of the principal amount of any Loan when due or (ii) any other Obligation within five days after such Obligation is due and payable.

      (b)  Breach of Certain Covenants.  Any Credit Party or any Subsidiary of a
           ---------------------------
Credit Party shall fail to comply with any covenant contained in (i) Article 7
                                                                     ---------
and such failure continues for five days after the occurrence thereof or (ii)
Article 8, provided, that any non-compliance with the first sentence of Section
- ---------  --------                                                     -------
8.1 shall not be an Event of Default unless and until the Borrowers have failed
- ---
to cure such non-compliance as of the Rental Equipment Utilization Cure Date applicable thereto.

      (c)  Breach of Representation or Warranty.  Any representation or warranty
           ------------------------------------
made or deemed to be made by any Credit Party in this Credit Agreement or in any other Credit Document (and in any statement or certificate given under this Credit Agreement or any other Credit Document), shall be false or misleading in any material respect when made or deemed to be made.

      (d)  Other Defaults.  Any Credit Party shall fail to comply with any
           --------------
provisions contained in any Credit Document to which such Credit Party is a party, other than as set forth in Section 9.1(b) or 9.1(c), and such failure
                                  --------------    ------
shall not have been remedied or waived within 10 days after receipt by the Credit Parties of notice thereof from the Agent or any Lender.

      (e)  Dissolution.  Any Credit Party shall dissolve, wind up or otherwise
           -----------
cease its business unless permitted hereunder.

      (f)  Judgments and Attachments.  Any money judgment, arbitration award
           -------------------------
(other than a money judgment or award covered by insurance, but only if the insurer has admitted liability with respect to such money judgment), writ or warrant of attachment, or similar process involving in any case an amount in excess of $1,000,000 shall be entered or filed against any Credit Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days.

      (g)  Insolvency Event.  Any Credit Party shall become the subject of an
           ----------------
Insolvency Event.

      (h)  Change of Control.  A Change of Control shall occur or a Person or
           -----------------
Persons shall acquire, directly or indirectly, or obtain a Lien on any of the capital stock of any Credit Party, other than (i) the Lien (but not foreclosure thereon) arising under the Citicorp Documents on the capital stock of the Parent Guarantors and (ii) the Liens granted to the Agent, for the benefit of the Holders, pursuant to the Loan Documents.

      (i)  Cross Default.  AAHC, any Credit Party or any of their respective
           -------------
Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than an Obligation) of AAHC, any Credit Party or any of their respective Subsidiaries aggregating $1,000,000 or more; or any breach, default or event of default shall occur, or any other condition shall exist under any Contractual Obligation pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by AAHC, any Credit Party or any of their respective Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or the holder of any Lien (other than Liens upon property leased to AAHC, any Credit Party or any of their respective Subsidiaries which were created by the lessor prior to the commencement of the lease), in any amount, shall commence foreclosure of such Lien upon property of AAHC, any Credit Party or any of their respective Subsidiaries having an aggregate value in excess of $1,000,000 and such foreclosure shall continue against such property to a date less than thirty days prior to the date of the proposed foreclosure sale.

      (j)  Citicorp Documents.  AAHC shall fail to make any payment when due
           ------------------
(whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness under the Citicorp Documents; or any breach, default or event of default shall occur, or any other condition shall exist under the Citicorp Purchase Agreement, any Citicorp Document or any instrument, agreement or document pertaining to the Indebtedness thereunder, if the effect thereof is to cause the acceleration of, or permit Citicorp (or other holder or holders of such Indebtedness) to accelerate, the maturity of any such Indebtedness; or the Citicorp Purchase Agreement, any Citicorp Document or any instrument, agreement or document pertaining to the Indebtedness thereunder is amended or modified without the prior written consent of the Agent to the extent such amendment or modification could reasonably be expected to adversely affect the rights of the Agent or any Holder.

      (k)  Failure of Enforceability of Credit Documents; Security.  Any
           -------------------------------------------------------
covenant, agreement or obligation of any Credit Party contained in or evidenced by any of the Credit Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; any Credit Party shall deny or disaffirm its obligations under any of the Credit Documents or any Liens granted in connection therewith; or, any Liens granted to the Agent, for the benefit of the Holders, in any of the Collateral shall be determined to be void, voidable, invalid or (unless (i) such Liens cannot, under applicable law, be perfected by the filing of financing statements, the recording of security agreements and the required cover sheets with the United States Patent and Trademark Office or, to the extent required to be delivered on the Closing Date or thereafter pursuant to the Security Agreement, the taking of possession of instruments, investment property or certificates of title (or any combination thereof) and (ii) the Agent has not, in accordance with the Credit Documents, required the applicable Credit Party to take such other actions under applicable law which would be sufficient to perfect such Liens) unperfected, are subordinated or not given the priority contemplated by this Credit Agreement.

      (l)  Termination Event.  Any Termination Event occurs which could
           -----------------
reasonably be expected to subject any Credit Party or ERISA Affiliate to liability in excess of $1,000,000.

      (m)  Waiver Application.  The plan administrator of any Benefit Plan
           ------------------
applies under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Agent believes that the substantial business hardship upon which the application for the waiver is based could subject any Credit Party or ERISA Affiliate to liability in excess of $1,000,000.

      (n)  AAHC Subsidiaries.  AAHC shall, directly or indirectly, form or
           -----------------
acquire any Subsidiary other than (i) Acme Acquisition, (ii) Acme Holdings and
(iii) Subsidiaries of Acme Acquisition, Acme Holdings or any Borrower permitted to be formed or acquired pursuant to Section 8.20.
                                     ------------

      9.2  Acceleration and Cash Collateralization.  Upon the occurrence and
           ---------------------------------------
during the continuance of an Event of Default, the Agent may take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties:

      (a) Acceleration.  Upon the written request, or with the written consent,
          ------------
of the Majority Lenders, and by delivery of written notice to the Borrowers from the Agent, all Obligations shall be declared to be immediately due and payable without presentment, demand, protest or any other action or obligation of the Agent or any Lender.

      (b) Termination of Commitments.  Upon the written request of the Majority
          --------------------------
Lenders, and by delivery of written notice to the Borrowers from the Agent, the Commitments shall be immediately terminated (except with respect to any Event of Default set forth in Section 9.1(g), in which case the Commitments shall
                     --------------
automatically be terminated without the necessity of any request of the Majority Lenders or notice or other demand to any Borrower) and, at all times thereafter, all Loans made by any Lender pursuant to this Credit Agreement shall be at such Lender's sole discretion unless the termination of the Commitments has been rescinded pursuant to Section 9.3.
                      -----------

      (c) Cash Collateralization.  On demand of the Agent or the Majority
          ----------------------
Lenders, the Borrowers shall immediately deposit with the Agent cash or Cash Equivalents in an amount equal to 110% of the Letter of Credit Obligations then outstanding.

      9.3  Rescission of Acceleration.  After acceleration of the maturity of
           --------------------------
the Loans or the termination of the Commitments, if the Borrowers pay all accrued interest and all principal due (other than by reason of the acceleration) and all Defaults and Events of Default are otherwise remedied or waived in accordance with Section 12.11, the Majority Lenders may elect, in
                          -------------
their sole discretion, to rescind the acceleration or termination and return any cash collateral. This Section 9.3 is intended only to bind all of the Lenders
                       -----------
to a decision of the Majority Lenders and not to confer any right on the Borrowers, even if the described conditions for the Majority Lenders' election may be met.

      9.4  Remedies.  Upon the occurrence and during the continuance of an
           --------
Event of Default, the Agent may do any or all of the following:

      (a) remove all documents, instruments, files and records (including the copying of any computer records) relating to the Collateral or use (at the expense of the Credit Parties) such supplies or space of any Credit Party at the Credit Party's place of business necessary to properly administer and collect the Accounts thereon;

      (b) accelerate or extend the time of payment, compromise, issue credits, or bring suit on the Accounts (in the name of the Borrowers or the Lenders) and otherwise administer and collect the Accounts;

      (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise; and

      (d) foreclose the Liens created pursuant to the Credit Documents by any available procedure, or take possession of any or all of the Collateral without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

Any Lender may bid or become a purchaser at any sale, free from any right of redemption, which right is expressly waived by the Credit Parties. If notice of intended disposition of any Collateral is required by law, it is agreed that five Business Days notice shall constitute reasonable notification. The Credit Parties will assemble the Collateral and make it available to the Agent at such locations as the Agent may specify, whether at the premises of the Credit Parties or elsewhere, and will make available to the Agent the premises and facilities of the Credit Parties for the purpose of the Agent's taking possession of, removing or putting the Collateral in saleable form.

      9.5  Right of Setoff.  In addition to and not in limitation of all rights
           ---------------
of offset that the Agent, any Lender or the Issuing Bank may have under applicable law, upon the occurrence and during the continuance of any Event of Default, and whether or not the Agent, any Lender or the Issuing Bank has made any demand or the Obligations of any Credit Party have matured, the Agent, each Lender and the Issuing Bank shall have the right to appropriate and apply to the payment of the Obligations of such Credit Party (a) all deposits and other obligations then or thereafter owing by the Agent, such Lender or the Issuing Bank to such Credit Party and (b) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Lender, the Issuing Bank, the Agent or any of their respective Affiliates. Each Lender or the Issuing Bank exercising such rights shall notify the Agent thereof and any amount received as a result of the exercise of such rights shall be shared in accordance with Section 2.7.
                             -----------

      9.6  License for Use of Software and Other Intellectual Property.
           -----------------------------------------------------------
Unless expressly prohibited by the licensor thereof, if any, the Agent is hereby granted a license to use, without charge, each Credit Party's computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, as it pertains to the respective Credit Party's Collateral, or any rights to any of the foregoing, in completing production of, advertising for sale, and selling any of the respective Credit Party's Collateral, and each Credit Party's rights under all licenses and franchise agreements shall inure to the Agent's benefit. The Agent agrees not to use any such license prior to the occurrence of an Event of Default without giving the Credit Parties prior notice.

      9.7  No Marshalling; Deficiencies; Remedies Cumulative.  None of the
           -------------------------------------------------
Agent, the Lenders or the Issuing Bank shall be under any obligation to marshall any assets in favor of any Credit Party or any other party or against or in payment of any or all of the Obligations. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights to liquidate all or substantially all of the Collateral (after deducting all of the Agent's Expenses related thereto) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in the order specified in Section
                                                                     -------
4.11(b)(iii).  The Credit Parties shall remain liable to the Agent, the Issuing
- ------------
Bank and the Lenders for any deficiencies, and the Agent, the Issuing Bank and the Lenders in turn agree to remit to the Credit Parties or their successors or assigns, any surplus resulting therefrom. The foregoing remedies are not intended to be exhaustive and the full or partial exercise of any of them shall not preclude the full or partial exercise of any other available remedy under this Credit Agreement, under any other Credit Document, at equity or at law.


                                   ARTICLE 10
                         GUARANTY OF PARENT GUARANTORS
                         -----------------------------


      10.1  Guaranty.  (a) For value received and in consideration of any Loan,
            --------
advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted by the Agent, the Lenders or the Issuing Bank to Acme Rents, Acme Dixie, Acme Duval or any other Subsidiary of Acme Holdings which becomes a Borrower under this Credit Agreement (collectively, the "Acme
                                                                         ----
Holdings Borrowers"), Acme Holdings unconditionally guarantees for the benefit
- ------------------
of each of the Agent, the Lenders and the Issuing Bank the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the Obligations of the Acme Holdings Borrowers (including, without limitation, interest accruing following an Insolvency Event of any Acme Holdings Borrower, at the applicable rate specified in this Credit Agreement, whether or not such interest is allowed as a claim in bankruptcy). At any time after the occurrence and during the continuance of an Event of Default, Acme Holdings shall pay to the Agent, for the benefit of the Agent, the Lenders and the Issuing Bank, on demand and in immediately available funds, the full amount of the Obligations of the Acme Holdings Borrowers (including any portion thereof which is not yet due and payable). Acme Holdings further agrees to pay to the Agent, for the benefit of the Agent, the Lenders and the Issuing Bank, on demand and in immediately available funds, (i) all losses (including, without limitation, lost profits), fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys' and paralegals' fees, costs and expenses) paid or incurred by the Agent, any Lender or the Issuing Bank in: (A) enforcing or defending such Person's rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (B) in collecting all or any part of the Obligations of the Acme Holdings Borrowers or Acme Holdings, (C) in foreclosing or otherwise collecting upon the Collateral for the Obligations of the Acme Holdings Borrowers or Acme Holdings or any part thereof and (D) obtaining any legal, accounting or other advice in connection with any of the foregoing and (ii) interest on (A) the Obligations of the Acme Holdings Borrowers which do not constitute interest, (B) to the extent permitted by applicable law, the Obligations of the Acme Holdings Borrowers which constitute interest, and (C) the expenses described in clause (i) above, from
                                                       ----------
the date of demand hereunder until paid in full at the per annum rate of interest described in Section 4.6. Acme Holdings hereby agrees that its
                      -----------
guaranty under this Article 10 is an absolute guaranty of payment and is not a
                    ----------
guaranty of collection.

      (b) For value received and in consideration of any Loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted by the Agent, the Lenders or the Issuing Bank to Acme Alabama, Air & Pump, Walker Jones or any other Subsidiary of Acme Acquisition which becomes a Borrower under this Credit Agreement (collectively, the "Acme
                                                                         ----
Acquisition Borrowers"), Acme Acquisition unconditionally guarantees for the
- ---------------------
benefit of each of the Agent, the Lenders and the Issuing Bank the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the Obligations of the Acme Acquisition Borrowers (including, without limitation, interest accruing following an Insolvency Event of any Acme Acquisition Borrower, at the applicable rate specified in this Credit Agreement, whether or not such interest is allowed as a claim in bankruptcy). At any time after the occurrence and during the continuance of an Event of Default, Acme Acquisition shall pay to the Agent, for the benefit of the Agent, the Lenders and the Issuing Bank, on demand and in immediately available funds, the full amount of the Obligations of the Acme Acquisition Borrowers (including any portion thereof which is not yet due and payable). Acme Acquisition further agrees to pay to the Agent, for the benefit of the Agent, the Lenders and the Issuing Bank, on demand and in immediately available funds, (i) all losses (including, without limitation, lost profits), fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys' and paralegals' fees, costs and expenses) paid or incurred by the Agent, any Lender or the Issuing Bank in: (A) enforcing or defending such Person's rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (B) in collecting all or any part of the Obligations of the Acme Acquisition Borrowers or Acme Acquisition, (C) in foreclosing or otherwise collecting upon the Collateral for the Obligations of the Acme Acquisition Borrowers or Acme Acquisition or any part thereof and (D) obtaining any legal, accounting or other advice in connection with any of the foregoing and (ii) interest on (A) the Obligations of the Acme Acquisition Borrowers which do not constitute interest,
(B) to the extent permitted by applicable law, the Obligations of the Acme Acquisition Borrowers which constitute interest, and (C) the expenses described in clause (i) above, from the date of demand hereunder until paid in full at the
   ----------
per annum rate of interest described in Section 4.6.  Acme Acquisition hereby
                                        -----------
agrees that its guaranty under this Article 10 is an absolute guaranty of
                                    ----------
payment and is not a guaranty of collection.

      10.2  Guaranty Absolute.  Each of the Parent Guarantors agrees that its
            -----------------
Obligations under the Credit Documents are independent of the Obligations of the Borrowers and any other guarantor of all or any part of the Obligations guaranteed by such Parent Guarantor, and a separate action or actions may be brought and prosecuted against such Parent Guarantor whether or not any action is brought against any Borrower or any of such other guarantors and whether or not any Borrower is joined in any such action or actions. The liability of each Parent Guarantor under the Credit Documents shall be absolute and unconditional, and shall not be affected or released in any way, irrespective of:

      (a) the validity, enforceability, avoidance, novation or subordination of any of the Obligations or any of the Credit Documents;

      (b) the absence of any attempt by, or on behalf of, any Lender, the Issuing Bank or the Agent to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against any Borrower, any other guarantor of the Obligations or any other Person;

      (c) the election of any remedy by, or on behalf of, any Lender, the Issuing Bank or the Agent with respect to all or any part of the Obligations;

      (d) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, any Lender, the Issuing Bank or the Agent with respect to any provision of any of the Credit Documents;

      (e) the failure of the Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations;

      (f) the election by, or on behalf of, any one or more of the Lenders, the Issuing Bank and the Agent, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

      (g) any borrowing or grant of a security interest by any Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

      (h) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Lenders, the Issuing Bank or the Agent for repayment of all or any part of the Obligations or any expenses described in Section 10.1;
                ------------

      (i) any refusal of payment by the Agent, any Lender or the Issuing Bank, in whole or in part, from any obligor or guarantor in connection with any of the Obligations, whether or not with notice to, or further asset by, or any reservation of rights against, the Parent Guarantors;

      (j) any change, restructuring or termination of the corporate structure or existence of any Credit Party, or any modification, compounding, compromise, settlement or release by the Agent, any Lender, the Issuing Bank or any other Person (or by operation of law or otherwise), collection or other liquidation of the Obligations or the liability of any Credit Party, or of the Collateral, in whole or in part; or

      (k) any other circumstance (other than payment in cash of the Obligations of, and guaranteed by, such Parent Guarantor) which might otherwise constitute a legal or equitable discharge or defense of any Borrower, any Parent Guarantor or any other guarantor of such Obligations.

      10.3  Enforcement; Application of Payments.  Upon the occurrence and
            ------------------------------------
during the continuance of an Event of Default, the Agent may proceed directly and at once, without notice, against the Parent Guarantors to obtain performance of and to collect and recover the full amount, or any portion, of the Obligations guaranteed by such Parent Guarantor, without first proceeding against the applicable Borrowers or any other Person, or against any security or collateral for the Obligations. Subject only to the terms and provisions of this Credit Agreement, the Agent shall have the exclusive right to determine the application of payments and credits, if any, from the Parent Guarantor, the Borrowers or from any other Person on account of the Obligations or any other liability of the Parent Guarantor to the Agent, any Lender or the Issuing Bank, without affecting the liability of the Parent Guarantors hereunder.

      10.4  Waivers.  (a) Each of the Parent Guarantors hereby waives:
            -------

         (i) diligence, presentment, demand of payment (except as expressly required under this Article 10), filing of claims with a court in the
                          ----------
      event of receivership or bankruptcy of any Borrower, protest or notice with respect to the Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Credit Agreement, the benefits of all statutes of limitation, and all other demands (except as expressly required under this
      Article 10) whatsoever (and shall not require that the same be made on any
      ----------
      Borrower as a condition precedent to the Parent Guarantor's obligations hereunder);

         (ii) all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to any Borrower or otherwise;

         (iii) all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due (except as expressly required under this
      Article 10), notices of any and all proceedings to collect from the maker,
      ----------
      any endorser or any other guarantor of all or any part of the Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Agent to secure payment of all or any part of the Obligations; and

         (iv) any defense based upon any Requirement of Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

      (b) Each of the Parent Guarantors understands that it shall be liable for the full amount of its liability under this Credit Agreement, notwithstanding foreclosure of any real property by trustee sale or any other reason impairing the right of such Parent Guarantor or the Agent, any Lender or the Issuing Bank to proceed against any Borrower or its property. Each Parent Guarantor hereby waives, in accordance with Section 2856 of the California Civil Code, (i) all rights and defenses arising out of an election of remedies by the creditor (the Agent, any Lender or the Issuing Bank), even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Parent Guarantor's rights of subrogation and reimbursement against the principal (the Borrowers) by the operation of Section 580d of the

California Code of Civil Procedure or otherwise and (ii) without limiting the generality of the foregoing or any other provision hereof, all rights and benefits under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433 (or any similar law in any other jurisdiction). No other provision of this
Article 10 shall be construed as limiting the generality of any of the covenants
- ----------
and waivers set forth in this Section 10.4(b).  In accordance with Section 12.1
                              ---------------                      ------------
below, this Credit Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws (as opposed to the conflicts of laws provisions other than those contained in New York General Obligations Law
Section 5-1401) and decisions of the State of New York. This Section 10.4(b) and
                                                             ---------------
other referenced provisions of California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the referenced provisions of California law are in any way applicable to this Credit Agreement or to any of the Obligations.

      (c) The Agent, the Lenders and the Issuing Bank, either themselves or acting through the Agent, are hereby authorized, without notice or demand and without affecting the liability of the Parent Guarantors hereunder, from time to time, (i) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Obligations, or to otherwise modify, amend or change the terms of any of the Credit Documents; (ii) to accept partial payments on all or any part of the Obligations; (iii) to take and hold security or collateral for the payment of all or any part of the Obligations, the guaranty of the Parent Guarantors, or any other guaranties of all or any part of the Obligations or other liabilities of the Borrowers, (iv) to exchange, enforce, waive and release any such security, collateral or guaranties; (v) to apply such security or collateral and direct the order or manner of sale thereof as in their reasonable discretion they may determine; and
(vi) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, the guaranty of the Parent Guarantors, any other guaranty of all or any part of the Obligations, and any security or collateral for the Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the Obligations of the Parent Guarantors hereunder.

      10.5  Financial Information.  Each of the Parent Guarantors hereby
            ---------------------
assumes responsibility for keeping itself informed of the financial condition of the applicable Borrowers and any and all endorsers and/or other guarantors of all or any part of the Obligations guaranteed by such Parent Guarantor, and of all other circumstances bearing upon the risk of nonpayment of such Obligations, or any part thereof, that diligent inquiry would reveal, and each of the Parent Guarantors hereby agrees that none of the Agent, the Lenders or the Issuing Bank shall have any duty to advise such Parent Guarantor of information known to any of them regarding such condition or any such circumstances. In the event the Agent, any Lender or the Issuing Bank, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Parent Guarantor, such Holder shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information which such Holder, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to any Parent Guarantor.

      10.6  Reinstatement.  Each of the Parent Guarantors agrees that, to the
            -------------
extent that any Borrower, such Parent Guarantor or any other guarantor of all or any part of the Obligations guaranteed by such Parent Guarantor makes a payment or payments to any Lender, the Issuing Bank or the Agent, or such Holder receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Borrower, such Parent Guarantor, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Obligations guaranteed by such Parent Guarantor which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

      10.7  Subrogation, Contribution, Etc.   Until the Obligations have been
            -------------------------------
paid in full in cash and the Commitments have been terminated, each Parent Guarantor hereby agrees to not to assert (a) any claim, right or remedy, direct or indirect, that such Parent Guarantor now has or may hereafter have against any Borrower or any of its assets in connection with such Parent Guarantor's guaranty of the Obligations or the performance by such Parent Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including, without limitation, under Section 509 of the Bankruptcy Code or Section 2847, 2848 or 2849 of the California Civil Code), under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Parent Guarantor now has or may hereafter have against any Borrower, (ii) any right to enforce, or to participate in, any claim, right or remedy that the Agent, any Lender or the Issuing Bank now has of may hereafter have against any Borrower and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Agent, any Lender or the Issuing Bank, and (b) any right of contribution such Parent Guarantor may have against any other guarantor (including any other Parent Guarantor) of any of the Obligations (including, without limitation, any such right of contribution under Section 2848 of the California Civil Code).

Each Parent Guarantor further agrees that, to the extent the foregoing agreement with respect to its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Parent Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be subordinated to the payment of the Obligations as set forth in Section 10.8.
                                               ------------

      10.8  Subordination.  Each of the Parent Guarantors agrees that any and
            -------------
all claims of such Parent Guarantor against any Borrower, any endorser or any other guarantor of all or any part of the Obligations, or against any of their respective properties, shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations. Notwithstanding any right of any Parent Guarantor to ask, demand, sue for, take or receive any payment from any Borrower, all rights, liens and security interests of such Parent Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any Borrower (whether constituting part of the security or collateral given to any Lender, the Issuing Bank or the Agent to secure payment of all or any part of the Obligations or otherwise) shall be and hereby are subordinated to the rights of the Holders and the Agent in those assets. Except as permitted by this Credit Agreement, the Parent Guarantors shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been fully paid in cash and the Commitments have been terminated. If all or any part of the assets of any Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of such Borrower is dissolved or (except as permitted by this Credit Agreement) if substantially all of the assets of such Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Indebtedness of any such Borrower to any Parent Guarantor ("Borrower Indebtedness" of such Borrower) shall be paid or delivered directly
- -----------------------
to the Agent for application on any of the Obligations, due or to become due, until such Obligations shall have first been fully paid in cash. Each of the Parent Guarantors irrevocably authorizes and empowers the Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Parent Guarantor such proofs of claim and take such other action, in the Agent's own name or in the name of such Parent Guarantor or otherwise, as the Agent may deem necessary or advisable for the enforcement of this Credit Agreement. The Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made on Borrower Indebtedness in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by any Parent Guarantor upon or with respect to any Borrower Indebtedness prior to the payment in full in cash of all of the Obligations and the termination of the Commitments, such Parent Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Agent, the Lenders and the Issuing Bank, and shall forthwith deliver the same to the Agent, for the benefit of the Agent, the Lenders and the Issuing Bank, in precisely the form received (except for the endorsement or assignment of such Parent Guarantor where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Parent Guarantor as the property of the Agent, for the benefit of the Agent, the Lenders and the Issuing Bank. If such Parent Guarantor fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers or employees are hereby irrevocably authorized to make the same. Each of the Parent Guarantors agrees that until the Obligations have been paid in full in cash and the Commitments have been terminated, such Parent Guarantor will not assign or transfer to any Person any claim such Parent Guarantor has or may have against any Borrower.

      10.9  Waivers.  Failure by any of the Lenders, the Issuing Bank or the
            -------
Agent at any time or times hereafter to require strict performance by any Borrower, any Parent Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Credit Documents now or at any time or times hereafter executed by such Persons and delivered to the Agent, any Lender or the Issuing Bank shall not waive, affect or diminish any right of the Agent or such Holder at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Agent or such Holder, or their respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the applicable Borrower or Parent Guarantor, specifying such waiver, and is signed by the party or parties necessary to give such waiver under this Credit Agreement. No waiver of any Event of Default by the Agent, any Lender or the Issuing Bank shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by the Agent or such Holder permitted hereunder shall in any way affect or impair the Agent's or such Holder's rights and remedies or the Obligations of the Parent Guarantors under this Credit Agreement. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by any Borrower to the Agent, any Lender or the Issuing Bank shall be conclusive and binding on the applicable Parent Guarantor irrespective of whether such Parent Guarantor was a party to the suit or action in which such determination was made.

      10.10  Termination.  The guaranty of each Parent Guarantor shall continue
             -----------
in full force and effect and may not be terminated or otherwise revoked until the Obligations shall have been fully paid in cash and the Commitments shall have been terminated. Each of the Parent Guarantors hereby expressly waives the benefits of Section 2815 of the California Civil Code (or any similar law in any other jurisdiction) purporting to allow a guarantor to revoke a continuing guaranty with respect to any transactions occurring after the date of the guaranty. If, notwithstanding the foregoing, any Parent Guarantor shall have any right under applicable law to terminate or revoke its guaranty of the Obligations, such Parent Guarantor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by such Parent Guarantor, is actually received by the Agent. Such notice shall not affect the right and power of any Lender, the Issuing Bank or the Agent to enforce rights arising prior to receipt thereof by the Agent. If the Agent, any Lender or the Issuing Bank grants loans or takes other action after such Parent Guarantor terminates or revokes its guaranty of the Obligations but before the Agent receives such written notice, the rights of such Holder with respect thereto shall be the same as if such termination or revocation had not occurred.

      10.11  Advice of Counsel.  Each of the Parent Guarantors represents and
             -----------------
warrants that it has consulted with its legal counsel regarding all waivers under this Article 10, including without limitation those under Section 10.4,
           ----------                                           ------------
that it believes that it fully understands all rights that it is waiving and the effect of such waivers, that it assumes the risk of any misunderstanding that it may have regarding any of the foregoing, and that it intends that such waivers shall be a material inducement to the Agent, the Lenders and the Issuing Bank to extend the indebtedness guaranteed hereby.

      10.12  Collateral.  Each of the Parent Guarantors hereby acknowledges and
             ----------
agrees that its Obligations under this Credit Agreement are secured pursuant to the terms and provisions of the Collateral Documents to which it is a party.

                                   ARTICLE 11
                                   THE AGENT
                                   ---------


      11.1  Appointment of Agent.
            --------------------

      (a) Each Lender and the Issuing Bank hereby designates BTCC as its Agent and irrevocably authorizes the Agent to take action on its behalf under the Credit Documents, to exercise the powers and perform the duties described therein, and to exercise such other powers reasonably incidental thereto. The Agent may perform any of its duties through its agents or employees.

      (b)  Other than the Borrowers' rights under Section 11.8, this Article 11
                                                  ------------       ----------
is for the benefit of the Agent, the Issuing Bank and the Lenders only. The Agent shall act only for the Lenders and assumes no obligation to or agency or trust relationship with any Credit Party.

      11.2  Nature of Duties of Agent.  The Agent has no duties or
            -------------------------
responsibilities except those expressly set forth in the Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted hereunder or in connection herewith. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have a fiduciary relationship to the Issuing Bank, any Lender or any participant of any Lender.

      11.3  Lack of Reliance on Agent.  Independently and without reliance upon
            -------------------------
the Agent, each Lender, the Issuing Bank and each Holder has made and shall continue to make its own independent investigation and analysis of the content and validity of the Credit Documents or of the performance and creditworthiness of the Credit Parties thereunder. The Agent assumes no responsibility and undertakes no obligation to make inquiry with respect to such matters, unless specifically requested to do so in writing by a Lender.

      11.4  Certain Rights of the Agent.  The Agent may request instructions
            ---------------------------
from the Majority Lenders at any time. If the Agent requests instructions from the Majority Lenders with respect to any action or inaction, the Agent shall be entitled to await instructions from the Majority Lenders before such action or inaction. Neither the Issuing Bank, any Lender or any other Holder shall have any right of action based upon the Agent's action or inaction in response to instructions from the Majority Lenders.

      11.5  Reliance by Agent.  The Agent may rely upon written or telephonic
            -----------------
communication it believes to be genuine and to have been signed, sent or made by the proper person. The Agent may obtain the advice of legal counsel (including, for matters concerning the Credit Parties, counsel for the Credit Parties), independent public accountants and other experts selected by it and shall have no liability for action or inaction in good faith based upon such advice.

      11.6  Indemnification of Agent.  To the extent the Agent is not
            ------------------------
reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify the Agent, to the extent of its Proportionate Share (without giving effect to any adjustments under Section 2.8), for any and all liabilities,
                                -----------
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or otherwise relating to the Credit Documents, unless resulting from the Agent's gross negligence or willful misconduct.

      11.7  The Agent in its Individual Capacity.  In its individual capacity,
            ------------------------------------
the Agent shall have the same rights and powers hereunder as any other Lender and may exercise them as though it was not performing the duties specified herein. The terms "Lenders," "Majority Lenders," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Credit Parties or any Affiliate of the Credit Parties as if it were not performing the duties specified herein, and may accept fees and other consideration from the Credit Parties for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.

      11.8  Successor Agent.
            ---------------

      (a) The Agent may, upon 30 days' notice to the Lenders and the Borrowers, resign by giving written notice thereof to the Lenders and the Borrowers. The Agent's resignation shall be effective upon the appointment of a successor Agent.

      (b) Upon receipt of the Agent's resignation, the Majority Lenders may appoint a successor Agent. Unless an Event of Default shall have occurred and be continuing at the time of such appointment, the successor Agent shall be subject to approval by the Borrowers, which approval shall not be unreasonably withheld and shall be given or denied to the Majority Lenders within 10 Business Days after the Borrowers' receipt of notice of a proposed successor Agent. If a successor Agent has not accepted its appointment within 30 days after date of the Agent's resignation notice, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent.

      (c) Upon its acceptance of the agency hereunder, a successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. The retiring Agent shall continue to have the benefit of this Article 11 for any action or inaction while
                                     ----------
it was Agent.

      (d)  Any resignation of the Agent pursuant to this Section 11.8 shall also
                                                         ------------
constitute the resignation of Bankers Trust Company as Issuing Bank (to the extent provided in Section 12.8(f)), and any successor Agent appointed pursuant
                   ---------------
to this Section 11.8 shall, upon its acceptance of such appointment, become the
        ------------
successor Issuing Bank or shall have made arrangements for a successor Issuing Bank to issue Letters of Credit pursuant to the terms of this Credit Agreement.

      11.9  Collateral Matters; Releases from Credit Documents.
            --------------------------------------------------

      (a) Each Lender and the Issuing Bank, and each Holder by accepting the benefits of the Credit Documents, authorizes and directs the Agent to enter into the Collateral Documents for the benefit of the Holders. Except as otherwise set forth herein, any action or exercise of powers by the Majority Lenders under the Credit Documents, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Holders. Prior to an Event of Default, without notice to or consent from any Holder, the Agent may take any action necessary or advisable to perfect and maintain the perfection of the Liens in favor of the Agent, for the benefit of the Holders, upon the Collateral.

      (b) The Agent is authorized to release any Lien granted to or held by the Agent, for the benefit of the Holders, upon any Collateral (i) upon termination of the Commitments and Payment In Full of all of the Obligations, (ii) upon receipt of the proceeds of sales of the Collateral permitted hereunder or (iii) if the release can be and is approved by the Majority Lenders. In addition, to the extent necessary upon the sale of the capital stock of a Borrower in accordance with Section 8.9(vi), the Agent is authorized to release such
                ---------------
Borrower from its Obligations under the Credit Documents to which such Borrower is a party. The Agent may request, and thereupon the Lenders shall provide, confirmation of the Agent's authority to execute and deliver releases with respect to the Collateral and such Obligations of a Borrower whose capital stock has been sold used in accordance with Section 8.9(vi) as herein set forth, and
                                      ---------------
upon receipt of such approvals from the Lenders as are required by Section
                                                                   -------
12.11, the Agent shall execute and deliver such releases to the Borrowers.

      (c) The Agent shall have no obligation to assure that the Collateral exists or is owned by the Credit Parties or their respective Subsidiaries, that such Collateral is cared for, protected or insured, or that the Liens of the Agent, for the benefit of the Holders, in the Collateral have been created, perfected, or have any particular priority. With respect to the Collateral, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders, and it shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

      11.10  Actions with Respect to Defaults.  In addition to the Agent's
             --------------------------------
right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Majority Lenders. Until the Agent shall have received such directions, the Agent may act (or not act) as it deems advisable and in the best interests of the Lenders.


                                   ARTICLE 12
                                 MISCELLANEOUS
                                 -------------


      12.1  GOVERNING LAW.  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF
            -------------
THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE CREDIT DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS OTHER THAN THOSE CONTAINED IN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401) AND DECISIONS OF THE STATE OF NEW YORK EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE LIENS GRANTED PURSUANT TO, OR ANY OF THE REMEDIES PROVIDED WITH RESPECT TO, ANY PARTICULAR COLLATERAL, MAY BE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

      12.2  SUBMISSION TO JURISDICTION.  ALL DISPUTES AMONG THE CREDIT PARTIES,
            --------------------------
THE ISSUING BANK AND THE LENDERS (OR THE AGENT ACTING ON THEIR BEHALF), WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT, ON BEHALF OF
                               --------  -------
THE HOLDERS, SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE CREDIT PARTIES OR THEIR RESPECTIVE PROPERTY IN ANY LOCATION REASONABLY SELECTED BY THE AGENT IN GOOD FAITH TO ENABLE THE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. EACH OF THE CREDIT PARTIES AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT. EACH OF THE CREDIT PARTIES WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT HAS COMMENCED A

PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

      12.3  SERVICE OF PROCESS.  EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY
            ------------------
DESIGNATES CSC NETWORKS AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH CREDIT PARTY TO RECEIVE, FOR AND ON BEHALF OF SUCH CREDIT PARTY, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO THE CREDIT PARTIES, BUT FAILURE OF THE CREDIT PARTIES TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.

      12.4  JURY TRIAL.  THE CREDIT PARTIES, THE AGENT, THE ISSUING BANK AND
            ----------
THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY. INSTEAD, ANY DISPUTES WILL BE RESOLVED IN A BENCH TRIAL.

      12.5  LIMITATION OF LIABILITY.  NONE OF THE AGENT, THE ISSUING BANK OR
            -----------------------
THE LENDERS SHALL HAVE ANY LIABILITY TO THE CREDIT PARTIES (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY THE CREDIT PARTIES OR THEIR RESPECTIVE SUBSIDIARIES, AND EACH OF THE CREDIT PARTIES HEREBY WAIVES AND RELEASES ANY CLAIMS, IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THE CREDIT DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT, THE ISSUING BANK OR ANY SUCH LENDER, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE, WILLFUL MISCONDUCT, BREACH OF CONTRACT OR KNOWING OR GROSSLY NEGLIGENT VIOLATIONS OF APPLICABLE REQUIREMENTS OF LAW. EACH OF THE CREDIT PARTIES AGREES NOT TO ASSERT ANY CLAIM AGAINST ANY OF THE AGENT, THE ISSUING BANK, ANY LENDER OR ANY OTHER HOLDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF, OR IN ANY WAY IN CONNECTION WITH, THE COMMITMENTS, THE OBLIGATIONS OR ANY OTHER MATTERS GOVERNED BY THIS CREDIT AGREEMENT OR THE OTHER CREDIT DOCUMENTS.

      12.6  Delays.  No delay or omission of the Agent, the Issuing Bank or the
            ------
Lenders to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof.

      12.7  Notices.  Except as otherwise provided herein, all notices and
            -------
correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by facsimile transmission or by overnight delivery service, with all charges prepaid, as follows:

       (a)  if to the Agent, the Issuing Bank or any of the Lenders, to

            BT Commercial Corporation
            300 South Grand Avenue, 41st Floor
            Los Angeles, CA 90071
            Attention:  Richard Faulkner
            Telecopier No.:  (213) 620-8394

            with a copy to:

            Sidley & Austin
            555 West Fifth Street, Suite 4000
            Los Angeles, CA 90013
            Attention:  Edward D. Eddy, III
            Telecopier No.:  (213) 896-6600

      (b)   if to the Credit Parties, to

            c/o Rental Service Corporation
            14505 North Hayden Road, #322
            Scottsdale, Arizona 85260
            Attention:  Douglas Waugaman
            Telecopier No.:  (602) 905-3400.

All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by facsimile transmission, upon receipt of such transmission.

      12.8  Assignments and Participations.
            ------------------------------

      (a)  Credit Party Assignment.  None of the Credit Parties shall assign
           -----------------------
this Credit Agreement or any of the Credit Documents, or any rights or obligations hereunder, without the prior written consent of the Agent and the Lenders.

      (b)  Lender Assignments.  Each Lender may assign to one or more Eligible
           ------------------
Assignees all, or a percentage interest in all, of its rights and obligations under this Credit Agreement, the Notes and the other Credit Documents, with the consent of the Agent (which shall not be unreasonably withheld), and upon execution and delivery to the Agent, for its acceptance and recording in the Register, of an agreement in substantially the form of Exhibit R (an "Assignment
                                                       ---------      ----------
and Assumption Agreement"), together with surrender of any Note or Notes subject
- ------------------------
to such assignment and a processing and recordation fee of $2,500. No such assignment shall be for less than $5,000,000 of the Commitments unless it is to another Lender. This Section 12.8(b) does not apply to branches and Affiliates
                      ---------------
of a Lender, it being understood that a Lender may make, carry or transfer Loans and other

Obligations in any amount at or for the account of any of its branch offices or Affiliates without consent of the Agent or payment of any recordation fee.

      (c)  Agent's Register.  The Agent shall maintain a register of the names
           ----------------
and addresses of the Lenders, their Commitments, and the principal amount of
their Loans (the "Register").   The Agent shall also maintain a copy of each
                  --------
Assignment and Assumption Agreement delivered to and accepted by it and modify the Register to give effect to each Assignment and Assumption Agreement. Upon its receipt of each Assignment and Assumption Agreement and surrender of the affected Note or Notes, the Agent will give prompt notice thereof to the Borrowers and deliver to the Borrowers a copy of the Assignment and Assumption Agreement and the surrendered Note or Notes. Within ten days after its receipt of such notice, the Borrowers shall execute and deliver to the Agent a new Note or Notes to the order of the Eligible Assignee in the amount of the Commitment or Commitments assumed by it and to the assignor in the amount of the Commitment or Commitments retained by it, if any. Such new Note or Notes shall re-evidence the Indebtedness outstanding under the surrendered Note or Notes and shall be dated as of the Closing Date. The Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder.

      (d)  Lender Participations.  Each Lender may sell participations (without
           ---------------------
the consent of the Agent, the Credit Parties or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement, the Notes and the other Credit Documents. Notwithstanding a Lender's sale of a participation interest, its obligations hereunder shall remain unchanged. The Credit Parties, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender. No participant shall have rights to approve any amendment or waiver of this Credit Agreement or any Credit Document except to the extent such amendment or waiver would (i) increase the Commitment of the Lender from whom the participant purchased its participation interest, (ii) reduce the principal of, or rate or amount of interest on the Loans subject to such participation (other than by the payment or prepayment thereof), (iii) postpone any date fixed for any payment of principal of, or interest on, the Loans subject to the participation interest or
(iv) release all or a substantial portion of the Collateral, other than when otherwise permitted hereunder.

      (e)  Lenders' Creation of Security Interests.  Notwithstanding any other
           ---------------------------------------
provision set forth in this Credit Agreement, any Lender may at any time, without consent of the Agent or the payment of any fee, create a security interest in all or any portion of its rights under this Credit Agreement (including, without limitation, Obligations owing to it and any

Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A.

      (f)  Assignments by BTCC.  If BTCC ceases to be a Lender under this Credit
           -------------------
Agreement by virtue of any assignment made pursuant to this Section 12.8, then,
                                                            ------------
as of the effective date of such cessation, Bankers Trust Company's obligations to issue Letters of Credit pursuant to Article 3 shall terminate and Bankers
                                       ---------
Trust Company shall be an Issuing Bank hereunder only with respect to outstanding Letters of Credit issued prior to such date.

      12.9  Confidentiality.  Each Lender agrees that it will not disclose
            ---------------
without the prior consent of the Credit Parties any information with respect to the Credit Parties or their Subsidiaries which is furnished pursuant to this Credit Agreement and which is designated by the Credit Parties to the Lenders in writing as confidential, provided, that any Lender may disclose any such
                         --------
information (a) to its employees, auditors, or counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, (b) as has become generally available to the public, (c) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender,
(d) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (e) in order to comply with any Requirement of Law and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided, further, that,
                                                       --------  -------
unless specifically prohibited by applicable law or court order, each Lender revealing confidential information pursuant to clause (c), (d) or (e) of this
                                               ----------  ---    ---
Section 12.9 shall notify the Credit Parties of any request, summons or subpoena
- ------------
by any governmental agency or representative thereof, or in connection with any litigation, for the disclosure of any such confidential information prior to the disclosure of such information.

      12.10  Indemnification; Reimbursement of Expenses of Collection.  The
             --------------------------------------------------------
Borrowers hereby jointly and severally indemnify and agree to defend and hold harmless the Agent, the Issuing Bank and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of (a) any litigation, investigations, claims or proceedings which arise out of or are in any way related to (i) this Credit Agreement or the transactions contemplated hereby,
(ii) the issuance of the Letters of Credit, (iii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, (iv) any actual or proposed use by any Person at any time party hereto as a Borrower of the proceeds of the Loans, (v) the Agent's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto or (vi) any aspect of the Restructuring, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (b) any remedial or other action taken by a Credit Party or any of the Lenders in connection with compliance by a Credit Party or any of its Subsidiaries, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. In addition, the Borrowers shall, upon demand, pay to the Agent and any Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent or such Lender in (w) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (x) in collecting all or any part of the Obligations, (y) in foreclosing or otherwise collecting upon the Collateral or any part thereof and (z) obtaining any legal, accounting or other advice in connection with any of the foregoing.

      12.11  Amendments and Waivers.  No amendment or waiver of any provision
             ----------------------
of this Credit Agreement, any part of Schedule D, or any other Credit Document
                                      ----------
shall be effective unless in writing and signed by the Majority Lenders (or by the Agent on their behalf), except that:

      (a) the consent of all the Lenders is required to (i) increase the Commitments, (ii) reduce the principal of, or interest on, the Notes, any Letter of Credit Obligations or any Fees hereunder (other than Fees that are exclusively for the account of the Agent or the Issuing Bank), (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Notes, any Letter of Credit reimbursement obligations or any Fees hereunder, (iv) change the percentage of the Commitments, or any minimum requirement necessary for the Lenders or the Majority Lenders to take any action hereunder, (v) amend or waive this Section 12.11(a), or change the
                                             ----------------
   definition of Majority Lenders or Proportionate Share or (vi) other than as expressly provided herein or in any Collateral Document release any Liens in favor of the Agent, for the benefit of the Holders, on all or a substantial portion of the Collateral;

      (b) the consent of the Agent or the Issuing Bank, as the case may be, shall be required for any amendment, waiver or consent affecting the rights or duties of the Agent or the Issuing Bank under any Credit Document, in addition to the consent of the Lenders otherwise required by this Section
                                                                     -------
   12.11; and
   -----

      (c)  no consent is needed to amend Schedule D, Parts 6.1, 6.10 and 6.13,
                                         ------------------------------------
   Exhibits A, D, E and F to the Security Agreement or Exhibits A and B to the Trademark Security Agreement or for the Agent to execute releases with respect to Liens and Obligations pursuant to Section 11.9(b), to the extent
                                                ---------------
   such amendments and releases pertain to actions expressly permitted to be taken under the Credit Documents.

The consent of the Borrowers shall not be required for any amendment, modification or waiver of the provisions of Article 11 (other than Section
                                            ----------             -------
11.8). The Borrowers and the Lenders hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing Annex I to reflect
                                                           -------
assignments of the Commitments.

      12.12  Counterparts and Effectiveness.  This Credit Agreement and any
             ------------------------------
waiver or amendment hereto may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Credit Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 12.7 or, in the case of the Lenders, shall
                              ------------
have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

      12.13  Severability.  In case any provision in or obligation under this
             ------------
Credit Agreement or the Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      12.14  Maximum Rate.  Notwithstanding anything to the contrary contained
             ------------
elsewhere in this Credit Agreement or in any other Credit Document, the Credit Parties, the Agent, the Issuing Bank and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent, the Issuing Bank or any Lender for the use, forbearance, or detention of the money loaned to the Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance the Agent, the Issuing Bank or any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Agent, the Issuing Bank or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrowers to the Agent, the Issuing Bank or any Lender, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section 12.14 shall control every other provision of this Credit Agreement
     -------------
and all agreements among the Credit Parties, the Agent and the Lenders.

      12.15  Intercreditor Agreement.  Each Lender and the Issuing Bank, by
             -----------------------
executing this Credit Agreement or the Assignment and Assumption Agreement by which such Person became a Lender, and each Holder, by accepting the benefits of the Credit Documents, hereby directs the Agent, acting on behalf of the Agent, the Lenders, the Issuing Bank and the Holders, to agree to and acknowledge the terms of the Intercreditor Agreement.

      12.16  Entire Agreement; Successors and Assigns.  This Credit Agreement
             ----------------------------------------
and the Other Credit Documents constitute the entire agreement among the Credit Parties, the Agent, the Issuing Bank and the Lenders, supersedes any prior agreements among them, and shall bind and benefit the Credit Parties, the Agent, the Issuing Bank and the Lenders and their respective successors and permitted assigns. The successors of any Credit Party shall include, without limitation, a receiver, trustee and debtor-in-possession of or for such Credit Party.

     12.17  Schedules and Exhibits.  The schedules and exhibits attached to
            ----------------------
this Credit Agreement are incorporated herein and shall be considered a part of this Credit Agreement for the purposes stated herein.


                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.


BORROWERS:                        ACME ALABAMA, INC.,
- ---------                           an Alabama corporation

                                  By: /s/ DOUGLAS A. WAUGAMAN
                                      -----------------------
                                  Title: Secretary
                                         ---------


                                  ACME DIXIE INC.,
                                    a Delaware corporation

                                  By: /s/ DOUGLAS A. WAUGAMAN
                                      -----------------------
                                  Title: Secretary
                                         ---------


                                  ACME DUVAL INC.,
                                    a Delaware corporation

                                  By: /s/ DOUGLAS A. WAUGAMAN
                                      -----------------------
                                  Title: Secretary
                                         ---------


                                  ACME RENTS, INC.,
                                    a California corporation

                                  By: /s/ DOUGLAS A. WAUGAMAN
                                      -----------------------
                                  Title: Secretary
                                         ---------


                                  THE AIR & PUMP COMPANY,
                                    a Texas corporation

                                  By: /s/ DOUGLAS A. WAUGAMAN
                                      -----------------------
                                  Title: Secretary
                                         ---------


                                  WALKER JONES EQUIPMENT, INC.,
                                    a Mississippi corporation

                                  By: /s/ DOUGLAS A. WAUGAMAN
                                      -----------------------
                                  Title: Secretary
                                         ---------

PARENT GUARANTORS:                ACME ACQUISITION CORP.,
- -----------------                   a Delaware corporation

                                  By: /s/ DOUGLAS A. WAUGAMAN
                                      -----------------------
                                  Title: Secretary
                                         ---------


                                  ACME HOLDINGS INC.,
                                    a Delaware corporation

                                  By: /s/ DOUGLAS A. WAUGAMAN
                                      -----------------------
                                  Title: Secretary
                                         --------------------


AGENT:                            BT COMMERCIAL CORPORATION,
- -----                               as Agent


                                  By: /s/ PATTY CHAN
                                      -----------------------
                                      Vice President


ISSUING BANK:                     BANKERS TRUST COMPANY
- ------------


                                  By: /s/ PATTY CHAN
                                      -----------------------
                                      Vice President


LENDERS:                          BT COMMERCIAL CORPORATION
- -------

                                  By: /s/ PATTY CHAN
                                      -----------------------
                                      Vice President


                                  UNION BANK


                                  By: /s/ LINDA C. JAHNKE
                                      -----------------------
                                      Vice President


                                  SANWA BANK CALIFORNIA


                                  By: /s/ ROBERT G. MOORE
                                      -----------------------
                                      Vice President

                                    ANNEX I
                                    -------

                         LENDERS AND COMMITMENT AMOUNTS

Name and Address of Lender                  Commitment
- --------------------------                  ----------

Bankers Trust Commercial Corporation        $ 55,000,000.00

Domestic Lending Office:

   14 Wall Street, 3rd Floor
   New York, New York 10005
   Attention:  Bharathi Baliga
   Telecopy No:  212-618-2428

Eurodollar Lending Office:

   14 Wall Street, 3rd Floor
   New York, New York 10005
   Attention:  Bharathi Baliga
   Telecopy No:  212-618-2428


Union Bank                                  $ 10,000,000.00

Domestic Lending Office:

   Commercial Finance Division
   70 South Lake Avenue
   Suite 900
   Pasadena, California 91101
   Attention:  Paul A. Rand
   Telecopy No: 818-304-1845

Eurodollar Lending Office:

   Commercial Finance Division
   70 South Lake Avenue
   Suite 900
   Pasadena, California 91101
   Attention:  Paul A. Rand
   Telecopy No: 818-304-1845

Sanwa Bank California                       $  5,000,000.00

Domestic Lending Office:

   601 South Figueroa Street
   Los Angeles, California 90017
   Attention:  Robert G. Moore
   Telecopy No: 213-896-7090

Eurodollar Lending Office:

   601 South Figueroa Street
   Los Angeles, California 90017
   Attention:  Robert G. Moore
   Telecopy No: 213-896-7090



                  Total Commitments:        $70,000,000.00
                                           ===============